Exhibit 10.17

Execution Version

CONFIDENTIAL

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

COLLABORATION AGREEMENT

BETWEEN

GlaxoSmithKline Intellectual Property (No.3) Limited

AND

23andMe, Inc.

- i -

(continued)

- ii -

(continued)

- iii -

(continued)

- iv -

(continued)

		Page

Section 16.3	Effects of Expiration or Termination of the Discovery Term	103

Section 16.4	Effects of Termination of Collaboration Program During Early Research Phase or Joint Development Program or Product-Specific Term under Section 15.3 for Cause	105

Section 16.5	Effects of Termination of Unilateral Program	106

Section 16.6	Effects of Unilateral Termination of Sole Development Program	106

Section 16.7	Impact of Program Termination on Other Aspects of this Agreement	106

Section 16.8	Termination for Material Adverse Effect. I	107

Section 16.9	Survival	107

Section 16.10	Termination Not Sole Remedy	108

Article 17 Confidentiality		108

Section 17.1	Confidentiality	108

Section 17.2	Authorized Disclosure	108

Section 17.3	Injunctive Relief	109

Section 17.4	Return of Confidential Information	110

Section 17.5	Press Releases and Other Public Statements	110

Article 18 Representations and Warranties		111

Section 18.1	Mutual Representations and Warranties of Each Party	111

Section 18.2	23andMe’s Representations and Warranties to GSK	111

Section 18.3	GSK’s Representations and Warranties to 23andMe	113

Section 18.4	Disclaimer of Warranty	115

Article 19 Indemnification		115

Section 19.1	Indemnification	115

Section 19.2	Certain Liabilities	116

Section 19.3	Insurance	116

Section 19.4	Limitation of Consequential Damages	117

Article 20 Anti-Bribery and Anti-Corruption		117

Article 21 Miscellaneous		118

Section 21.1	Committee Deadlock and Dispute Resolution	118

Section 21.2	Special Procedures for Plan Disputes	119

Section 21.3	Special Procedures for Notice of Termination for Material Adverse Effect	122

- v -

(continued)

- vi -

COLLABORATION AGREEMENT

This Collaboration Agreement (“Agreement”) is made and entered into as of July 24, 2018 (“Execution Date”) and is effective as of the Effective Date (as defined below), by and between GlaxoSmithKline Intellectual Property (No.3) Limited, a company registered in England and Wales (registered number 11480952) with a registered office at 980 Great West Road, Brentford, Middlesex TW8 9GS, United Kingdom (“GSK”), and 23andMe, Inc., a company formed under the laws of Delaware whose principal place of business is at 899 West Evelyn Ave., Mountain View, CA 94041 (“23andMe”). GSK and 23andMe are sometimes referred to herein, individually, as a “Party” and, collectively, as the “Parties.”

BACKGROUND

A. 23andMe and its Affiliates have developed proprietary genetic databases and data mining technologies that can be used for Target identification and patient recruitment for clinical studies, as well as other capabilities for the discovery and development of biopharmaceutical therapeutics; and

B. GSK has certain capabilities pertaining to Target validation, drug discovery and development, regulatory matters, manufacturing, and commercialization of biopharmaceutical and pharmaceutical products; and

C. GSK and 23andMe wish to collaborate to identify Targets and to develop and commercialize Compounds and Products for human use, all on the terms and conditions set forth herein; and

D. Glaxo Group Limited, a company registered in England and Wales (registered number 08283222) (“GSK Affiliate”), initially entered into the Collaboration Agreement, dated July 23, 2018 (the “Prior Agreement”); and

E. The Parties and GSK Affiliate desire to execute this Agreement in order to (a) novate the Prior Agreement from GSK Affiliate to GSK and establish a direct contractual relationship between GSK and 23andMe with respect to the subject matter of this Agreement and (b) release GSK Affiliate from any and all obligations and liabilities with respect to the Prior Agreement (other than such obligations and liabilities arising prior to the Execution Date of this Agreement under the Guarantee attached to the Prior Agreement); and

F. Under Section 21.13 of the Prior Agreement, the parties to the Prior Agreement may alter, amend, change or add to the Prior Agreement in a written instrument signed by the respective authorized officers of the parties thereto.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

AGREEMENT

Section A

Novation

1.	GSK Affiliate hereby novates all of its right, title, interest, obligations and liabilities under the Prior Agreement in favor of GSK.

2.

GSK hereby accepts the novation of such right, title, interest, obligations and liabilities of GSK Affiliate under the Prior Agreement on the terms and subject to the conditions set forth herein, and from and after the Execution Date, GSK shall perform this Agreement and be bound by its terms in every way.

3.

23andMe hereby accepts GSK as the counterparty under this Agreement in full substitution for GSK Affiliate, and from and after the Execution Date, 23andMe shall perform this Agreement and be bound by its terms in every way.

4.

23andMe hereby releases GSK Affiliate from any and all obligations and liabilities under the Prior Agreement on or after the Execution Date as defined therein and prior to the Execution Date hereof (other than such obligations and liabilities arising prior to the Execution Date of this Agreement under the Guarantee attached to the Prior Agreement).

Article 1

Definitions

Capitalized terms used in this Agreement, whether used in the singular or plural, shall have the meanings set forth below, unless otherwise specifically indicated herein. Unless otherwise specifically indicated, all references in this Agreement to “Articles” and “Sections” are references to articles and sections in this Agreement.

Section 1.1 “23andMe Background IP” means 23andMe Background Know-How, 23andMe Background Patents and 23andMe Background Other Intellectual Property.

Section 1.2 “23andMe Background Know-How” means Know-How that is (a) Controlled by 23andMe or its Affiliates as of or at any time after the Execution Date until the end of the Term and (b) provided by 23andMe for use or otherwise used in the Collaboration, but excluding any Collaboration Program Know-How and any Discovery Plan Know-How.

Section 1.3 “23andMe Background Other Intellectual Property” means any Intellectual Property Rights other than Patents, trademarks and service marks that (a) are Controlled by 23andMe or its Affiliates as of or at any time after the Execution Date until the end of the Term and (b) would in the absence of a license granted by 23andMe or its Affiliates be infringed or otherwise violated by performing any activity or using any materials or information provided by 23andMe to GSK for use, or which are otherwise used, in the conduct of the Collaboration, but excluding any Collaboration Program Other Intellectual Property and any Discovery Plan Other Intellectual Property.

Section 1.4 “23andMe Background Patent” means any Patent that is (a) Controlled by 23andMe or its Affiliates as of or at any time after the Execution Date until the end of the Term and (b) necessary or, if specifically agreed in writing by the Parties, useful for the conduct of the Collaboration, but excluding (i) Collaboration Program Patents, (ii) any Discovery Plan Patents, and (iii) the 23andMe Consumer Product Patents.

Section 1.5 “23andMe Customer” means an individual consumer who purchases or otherwise receives one or more of 23andMe’s consumer-facing products.

Section 1.6 “23andMe Consumer Product Patent” means any Patent that is Controlled by 23andMe or its Affiliates (other than any Discovery Plan Patents or Collaboration Program Patents) at any time that (a) Covers (i) any method, product, or kit used to collect samples from 23andMe Customers, or (ii) any algorithm, user interface, graphical display, system, or computer readable medium that provides data, results, or other information through a website or a mobile application to 23andMe Customers and that (b) does not Cover (i) any of 23andMe Databases, 23andMe Data Mining Technologies, or (ii) any algorithms, user interfaces, graphical displays, systems, or computer readable media that are necessary or useful for the Target Discovery Activities or Validation Activities. 23andMe Consumer Product Patents existing as of the Effective Date are set forth on Schedule 1.6.

Section 1.7 “23andMe Databases” means the proprietary databases Controlled by 23andMe as of or at any time after the Execution Date until the end of the Term that are composed of: (a) genetic sequence, genotype or phenotype data collected from 23andMe Customers, (b) searchable data sets and calculated values derived from such data described in clause (a) and other publicly available data processed with 23andMe’s Data Mining Technologies, and (c) experimental data collected or generated by or on behalf of or in collaboration with 23andMe (including any extensions to model organisms and non-human primates), in each case ((a) through (c)) as may be updated and augmented from time to time. For clarity, GSK has and may in the future have its own databases composed of data collected independently from various sources and such databases do not constitute 23andMe Databases.

Section 1.8 “23andMe Data Mining Technologies” means (a) 23andMe’s proprietary algorithms and other proprietary tools and (b) any software Controlled by 23andMe or its Affiliates in which any or all of such algorithms or tools are embedded, and any updates or improvements of any of the foregoing existing as of or at any time after the Execution Date until the end of the Term, but excluding the Data Analytics Technology. By way of example, 23andMe Data Mining Technologies include certain proprietary visualization and statistical methods, string and text matching, machine learning and artificial intelligence approaches for the analysis of DNA, RNA, proteins, antibodies, epigenetic markers and immune regulatory processes.

Section 1.9 “23andMe Indemnitees” has the meaning set forth in Section 19.1(b).

Section 1.10 “23andMe Pre-Existing Programs” means the Target research programs of 23andMe existing as of the Execution Date. The term “23andMe Pre-Existing Programs” will be understood to refer both to the research programs and to the Targets, Hits, and compounds (including all leads and any back-ups) that are part of that program. All 23andMe Pre-Existing Programs shall be categorized as of the date that the applicable Data Package is delivered to GSK, as follows:

(a) “LSR Program” means that as of such date such 23andMe Pre-Existing Program has a [***] or [***] designated in accordance with 23andMe’s standard procedures for [***] and such program has demonstrated activity of the [***] in [***] or [***];

(b) “ESR Program” means that as of such date such 23andMe Pre-Existing Program does not qualify as an LSR Program but has at least one Hit; and

(c) “Pre-ESR Program” means that as of such date such 23andMe Pre-Existing Program has an identified Target but does not qualify as an LSR Program or ESR Program.

Section 1.11 “23andMe Specified Internal Policies” means the Internal Policies of 23andMe set forth in Schedule 1.11 herein, and such Internal Policies as are provided by 23andMe to GSK during the Term and agreed at the JSC as applicable to activities under this Agreement.

Section 1.12 “Accelerated Option Review Programs” has the meaning set forth in Section 5.1(c).

Section 1.13 “Accounting Standards” means (a) with respect to 23andMe, GAAP, and (b) with respect to GSK, IFRS.

Section 1.14 “Adjusted Percentage” means, with respect to a given Joint Product and the Non-Lead Party, the higher of (a) [***], and (b) [***]. The Adjusted Percentage for the Lead Party will be [***], subject to any exercise of the [***] by the Lead Party as provided in Section 5.5. Once the Adjusted Percentages have been established for a given Joint Product, then such Adjusted Percentages shall not be changed with respect to such Joint Product (subject to Section 5.5), even if there are additional Joint Developments Costs to be shared for additional Development activities (e.g., additional Joint Development Costs for additional indications for such Joint Product).

Section 1.15 “Adverse Event” or “AE” means any untoward medical occurrence in a patient or subject who is administered a Product, whether or not considered related to the Product, including any undesirable sign (including abnormal laboratory findings of clinical concern), symptom or disease temporally associated with the use of such Product.

Section 1.16 “Affiliate” means, with respect to a given Party or Third Party, any corporation, firm, limited liability company, partnership or other entity which directly or indirectly controls, or is controlled by, or is under common control with such Party or such Third Party, respectively. For the purposes of this Section 1.16, “control” means ownership, directly or indirectly through one or more Affiliates, of fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or fifty percent (50%) or more of the equity interests in the case of any other type of legal entity, or status as a general partner in the case of any partnership, or any other arrangement whereby a corporation or other entity controls or has the right to control the Board of Directors or equivalent governing body or management of another corporation or other entity.

Section 1.17 “Agreement” has the meaning set forth in the preamble and includes any Plan proposed and adopted from time to time as set forth herein.

Section 1.18 “Alliance Manager” has the meaning set forth in Section 3.10.

Section 1.19 “Allowable Expenses” has the meaning set forth in the Financial Appendix.

Section 1.20 “Ancillary Agreement” means any agreement mutually agreed by the Parties in writing after the Execution Date which serves to supplement the terms and conditions set forth in this Agreement.

Section 1.21 “Annual Development Budget” means the budget for conducting Development pursuant to a Joint Development Plan for a given Joint Product (and any other Joint Products that are part of the same Joint Development Program) during a given Calendar Year, as developed by the JDC and approved by the JSC in accordance with Section 3.1(b), which budget shall be updated and amended concurrently with the Joint Development Plan in accordance with Section 5.4(c).

Section 1.22 “Applicable Internal Policies” means those Internal Policies of either Party applicable to a Party by virtue of application of Section 3.11.

Section 1.23 “Assumption Notice” has the meaning set forth in Section 5.6(b)(i).

Section 1.24 “Background IP” means (a) in the case of GSK, the GSK Background IP and (b) in the case of 23andMe, the 23andMe Background IP.

Section 1.25 “Bankruptcy Code” has the meaning set forth in Section 11.11.

Section 1.26 “Biologic” means any composition of matter comprising proteins, nucleic acids, carbohydrates, or any combination of these substances, including antibodies (derivatives or fragments thereof), other binding proteins, peptide molecules, RNA molecules, DNA molecules, viruses, gene therapy vectors, genetically engineered cells, and chemically modified cells.

Section 1.27 “Biosimilar” means, with respect to a particular Product, any product containing a Biologic sold in a country by a Third Party that receives Regulatory Approval in such country on the basis that (a) such Biologic product is highly similar to the Product notwithstanding minor differences in clinically inactive components; and (b) there are no clinically meaningful differences between such Biologic product and the Product in terms of safety, purity, and potency.

Section 1.28 “BLA” means a Biologics License Application (as defined in 21 C.F.R. 600 et. seq.) or an equivalent application for marketing authorization with respect to a Product in any jurisdiction in the world.

Section 1.29 “BPCIA” has the meaning set forth in Section 14.4(a).

Section 1.30 “Business Day” means a day, other than Saturday or Sunday, on which banking institutions in both New York, New York and London, England are open for business.

Section 1.31 “Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

Section 1.32 “Calendar Year” means each successive period of twelve (12) months commencing on January 1 and ending on December 31.

Section 1.33 “Carried Net Losses” has the meaning set forth in Section 10.6(b).

Section 1.34 “Change of Control” means, with respect to either Party, an event or transaction or series of events or transactions by which: (a) any Third Party (or group of Third Parties acting in concert) becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the outstanding securities of such Party or the total voting power of such securities normally entitled to vote in elections of directors; (b)(i) such Party reorganizes, consolidates or comes under common control with, or merges into another entity, or (ii) any entity reorganizes, consolidates or comes under common control with, or merges into such Party, in either event of the foregoing ((i) or (ii)) where more than fifty percent (50%) of the total voting power of the securities outstanding of the surviving entity normally entitled to vote in elections of directors is not held by the parties holding at least fifty percent (50%) of the outstanding shares of such Party immediately preceding such consolidation or merger; (c) such Party conveys, transfers or leases to a Third Party (i) all or substantially all of its assets or the control thereof, or (ii) all or substantially all of its assets or business relating to this Agreement or the control thereof; or (d) any other arrangement whereby a Third Party (or group of Third Parties acting in concert) obtains control or the right to control the board of directors or equivalent governing body that has the ability to cause the direction of the management, policies or affairs of such Party.

Section 1.35 “Clinical POC” means, with respect to a given Collaboration Program, the point at which the first Compound in such Collaboration Program reaches GSK’s standard portfolio management milestone referred to as [***] at which point pre-clinical and initial Clinical Studies have generated proof of concept that a [***] has sufficient efficacy, safety and development potential to commit resources to the conduct of further Clinical Studies of such [***] required to submit the NDA or BLA or other Regulatory Filing, as applicable, and for Commercialization activities, in each case as determined by GSK’s applicable internal committee in its sole discretion following its normal practice as applied to GSK Independent Programs and as documented in the committee’s minutes of the meeting at which such determination is made.

Section 1.36 “Clinical Study” means any human clinical study, including any Phase I Clinical Study, Phase Ib/II Clinical Study, Phase II Clinical Study, Phase II/III Clinical Study, Phase III Clinical Study, or Pivotal Clinical Study, but excluding any Phase IV Clinical Study.

Section 1.37 “Co-Chair” has the meaning set forth in Section 3.6(a).

Section 1.38 “Collaboration” means the activities conducted hereunder other than activities with respect to Unilateral Programs, Out-Licensed Programs, or Rejected Targets after the applicable Target has been designated as such.

Section 1.39 “Collaboration Program” means a discovery and development program with respect to a particular Identified Target for which the Parties have agreed to share equally all costs during at least the Early Research Phase. The Collaboration Program includes the Early Research Phase and may proceed thereafter as a Joint Development Program or a Sole Development Program.

Section 1.40 “Collaboration Program IP” means, with respect to a Collaboration Target and Collaboration Program (and any associated Compounds or Products), any Collaboration Program Know-How, Collaboration Program Patents or Collaboration Program Other Intellectual Property.

Section 1.41 “Collaboration Program Know-How” means, with respect to a Collaboration Target and Collaboration Program, and any associated Compounds or Products, any Know-How first invented, discovered, created or developed solely in the course of performing activities under such Collaboration Program, whether solely or jointly by or on behalf of a Party, as determined in accordance with Section 14.2(a), that (a) if patented would Cover such Collaboration Target, such Collaboration Program or any such Compound or Product, (b) is necessary or useful for the research, development, making, use, sale, importation, export or other exploitation of any such Compound or Product, or (c) includes any Data Analytics Technology.

Section 1.42 “Collaboration Program Other Intellectual Property” means, with respect to a Collaboration Target and Collaboration Program, and any associated Compounds or Products, any Intellectual Property Rights within the Collaboration Program Know-How or otherwise first invented, discovered, created or developed solely in the course of performing activities under such Collaboration Program, whether solely or jointly by or on behalf of a Party, as determined in accordance with Section 14.2(a), that are other than Patents, trademarks and service marks.

Section 1.43 “Collaboration Program Patent(s)” means, with respect to a Collaboration Target and Collaboration Program, and any associated Compounds or Products, any Patent claiming any Collaboration Program Know-How. With respect to the GSK Contributed Program and any Optioned Pre-Existing Programs, Collaboration Program Patents are deemed to include any Patent(s) Controlled by GSK or 23andMe, respectively, if such Patent(s) include a Valid Claim Covering the composition of matter of any Compound that is the subject of such program.

Section 1.44 “Collaboration Program Term” has the meaning set forth in Section 15.1(b)(ii).

Section 1.45 “Collaboration Target” means an Identified Target that is selected by the Parties, through the JSC, to be the subject of a Collaboration Program.

Section 1.46 “Combination Product” means a product that contains a Product (or Unilateral Product) component and at least one other active component, and is sold and invoiced as one (1) product (with an aggregate price).

Section 1.47 “Commencement” means, with respect to a Clinical Study, the engagement of the first study site for such Clinical Study.

Section 1.48 “Commercialization Exit Option” has the meaning set forth in Section 8.4(b).

Section 1.49 “Commercialization” means any and all processes and activities conducted to market and sell the Products, including offering for sale, detailing, selling, marketing (including education and advertising activities), promoting, storing, transporting, distributing, importing and exporting the Products, conducting post-approval development activities, including any Phase IV Clinical Study and post-marketing approval studies, and activities with respect to reimbursement and patient access, but shall exclude Development and Manufacturing. “Commercialize” and “Commercializing” shall have their correlative meanings.

Section 1.50 “Commercially Reasonable Efforts” means with respect to either Party, such efforts that are consistent with the efforts and resources normally used by that Party in the exercise of its reasonable business discretion relating to a target, research program, or pharmaceutical product owned by it or to which it has exclusive rights, with similar product characteristics as the Collaboration Target, Collaboration Program, Compound or Product (as applicable), which is of similar market potential at a similar stage in its development or product life as the Collaboration Target, Collaboration Program, Compound or Product (as applicable), taking into account issues of patent coverage, safety and efficacy, product profile, the competitiveness of the marketplace, the proprietary position, the regulatory structure involved, profitability (including pricing and reimbursement status achieved or projected to be achieved), and other relevant factors, including technical, legal, scientific or medical factors. For purposes of clarity, Commercially Reasonable Efforts will be determined on a market-by-market and indication-by-indication basis for a particular Product, and it is anticipated that the level of effort may be different for different markets and may change over time, reflecting changes in the status of the Product and the market(s) involved.

Section 1.51 “Commercial Joint Venture” means a joint venture arrangement established for the Commercialization of a Joint Product in the Shared Territory.

Section 1.52 “Committee” means, individually, the JSC, JRC, JDC, the Data Access Subcommittee, the Finance Subcommittee or any other Subcommittee established as set forth in Section 3.5.

Section 1.53 “Committee Deadlock” has the meaning set forth in Section 3.6(c).

Section 1.54 “Companion Diagnostic” means a product designed for use in a diagnostic biomarker assay tailored or optimized for use with a Product, for predicting or monitoring the suitability of such Product for prophylactic or therapeutic use in human patients or defined subpopulations thereof. A Companion Diagnostic shall be intended for use (a) as a means to select or monitor the patient population for the conduct of Clinical Studies of such Product, (b) to predict predisposition to treatment in clinical use with such Product, or (c) to predict or monitor potential safety considerations in clinical use with such Product. Use of a Companion Diagnostic to guide use of the Product will be contingent on appropriate Regulatory Approvals for such uses as deemed necessary by the FDA or other similar Regulatory Authority with appropriate jurisdiction.

Section 1.55 “Completion” means, with respect to a particular Clinical Study, the delivery by the Party conducting the Clinical Study to the other Party of the final clinical study report for such Clinical Study.

Section 1.56 “Compound” means [***].

Section 1.57 “Confidential Information” means, with respect to a Party (the “Receiving Party”), (a) all information which is disclosed by or on behalf of the other Party (the “Disclosing Party”) to the Receiving Party hereunder or to any of its employees, consultants, Affiliates, licensees, or Sublicensees, except to the extent that the Receiving Party can demonstrate by written record or other suitable physical evidence that such information: (i) as of the date of disclosure is known to the Receiving Party or its Affiliates other than by virtue of a prior confidential disclosure to such Party or its Affiliates; (ii) as of the date of disclosure is in, or subsequently enters, the public domain, through no fault or omission of the Receiving Party or its Affiliates; (iii) is obtained, from a Third Party having a lawful right to make such disclosure free from any obligation of confidentiality to the Disclosing Party; or (iv) is independently developed by or for the Receiving Party or its Affiliates without reference to or reliance upon any Confidential Information of the Disclosing Party; and (b) the terms and conditions of this Agreement, to the extent not disclosed in a public filing (or press release or other publication permitted under of this Agreement). All information embodied or contained in Know-How of a Disclosing Party disclosed at any time during the Term shall, subject to the provisions of subsection (a) above, constitute Confidential Information of the Disclosing Party. Any information embodied or contained in the Joint Technology shall constitute the Confidential Information of both Parties and any Data generated by or on behalf of the Non-Lead Party for a given Compound or Product shall constitute the Confidential Information of both Parties.

Section 1.58 “Contract Year” means (a) the period beginning on the Effective Date and ending on the first anniversary of the Effective Date (the “first Contract Year”), (b) the period beginning on the first anniversary of the Effective Date and ending on the second anniversary of the Effective Date (the “second Contract Year”), (c) the period beginning on the second anniversary of the Effective Date and ending on the third anniversary of the Effective Date (the “third Contract Year”), or (d) the period beginning on the third anniversary of the Effective Date and ending on the fourth anniversary of the Effective Date (the “fourth Contract Year”).

Section 1.59 “Control” (including variations such as “Controlled,” “Controlling” and the like) means the possession (whether by ownership or license) of the ability to grant a license or sublicense or other right to exploit, as provided herein, without violating the terms of any agreement or other arrangement with any Third Party. For clarity, when used with respect to a particular Party, the phrase “Controlled by such Party” or similar language, means “Controlled by such Party or its Affiliates.” Notwithstanding the foregoing, any Know-How or Patent or other Intellectual Property Right Controlled by a Party or its Affiliates shall not include any Know-How, Patent or other Intellectual Property Right owned or controlled by an Affiliate prior to such entity becoming an Affiliate, unless the Parties expressly agree in writing that such Intellectual Property Rights of such Affiliate should be included within the Collaboration.

Section 1.60 “Controlling Party” has the meaning set forth in Section 14.4(b).

Section 1.61 “Cooperating Party” has the meaning set forth in Section 14.4(c)(i).

Section 1.62 “Cost of Goods” has the meaning set forth in the Financial Appendix.

Section 1.63 “Cover,” “Covering” or “Covered” means, with respect to a given compound or product or with respect to technology, that, in the absence of a license granted under a Valid Claim, the making, use, offering for sale, sale, or importation of such compound or product or the practice of such technology would infringe such Valid Claim.

Section 1.64 “CRO” has the meaning set forth in Section 6.5.

Section 1.65 “CTR Feasibility Study” means a [***]:

(a) [***];

(b) [***];

(c) [***]; and

(d) [***].

Section 1.66 “CTR Services” means 23andMe’s clinical trial recruitment services, including (a) [***], (b) [***], and (c) [***].

Section 1.67 “Data” means preclinical data (including computational validation, genetic data (including genotype, phenotype and genetic sequencing data), in vitro and in vivo data), clinical data (including broad data sets, study and investigator reports, both preliminary and final, statistical analyses, expert opinions and reports, safety and other electronic databases), and regulatory, Manufacturing, marketing, pricing, biological, chemical, pharmacological, toxicological, pharmaceutical, physical, analytical, safety and quality control data, information and documentation, whether in written or electronic form.

Section 1.68 “Data Access Plan” means the principles for access by GSK to data and information generated as a result of the use of the 23andMe Databases and 23andMe Data Mining Technologies in connection with the Target Discovery Plan and other activities under this Agreement, as set forth on Schedule 1.68.

Section 1.69 “Data Access Subcommittee” has the meaning set forth in Section 3.4(a).

Section 1.70 “Data Analytics Technology” means any proprietary algorithms, software or methods for (a) analyzing or visualizing genetic sequence data. genotype information or phenotype information, or (b) analyzing DNA, RNA, proteins, antibodies, epigenetic markers and immune regulatory processes, and (c) any updates or improvements thereto, in each case (a) through (c), invented, discovered, created or developed in the course of performing activities under the Target Discovery Plan, any Early Collaboration Program Plan, or any Joint Development Plan (while the applicable Collaboration Program is a Joint Development Program), whether solely or jointly by or on behalf of a Party, as determined in accordance with Section 14.2(a), and including all Intellectual Property Rights in such algorithms, software or methods. By way of example, Data Analytics Technology may include visualization and statistical methods, string and text matching, machine learning and artificial intelligence approaches and techniques.

Section 1.71 “Data Exclusivity” means, on a country-by-country basis, with respect to a Product, any exclusive marketing rights or data exclusivity rights conferred by any Regulatory Authority with respect to such Product other than a Patent right, including in the European Union, Regulation (EC) No 726/2004 and Directive 2001/83/EC (as amended).

Section 1.72 “Data Package” has the meaning set forth in Section 5.1(c)(iii).

Section 1.73 “Data Package Audit Right” has the meaning set forth in Section 5.1(c)(iii).

Section 1.74 “Defending Party” means any Party participating in the defense of a Third Party Infringement Claim.

Section 1.75 “Designated Data Recipient” has the meaning set forth in Section 4.2(c).

Section 1.76 “Development” means any and all development activities conducted to develop or seek, obtain or maintain Regulatory Approvals for the Products, which include Non-Clinical GLP Studies, Clinical Studies, quality of life assessments, pharmacoeconomics, regulatory affairs, manufacturing process development, formulation development and all activities performed in support of the CMC (chemistry, manufacturing and controls, or equivalent) section of an IND, NDA or BLA and other Regulatory Filing, and such other activities related to the Joint Products as are set forth in the applicable Joint Development Plan approved by the JSC. “Develop” and “Developing” shall have their correlative meanings. For clarity, activities conducted under the Target Discovery Phase and the Early Research Phase do not constitute “Development”.

Section 1.77 “Development Candidate” means a lead Compound (together with any associated backup Compound(s)) designated by the JSC during the Early Research Phase as having the potential to affect a Collaboration Target, and that is selected by the JSC for continued Development by advancing such lead Compound into Non-Clinical GLP Studies.

Section 1.78 “Development Exit Option” has the meaning set forth in Section 21.2(d)(ii).

Section 1.79 “Development FTE Costs” has the meaning set forth in the Financial Appendix.

Section 1.80 “Development FTE Rate” has the meaning set forth in the Financial Appendix.

Section 1.81 “Development Option” has the meaning set forth in Section 5.3(e).

Section 1.82 “Disclosing Party” has the meaning set forth in Section 1.57.

Section 1.83 “Discovery Plan IP” means any Discovery Plan Know-How, Discovery Plan Patents or Discovery Plan Other Intellectual Property.

Section 1.84 “Discovery Plan Know-How” means any Know-How first invented, discovered, created or developed solely in the course of performing activities under the Target Discovery Plan (and not under a particular Collaboration Program), whether solely or jointly by or on behalf of a Party, as determined in accordance with Section 14.2(a), including any Data Analytics Technology. For clarity, Discovery Plan Know-How does not include any Collaboration Program Know-How.

Section 1.85 “Discovery Plan Other Intellectual Property” means any Intellectual Property Rights in the Discovery Plan Know-How or otherwise first invented, discovered, created or developed solely in the course of performing activities under the Target Discovery Plan, whether solely or jointly by or on behalf of a Party, as determined in accordance with Section 14.2(a), that are other than Patents, trademarks and service marks.

Section 1.86 “Discovery Plan Patents” any Patent claiming any Discovery Plan Know-How.

Section 1.87 “Discovery Term” means the period beginning on the Effective Date and ending on the fourth anniversary thereof, unless extended in accordance with Section 10.2.

Section 1.88 “Discovery Term Extension” has the meaning set forth in Section 10.2.

Section 1.89 “Discretionary Programs” means, collectively and with respect to a given Party, such Party’s Unilateral Programs and all Sole Development Programs being pursued by such Party.

Section 1.90 “Dispute” has the meaning set forth in Section 21.1(a).

Section 1.91 “Distinct Product” means, with respect to a first Product, a second (or subsequent) Product (a) that is directed to the same Target as the first Product, (b) that contains a different therapeutically active chemical entity or composition of matter from the first Product (e.g., for a small molecule, is a different “new chemical entity” which is not a salt form or stereoisomer variant of a Compound contained in the first Product, and for an antibody, is based on a different polypeptide sequence), and (c) that is or is intended to be the subject of an application for Regulatory Approval (which may include a label expansion) for a different indication from the first Product.

Section 1.92 “Drug Approval Application” means a New Drug Application as defined in the FFDCA or any corresponding application in the applicable country or jurisdiction outside of the United States, including, with respect to the European Union, an application for Regulatory Approval filed with the EMA pursuant to the centralized approval procedure, or with the applicable national Regulatory Authority of a country in the European Economic Area with respect to the mutual recognition procedure, decentralized procedure or any other national approval.

Section 1.93 “Early Collaboration Program Plan” has the meaning set forth in Section 5.3(a).

Section 1.94 “Early Exit Sole Development Program” means a Sole Development Program as to which (a) the Non-Lead Party had exercised its Development Option in accordance with Section 5.3(e)(i), and (b) one Party (but not both) subsequently exercised an Opt-Out Option or a Development Exit Option, in each case, prior to the Second Key Development Milestone.

Section 1.95 “Early Research Phase” means, with respect to a given Identified Target which is a Collaboration Target, early discovery Research toward the objective of validating such Collaboration Target, and identifying one or more Development Candidates directed to such Collaboration Target, beginning at the point the JSC designates such Identified Target as a Collaboration Target and ending upon the designation by the JSC of one or more Compound(s) as a Development Candidate(s) for such Collaboration Target. For clarity, the Early Research Phase shall not include the conduct of any Non-Clinical GLP Studies or any Development activities conducted in parallel with or after Non-Clinical GLP Studies.

Section 1.96 “Effective Date” means the date of the closing of the sale and purchase of the Series-F1 Shares, as set forth in the Series F-1 Documents.

Section 1.97 “Elected Percentage” has the meaning set forth in Section 5.5(c).

Section 1.98 “EMA” means the European Medicines Agency, or any successor entity thereto performing similar functions.

Section 1.99 “Excess Budget Amount” has the meaning set forth in Section 21.2(d)(ii).

Section 1.100 “FDA” means the U.S. Food and Drug Administration, or any successor entity thereto performing similar functions.

Section 1.101 “Field” means any use or purpose, including the cure, treatment, palliation, or prevention and diagnosis (including Companion Diagnostics) of any human or animal disease, disorder or condition.

Section 1.102 “Final Reconciliation Date” has the meaning set forth in Section 10.23.

Section 1.103 “Finance Subcommittee” has the meaning set forth in Section 3.4(b).

Section 1.104 “Financial Appendix” means Appendix A attached hereto, as the same may be amended from time to time by the written agreement of the Parties.

Section 1.105 “Financing Partner” has the meaning set forth in Section 5.6(c).

Section 1.106 “First Commercial Sale” means, with respect to a given product in a country, the first commercial sale in an arms-length transaction of such product by or on behalf of a Party, its Affiliate or its licensee or Sublicensee in such country following receipt of applicable Regulatory Approval of such product in such country; provided, however, that First Commercial Sale shall not include any transfer of a product (a) between or among a Party and its Affiliates or its licensees or Sublicensees or (b) for purposes of patient assistance programs, treatment IND sales, named patient sales, compassionate use sales or the like, provided, in case of (b), such product is sold at a price no greater than the selling Party’s fully burdened cost of manufacture, distribution and selling.

Section 1.107 “First Key Development Milestone” has the meaning set forth in Section 5.5(a)(i).

Section 1.108 “First Regulatory Approval” means with respect to a Joint Product, on an indication-by-indication basis, the date on which the Lead Party has obtained all Regulatory Approvals in the United States and the European Union for such Product for such indication.

Section 1.109 “First Year” has the meaning set forth in Section 5.4(d)(iii).

Section 1.110 “Force Majeure” means any event beyond the reasonable control of the affected Party including: embargoes; war or acts of war, including terrorism; insurrections, riots, or civil unrest; strikes, lockouts or other labor disturbances; epidemics, fire, floods, earthquakes or other acts of nature; unavailability of drug or API, receipt of warning letters, or loss, infection or failure of cell banks; or acts, omissions or delays in acting by any governmental authority (including the refusal of any Regulatory Authority to issue required Regulatory Approvals due to reasons other than the affected Party’s negligence or willful misconduct or any other cause within the reasonable control of the affected Party), and failure of plant or machinery (provided that such failure could not have been prevented by the exercise of skill, diligence, and prudence that would be reasonably and ordinarily expected from a skilled and experienced person engaged in the same type of undertaking under the same or similar circumstances).

Section 1.111 “FTE” or “Full Time Equivalent” means the number of hours worked by one (1) duly qualified employee of a Party working full time for one Calendar Year carrying out Research and Development activities under this Agreement. Overtime (e.g. time-and-a-half or double-time), work on weekends, holidays and the like would not be counted with any multiplier toward the number of hours that are used to calculate the FTE contribution. FTEs billable by a Party for one individual during a given accounting period will be expressed as the fraction of that individual’s time which has been coded to the collaboration activities for that period as captured in the Party’s effort tracking system for such accounting period. For example, assuming a 2080 hour work year, and a Research FTE:

•

If effort is tracked on an hourly basis, a quarterly report would multiply the number of hours worked in the quarter by an hourly FTE rate of [***] ([***]/2080 hours). For an employee working 30 research hours on a collaboration project in a quarter, the calculation would be 30 hours * [***]=[***].

•

If effort is tracked on a monthly basis, a quarterly report would multiply the number of person months worked in the quarter by a quarterly FTE rate of [***] ([***]/12 months). For an employee working [***] research person months on a collaboration project in a quarter, the calculation would be [***] person months * [***]=[***].

The aggregate number of billable FTEs for a given period are the FTEs which have been captured for that period in either Party’s effort tracking system (“Project Direct FTEs”). For clarity, the calculation of FTE shall exclude: [***].

Section 1.112 “Funding Deficit” has the meaning set forth in Section 5.5(g)(iv).

Section 1.113 “GAAP” means United States generally accepted accounting principles applied on a consistent basis.

Section 1.114 “GBP” or “Great British Pound” means the official currency of the United Kingdom.

Section 1.115 “GCP” means all applicable Good Clinical Practice standards for the design, conduct, performance, monitoring, auditing, recording, analyses and reporting of clinical trials, including, as applicable, (a) FDA regulations and guidelines for good clinical practice, as promulgated by the FDA under 21 CFR Parts 50, 54, 56, 312 and 812, (b) as set forth in European Commission Directive 2001/20/EC relating to the implementation of good clinical practice in the conduct of clinical trials on medicinal products for human use, and brought into law by European Commission Directive 2005/28/EC laying down the principles and detailed guidelines for good clinical practice for investigational medicinal products, (c) the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use (“ICH”) Harmonised Tripartite Guideline for Good Clinical Practice (CPMP/ICH/135/95) and any other guidelines for good clinical practice for trials on medicinal products in the EU, (d) the Declaration of Helsinki (2008), and (e) any further amendments or clarifications with respect to any of the foregoing and any equivalents thereto in the country in which pre-clinical or clinical studies of a Product are conducted.

Section 1.116 “General Principles” means the General Principles set forth in Section 1 of the Financial Appendix.

Section 1.117 “Generic Competition Percentage” means, with respect to any Product in a given country in the Territory, the percentage calculated by dividing [***] by the sum of: (a) [***], and (b) [***]; where, in each case, the [***] sold shall be based on the average of the monthly [***] (or [***]) for the applicable Calendar Quarter or, if the data for such Calendar Quarter is not available, calculated based on the most recent Calendar Quarter for which such data source is available. In the latter case, the [***] due retroactively to reflect the applicable Calendar Quarter once such percentage is available.

Section 1.118 “Generic Version” or “Generic Product” means, with respect to a Product, any pharmaceutical or biological product that (a) is distributed by a Third Party under a Drug Approval Application approved by a Regulatory Authority in reliance, in whole or in part, on the prior approval (or on safety or efficacy data submitted in support of the prior approval) of such Product, including any product authorized for sale (i) in the U.S. pursuant to Section 505(b)(2) or Section 505(j) of the Act (21 U.S.C. 355(b)(2) and 21 U.S.C. 355(j), respectively), (ii) in the EU pursuant to a provision of Articles 10, 10a or 10b of Parliament and Council Directive 2001/83/EC as amended (including an application under Article 6.1 of Parliament and Council Regulation (EC) No 726/2004 that relies for its content on any such provision) or (iii) in any other country or jurisdiction pursuant to all equivalents of such provisions, or (b) is otherwise substitutable under applicable Law for such Product when dispensed without the intervention of a physician or other health care provider with prescribing authority.

Section 1.119 “Global Safety Database” has the meaning set forth in Section 9.2(a).

Section 1.120 “GLP” means all applicable Good Laboratory Practice standards, including, as applicable: (a) FDA regulations and guidelines for good laboratory practice, as promulgated by the FDA under 21 CFR Part 58; (b) European Commission Directive 2004/10/EC relating to the application of the principles of good laboratory practices, as may be amended from time to time as well as any Rules Governing Medicinal Products in the European Community Vol. III, ISBN 92.825 9619-2 (ex—OECD principles of GLP); and (c) any further amendments or clarifications with respect to any of the foregoing and any equivalents thereto in the country in which pre-clinical or clinical studies of a Product are conducted.

Section 1.121 “GMP” means all applicable Good Manufacturing Practices, including: (a) the applicable part of quality assurance to ensure that products are consistently produced and controlled in accordance with the quality standards appropriate for their intended use, as defined in European Commission Directive 2003/94/EC laying down the principals and guidelines of good manufacturing practice; (b) the principles detailed in the U.S. Current Good Manufacturing Practices, 21 C.F.R. Sections 210, 211, 601, 610 and 820; (c) the Rules Governing Medicinal Products in the European Community, Volume IV Good Manufacturing Practice for Medicinal Products; (d) the principles detailed in the ICH Q7A guidelines; and (e) the equivalent Laws in any relevant country, each as may be amended and applicable from time to time.

Section 1.122 “GSK Additional Databases” has the meaning set forth in Section 4.1.

Section 1.123 “GSK Background IP” means GSK Background Know-How, GSK Background Patents and GSK Background Other Intellectual Property.

Section 1.124 “GSK Background Know-How” means Know-How that is (a) Controlled by GSK or its Affiliates as of or at any time after the Execution Date until the end of the Term and (b) provided by GSK to 23andMe for use or otherwise used in the Collaboration, but excluding any Collaboration Program Know-How and any Discovery Plan Know-How.

Section 1.125 “GSK Background Other Intellectual Property” means any Intellectual Property Rights other than Patents, trademarks and service marks that (a) are Controlled by GSK or its Affiliates as of or at any time after the Execution Date until the end of the Term and (b) would in the absence of a license granted by GSK or its Affiliates be infringed or otherwise violated by performing any activity or using any materials or information provided by GSK to 23andMe for use, or which are otherwise used, in the conduct of the Collaboration, but excluding any Collaboration Program Other Intellectual Property and any Discovery Plan Other Intellectual Property.

Section 1.126 “GSK Background Patent” means any Patent that is (a) Controlled by GSK or its Affiliates as of or at any time after the Execution Date until the end of the Term and (b) necessary or, if specifically agreed in writing by the Parties, useful for the conduct of the Collaboration, but excluding Collaboration Program Patents and any Discovery Plan Patents.

Section 1.127 “GSK Database Access Rules” has the meaning set forth in Section 2.2.

Section 1.128 “GSK Indemnitees” has the meaning set forth in Section 19.1(a).

Section 1.129 “GSK Independent Program” means any GSK research and development program (including any GSK Unilateral Program) other than a Collaboration Program.

Section 1.130 “GSK Specified Internal Policies” means the Internal Policies set forth in Schedule 1.130 herein, and such Internal Policies as are provided to 23andMe during the Term and agreed at the JSC as applicable to activities under this Agreement.

Section 1.131 “GWAS/PheWAS Report” means the HTML reports summarizing genetic and bioinformatic analyses for each curated phenotype (“GWAS”) and for each gene (“PheWAS”) in the 23andMe Databases, which reports are updated on a [***] basis.

Section 1.132 “Hatch-Waxman Act” has the meaning set forth in Section 14.4(a).

Section 1.133 “Hit” means, with respect to a given [***], the identification by 23andMe of a [***] that [***].

Section 1.134 [***] means [***].

Section 1.135 “Home Currency” means (a) with respect to payments made or to be made by GSK, GBP (£); and (b) with respect to payments made or to be made by 23andMe, USD ($).

Section 1.136 “Identified Target” means (a) a [***] identified as a result of activities conducted in the [***], or (b) a [***] for which [***], in each case ((a) or (b)) that is determined by the JRC to meet the criteria set forth on Schedule 1.136.

Section 1.137 “IFRS” means International Financial Reporting Standards as applied by GSK on a consistent basis.

Section 1.138 “Impacted Product” has the meaning set forth in Section 4.5(a).

Section 1.139 “Incomplete Activity” has the meaning set forth in Section 5.4(d)(iii).

Section 1.140 “IND” means an Investigational New Drug Application (including any amendments thereto) filed with the FDA pursuant to 21 CFR Part 312 before the commencement of Clinical Studies of a Product, or any equivalent filing with any relevant Regulatory Authority in any jurisdiction.

Section 1.141 “IND-Enabling Toxicology Studies” means the pharmacokinetic and toxicology studies required to meet the regulatory requirements for filing an IND.

Section 1.142 “Indemnifying Party” has the meaning set forth in Section 19.1(c).

Section 1.143 “Indemnitee” has the meaning set forth in Section 19.1(c).

Section 1.144 “Infringement” has the meaning set forth in Section 14.4(a).

Section 1.145 “Infringement Action” has the meaning set forth in Section 14.4(c)(i).

Section 1.146 “Infringement Notice” has the meaning set forth in Section 14.4(a).

Section 1.147 “Institutional Review Board” means an institutional review board (IRB) or independent ethics committee (IEC) that reviews the methods proposed for Research and Development activities to ensure such methods satisfy ethical requirements.

Section 1.148 “Intellectual Property Rights” means Patents, design rights, copyrights, trademarks, services marks, trade secret rights, or other rights in Know-How, database rights, and all other intellectual property rights or similar proprietary rights of whatever nature, whether registered or not, and including applications to register or rights to apply for registration or renewals or extensions of, and rights to claim priority from, which may now or in the future subsist anywhere in the world.

Section 1.149 “Internal Policies” means, with respect to a Party, such Party’s health care compliance, ethical, reputational, anti-bribery and corruption and other policies applicable to such Party’s activities under this Agreement, and any standard operating procedures implementing such policies, including the codes of conduct of any self-regulatory body of which that Party is a member. Internal Policies includes the 23andMe Specified Internal Policies and the GSK Specified Internal Policies.

Section 1.150 “Joint Compound” means any Compound with respect to which the Non-Lead Party has exercised its Development Option and has not subsequently exercised its Opt-Out Option, Commercialization Exit Option or Development Exit Option.

Section 1.151 “Joint Development Committee” or “JDC” has the meaning set forth in Section 3.3.

Section 1.152 “Joint Development Costs” means any Development Costs (as defined in the Financial Appendix) incurred with respect to a Joint Development Program.

Section 1.153 “Joint Development Plan” means a comprehensive written plan and budget, as it may be amended from time to time pursuant to Section 5.4(c), for the Development of the applicable Joint Products in the Field in the Territory following the completion of the Early Research Phase for such Collaboration Program, which: (a) is designed to generate the clinical and regulatory information required to obtain Regulatory Approvals within the Territory; (b) describes the Manufacturing development activities to be performed to enable the Development of such Joint Product; and (c) includes the Annual Development Budget for such activities as well as the Long Term Development Cost Projections.

Section 1.154 “Joint Development Program” has the meaning set forth in Section 5.3(e)(i).

Section 1.155 “Joint Patents” means Patents within the Joint Technology.

Section 1.156 “Joint Product” means any Product containing a Joint Compound.

Section 1.157 “Joint Product P&L” has the meaning set forth in Section 10.23.

Section 1.158 “Joint Research Committee” or “JRC” has the meaning set forth in Section 3.2(a)(i).

Section 1.159 “Joint Scientific Team” or “JST” has the meaning set forth in Section 3.2(a)(ii).

Section 1.160 “Joint Steering Committee” or “JSC” has the meaning set forth in Section 3.1(a).

Section 1.161 “Joint Technology” means Discovery Plan IP and Collaboration Program IP in each case that is jointly owned by the Parties pursuant to Section 14.2(b), but excluding Data Analytics Technology.

Section 1.162 “Key Development Milestones” means, collectively, the First Key Development Milestone, the Second Key Development Milestone, and the Third Key Development Milestone.

Section 1.163 “Know-How” means proprietary and confidential trade secrets, models, discoveries, ideas, Data and other types of data, databases, results, assays, instructions, processes, techniques, formulas, algorithms, Materials, inventions, computational models, human-relevant disease models, computer software (including source code), predictive model implementations, data analytic tools, biotechnology hardware and associated algorithms and methodologies, methods of use, expert knowledge and information.

Section 1.164 “Late Exit Sole Development Program” means a Sole Development Program as to which (a) the Non-Lead Party had exercised its Development Option in accordance with Section 5.3(e)(i), and (b) one Party (but not both) subsequently exercised (i) an Opt-Out Option, (ii) a Commercialization Exit Option, or (iii) a Development Exit Option, in each case (i) through (iii), on or after the Second Key Development Milestone.

Section 1.165 “Law” means, individually and collectively, any and all laws, ordinances, rules, directives and regulations of any kind whatsoever of any governmental or regulatory authority within the applicable jurisdiction.

Section 1.166 “Lead Party” means the Party that has the lead responsibility with respect to a Compound or Product, as further described herein.

Section 1.167 “Lead Party Option” has the meaning set forth in Section 5.2(c)(i).

Section 1.168 “Legal Requirement” has the meaning set forth in Section 17.5.

Section 1.169 “Level 1 Data” has the meaning set forth in the Data Access Plan.

Section 1.170 “Level 2 Data” has the meaning set forth in the Data Access Plan.

Section 1.171 “Level 3 Data” has the meaning set forth in the Data Access Plan.

Section 1.172 “Level 4 Data” has the meaning set forth in the Data Access Plan.

Section 1.173 “Long Term Allowable Expense Projections” has the meaning set forth in Section 8.4(b).

Section 1.174 “Long Term Development Cost Projections” has the meaning set forth in Section 5.4(d)(ii).

Section 1.175 “Losses” has the meaning set forth in Section 19.1(a).

Section 1.176 “Manufacturing” means any and all processes and activities conducted for the manufacture, including GLP, GMP or other production, of the Products or any component thereof for Development or Commercialization thereof, including packaging, labeling, quality control and assurance testing. Where the context so requires, Manufacturing shall include obtaining Product from contract manufacturers. “Manufacture” shall have a correlative meaning.

Section 1.177 “Manufacturing Party” has the meaning set forth in Section 12.1(a).

Section 1.178 “Material Adverse Effect” means any event, change, effect or circumstance resulting from a Party’s (or its Affiliate’s) acts or omissions, which is reasonably very likely to cause a prolonged and significant material adverse effect on the reputation of the other Party or its Affiliates, individually or collectively, by reason of the link between the Parties as a result of the collaboration contemplated by this Agreement, excluding any event, change, effect or circumstance resulting or arising from: (a) events generally affecting the industries in which such first Party conducts its business, (b) general economic or political conditions or events affecting the securities markets or the business community generally, (c) changes caused by a material worsening of current conditions caused by terrorism or war or acts of terrorism or war, (d) any action by any governmental authority with respect to any regulatory approval or government contract, or other governmental actions affecting the business of the first Party, so long as such action does not affect such first Party or its Affiliates in a materially disproportionate manner from others similarly situated, or (e) any changes in Law.

Section 1.179 “Material Benefit” has the meaning set forth in Section 4.5(a).

Section 1.180 “Material Receiving Party” has the meaning set forth in Section 14.1(a).

Section 1.181 “Materials” means any chemical or biological substances, including any biological or chemical compounds, drug products, Human Biological Samples (defined in Schedule 1.181), or other materials, regardless of the route of transfer, which are supplied by a Party or its nominee to the other Party or its nominee for use in the conduct of activities under this Agreement, including any applicable Plan.

Section 1.182 “Material Transfer Party” has the meaning set forth in Section 14.1(a).

Section 1.183 “Most Conservative Approach” means the approach or position offered by a Party with respect to the resolution of an issue, which approach or position, in the aggregate, is reasonably likely to expose the Parties or the Products to the smallest amount of legal, regulatory or compliance risk, whether or not such approach or position of a Party is set forth in such Party’s Internal Policies regarding the same.

Section 1.184 “MTR” or “Material Transfer Record” has the meaning set forth in Section 14.1(a).

Section 1.185 “NDA” means a New Drug Application (as more fully defined in 21 C.F.R. 314.5 et seq. or its successor regulation) and all amendments and supplements thereto filed with the FDA.

Section 1.186 “Net Profit or Loss” means, for a given Joint Product, and with respect to a given accounting period: (a) [***] plus (b) [***] plus (c) [***], after deducting any [***]. In the event that “Net Profit or Loss” is positive, it may be referred to as “Net Profits”, and in the event that “Net Profit or Loss” is negative it may be referred to as “Net Losses” or a “Net Loss”.

Section 1.187 “Net Sales” has the meaning set forth in the Financial Appendix.

Section 1.188 “Next Year Annual Budget” has the meaning set forth in Section 5.4(d)(i).

Section 1.189 “Non-Clinical GLP Studies” means those studies conducted under GLP to produce data intended for inclusion in an IND, including IND-Enabling Toxicology Studies.

Section 1.190 “Non-Incurred Amount” has the meaning set forth in Section 5.4(d)(iii).

Section 1.191 “Non-Lead Party” means, with respect to a given Collaboration Program, the Party that is not the Lead Party.

Section 1.192 “Notice of Escalation” has the meaning set forth in Section 21.1(a).

Section 1.193 “Notifying Party” has the meaning set forth in Section 15.4(a).

Section 1.194 “Opt-In Election Period” has the meaning set forth in Section 5.3(e)(i).

Section 1.195 “Opt-Out Option” means, for a given Joint Development Program, either the Product Opt-Out Option or the Program Opt-Out Option, as the case may be.

Section 1.196 “Option” has the meaning set forth in Section 5.1(c)(i).

Section 1.197 “Option Exercise Fee” has the meaning set forth in Section 10.3.

Section 1.198 “Option Period” has the meaning set forth in in Section 5.1(c)(i).

Section 1.199 “Optioned Pre-Existing Program” has the meaning set forth in Section 5.1(c)(i).

Section 1.200 “Orange Book” means the FDA publication titled “Approved Drug Products with Therapeutic Equivalence Evaluations.”

Section 1.201 “Out-Licensed Program” has the meaning set forth in Section 7.2.

Section 1.202 “Out-licensing Party” has the meaning set forth in Section 5.6(b).

Section 1.203 “Partnering Agreement” has the meaning set forth in Section 5.6(b).

Section 1.204 “Partnering Notice” has the meaning set forth in Section 5.6(b).

Section 1.205 “Patent Costs” has the meaning set forth in the Financial Appendix.

Section 1.206 “Patents” means all patents and pending patent applications (including inventor’s certificates and utility models) and any patents issuing therefrom, in any country in the Territory, including any and all provisionals, non-provisionals, substitutions, continuations, continuations-in-part, divisional and other continuing applications, supplementary protection certificates, renewals, and any and all reissues, extensions, registrations, reexaminations, extensions, confirmations, registrations and patents of addition on any of the foregoing.

Section 1.207 “Payee” has the meaning set forth in Section 10.16(c).

Section 1.208 “Payor” has the meaning set forth in Section 10.16(c).

Section 1.209 “Person” means any natural person, corporation, firm, business trust, joint venture, association, organization, company, partnership or other business entity, or any government, or any agency or political subdivisions thereof.

Section 1.210 “Pharmacovigilance Agreement” has the meaning set forth in Section 9.1.

Section 1.211 “Phase I Clinical Study” means, with respect to a given Product, any clinical study administering such Product to humans, whether healthy volunteers or patients, for the first time as a single and/or repeated dose for a given indication.

Section 1.212 “Phase I Data Package” has the meaning set forth in Section 5.5(a)(i).

Section 1.213 “Phase Ib/II Clinical Study” means, with respect to a given Product, any clinical study of such Product, for the purpose of studying pharmacology/pharmacodynamic effects or mechanism of action when administered to humans, whether healthy volunteers or patients, preliminarily determining dose or a range of doses or evaluating preliminary safety and which is not a Phase I Clinical Study.

Section 1.214 “Phase II Clinical Study” means, with respect to a given Product, any clinical study of such Product, which provides for the trial of such Product on a limited number of patients for the purpose of determining dose or a range of doses and evaluating safety and preliminary efficacy in the proposed therapeutic indication.

Section 1.215 “Phase II Data Package” has the meaning set forth in Section 5.5(a)(ii).

Section 1.216 “Phase II Program” means, for a given Product, the earlier of the first Phase II Clinical Study, or the first Phase Ib/II Clinical Study, unless such first Phase Ib/II Clinical Study is also the first clinical study administering such Product to humans.

Section 1.217 “Phase IIa Clinical Study” means, with respect to a given Product, any small-scale Phase II Clinical Study of such Product that involves the dosing of such Product in patients with the target disease for the first time, and the purpose of which is to demonstrate an efficacy signal sufficient for progression to the next Clinical Study.

Section 1.218 “Phase II/III Clinical Study” means, with respect to a given Product, any clinical study of such Product, for the purpose of determining a dose or dose ranges of such Product and evaluating safety and effectiveness of dose ranges of such Product in patients with the disease or condition being studied for the purposes of filing for Regulatory Approval with the FDA or other applicable Regulatory Authority.

Section 1.219 “Phase III Clinical Study” means, with respect to a given Product, any pivotal clinical study of such Product for the purpose of establishing to establish safety and efficacy of such Product in patients with the disease or condition being studied for purposes of filing for Regulatory Approval with the FDA or other applicable Regulatory Authority, as described under 21 C.F.R. §312.21(c) with respect to the United States, or, with respect to a jurisdiction other than the United States, a similar clinical study.

Section 1.220 “Phase III Data Package” has the meaning set forth in Section 5.5(a)(iii).

Section 1.221 “Phase III Program” means, for a given Product, the earliest of (a) the first Phase III Clinical Study, (b) the first Phase II/III Clinical Study, or (c) the first Pivotal Clinical Study.

Section 1.222 “Phase IV Clinical Study” means of such Product for the purpose of establishing any clinical study conducted for such Product after such Product has received Regulatory Approval for marketing in a particular jurisdiction, including trials the principal purpose of which is to (a) continue testing such Product to collect information about (i) its safety or efficacy to provide comprehensive data confirming the benefit-risk balance is positive to convert to a standard Regulatory Approval for marketing in broader or various populations, (ii) its long term safety and side effects associated with long term use, or (iii) its use in additional diseases or conditions other than those for which Regulatory Approval was previously granted where the Product is likely to be used “off label” in the disease or condition as a result of a similar mechanism of action, (b) obtain or widen reimbursement coverage, (c) improve the Product’s competitive position, or (d) improve the standard of care. For clarity, Phase IV Clinical Studies do not include investigator-initiated trials.

Section 1.223 “Pivotal Clinical Study” means of such Product for the purpose of establishing any randomized, well-controlled, appropriately powered Clinical Study of such Product as described in 21 C.F.R. §312.21(c) that is either a Phase II Clinical Study (including any Phase II Clinical Study as described in 21 C.F.R. §312.84(b)), Phase II/III Clinical Study or any Phase III Clinical Study, the results of which, if the pre-defined primary endpoint(s) is met or where the weight of evidence or totality of data provide sufficient data on safety and effectiveness to support a marketing approval (including any conditional approval) of the relevant Product in the Shared Territory.

Section 1.224 “Plan” means the Target Discovery Plan, the Data Access Plan, the Early Collaboration Program Plan or the Joint Development Plan, as applicable.

Section 1.225 “Plan Dispute” has the meaning set forth in Section 21.1(a).

Section 1.226 “Platform Access Fee” has the meaning set forth in Section 10.1.

Section 1.227 “Preferred Basis” has the meaning set forth in Section 5.7(d)(i).

Section 1.228 “Preliminary Development Package” has the meaning set forth in Section 5.3(e)(i).

Section 1.229 “Product” means any and all preparations in final form containing a Compound, whether or not as the sole therapeutically active ingredient or in combination or as an adjunctive therapy with any other active or inactive ingredient, in any dosage form or formulation or method of delivery. For clarity, references to a Product in connection with a Collaboration Program will be deemed to include any Product containing the lead Compound and any Product containing back-up Compounds relating to such lead Compound.

Section 1.230 “Product Marks” means the trademarks for use in connection with the Commercialization of the Products, including the trade dress, style of packaging and Internet domain names used in connection with the Commercialization of the Products.

Section 1.231 “Product Opt-Out Option” has the meaning set forth in Section 5.5(b).

Section 1.232 “Product Reduction Option” has the meaning set forth in Section 5.5(b).

Section 1.233 “Product-Specific Term” has the meaning set forth in Section 15.1(b)(iii).

Section 1.234 “Profit Sharing Term” means, with respect to a given Joint Product for which the Parties are sharing the Net Profit or Loss in the Shared Territory, the period of time beginning on [***] and [***], unless and until it is either no longer a Joint Product or a Commercial Joint Venture for such Joint Product has been established pursuant to this Agreement.

Section 1.235 “Program Opt-Out Option” has the meaning set forth in Section 5.5(a).

Section 1.236 “Program Reduction Option” has the meaning set forth in Section 5.5(a).

Section 1.237 “Project Direct FTE” has the meaning set forth in Section 1.111.

Section 1.238 “Proposed Year 2 Budget” has the meaning set forth in Section 5.4(d)(ii).

Section 1.239 “Public Statement” has the meaning set forth in Section 17.5.

Section 1.240 “Qualifying Program” has the meaning set forth in Section 5.2(c)(ii).

Section 1.241 “Quarterly Costs Adjustment” has the meaning set forth in Schedule 1.243.

Section 1.242 “Quarterly Costs Assessment” has the meaning set forth in Schedule 1.243.

Section 1.243 “Quarterly Financial Procedures” means the set of financial procedures to be applied by the Finance Subcommittee in connection with each Party’s reporting and payments for each Calendar Quarter, as set forth in Schedule 1.243.

Section 1.244 “Quarterly Financial Procedures Meeting” has the meaning set forth in Schedule 1.243.

Section 1.245 “Quarterly Reported Costs” has the meaning set forth in Schedule 1.243.

Section 1.246 “Quarterly True-Up Amount” has the meaning set forth in Schedule 1.243.

Section 1.247 “Receiving Party” has the meaning set forth in Section 1.57.

Section 1.248 “Reconciliation Procedures” has the meaning set forth in Section 10.6(c).

Section 1.249 “Reduction Option” means, for a given Joint Development Program, a Product Reduction Option or a Program Reduction Option, as the case may be.

Section 1.250 “Regulatory Approval” means all approvals, licenses, registrations or authorizations of any Regulatory Authority, necessary for the Manufacturing, use, storage, import, export, transport, marketing and sale of a Product or a Unilateral Product, as applicable, in a regulatory jurisdiction in the Territory.

Section 1.251 “Regulatory Authority” means the FDA, the EMA or any regulatory body with similar regulatory authority in any other jurisdiction anywhere in the world.

Section 1.252 “Regulatory Filing” means any filing or regulatory application or submission related to a Product in the Field filed with the FDA or any other Regulatory Authority, including authorizations, approvals or clearances arising from the foregoing, and all correspondence with a Regulatory Authority, as well as minutes of any material meetings, telephone conferences or discussions with such Regulatory Authority in each case with respect to a Product in the Field.

Section 1.253 “Reimbursable Development Costs” means [***].

Section 1.254 “Rejected Targets” has the meaning set forth in Section 4.3(a)(iv).

Section 1.255 “Reporting Currency” means, with respect to a given Collaboration Program, the Home Currency of the Lead Party, unless the Parties mutually agree to use a different currency for reporting purposes.

Section 1.256 “Representatives” has the meaning set forth in Section 17.2(b).

Section 1.257 “Research” means research and pre-clinical activities, including the activities conducted under the Target Discovery Plan or the Early Collaboration Program Plan, but excluding Development activities.

Section 1.258 “Research Costs” has the meaning set forth in the Financial Appendix.

Section 1.259 “Reserved Matters” means with respect to a given Collaboration Program, (a) safety issues; (b) use of CROs or CMOs for the Development or Manufacture of a Compound and Product; and (c) operational and strategic matters pertaining to Commercialization of a Product, including in which countries to commercialize a Product, but consistent with the Lead Party’s obligation to use Commercially Reasonable Efforts to Develop and Commercialize such Product (solely with respect to Late Exit Sole Development Programs and Joint Development Programs).

Section 1.260 [***] means [***].

Section 1.261 “Rest of World” means all countries and other territories in the Territory outside of the Shared Territory.

Section 1.262 “Royalty Term” means, on a country-by-country basis, (a) with respect to a Product resulting from a [***] (b) with respect to a Product resulting from a [***], the period of time starting on [***] (c) with respect to a [***], the period of time starting on [***] and ending on [***].

Section 1.263 “Second Key Development Milestone” has the meaning set forth in Section 5.5(a)(ii).

Section 1.264 “Senior Managers” has the meaning set forth in Section 21.1(a).

Section 1.265 “Series F-1 Documents” means the Series F-1 Preferred Stock Purchase Agreement dated as of even date herewith and each of the Related Agreements (as defined therein).

Section 1.266 “Shared Dossier” has the meaning set forth in Section 5.4(d)(i).

Section 1.267 “Shared Product Liability Costs” has the meaning set forth in the Financial Appendix.

Section 1.268 “Shared Territory” means [***].

Section 1.269 “Sole Development Product” means any Product that is the subject of a Sole Development Program.

Section 1.270 “Sole Development Program” means (a) [***], or (b) [***] (i) [***], (ii) [***], or (iii) [***], following the date of exercise of the applicable exit or opt-out option set forth in (i) through (iii), provided that only one Party has exercised its [***].

Section 1.271 “Sole Product ROFN Notice” has the meaning set forth in Section 15.4(a).

Section 1.272 “Stalled Program” has the meaning set forth in Section 5.4(e)(ii).

Section 1.273 “Subcommittee” has the meaning set forth in Section 3.5.

Section 1.274 “Subcommittee Deadlock” has the meaning set forth in Section 3.6(c).

Section 1.275 “Sublicensee” has the meaning set forth in Section 11.7.

Section 1.276 “Succeeding Year(s)” has the meaning set forth in Section 5.4(d)(iii).

Section 1.277 “Target” means [***].

Section 1.278 “Target Discovery Activities” means the activities conducted by the Parties during the Target Discovery Phase using the 23andMe Databases and the 23andMe Data Mining Technologies, and data and data mining technologies provided by GSK pursuant to Section 4.1 and directed to the identification and initial evaluation of Targets suitable to be designated by the JRC as Identified Targets to be the subject of Research, Development and Commercialization of Compounds and Products by one or both Parties under this Agreement.

Section 1.279 “Target Discovery Data Set” has the meaning set forth in Section 4.2(c).

Section 1.280 “Target Discovery Phase” means the period during which the Parties, through the Joint Scientific Team, are engaged in Target Discovery Activities and ending, with respect to each Target subject to such efforts, on the earlier of (a) the point such Target is designated by the JRC as an Identified Target and (b) expiration or termination of the Discovery Term.

Section 1.281 “Target Discovery Plan” has the meaning set forth in Section 4.1.

Section 1.282 “Tax” or “Taxes” has the meaning set forth in Section 10.16(e).

Section 1.283 “Term” has the meaning set forth in Section 15.1.

Section 1.284 “Territory” means all countries and territories in the world.

Section 1.285 “Third Key Development Milestone” has the meaning set forth in Section 5.5(a)(iii).

Section 1.286 “Third Party” means any person or entity other than GSK or 23andMe or their respective Affiliates.

Section 1.287 “Third Party Infringement Claim” has the meaning set forth in Section 14.6(a).

Section 1.288 “Third Party Patent Rights” means any Patents Controlled by a Third Party.

Section 1.289 “Third Party Partner” has the meaning set forth in Section 5.6(b).

Section 1.290 “Transferable Period” means, with respect to any Collaboration Program, the period of time beginning on the [***] and ending (a) if GSK is conducting a proof of concept Phase IIa Clinical Study for such Collaboration Program (or substantially equivalent Phase II Clinical Study achieving proof of concept, if no Phase IIa Clinical Study is conducted), [***] days following delivery to 23andMe of the final report for such Clinical Study, and (b) if 23andMe is conducting a proof of concept Phase IIa Clinical Study for such Collaboration Program (or substantially equivalent Phase II Clinical Study achieving proof of concept, if no Phase IIa Clinical Study is conducted), [***] days following completion of the final report for such Clinical Study.

Section 1.291 “Truncated Term” has the meaning set forth in Section 15.1(b)(i).

Section 1.292 “Undesignated Targets” has the meaning set forth in Section 16.3(a).

Section 1.293 “Unilateral Product” means a product developed in a Unilateral Program.

Section 1.294 “Unilateral Program” has the meaning set forth in Section 7.1.

Section 1.295 “Unilateral Target” means an Identified Target that is progressed by one of the Parties into a Unilateral Program as set forth in Section 7.1.

Section 1.296 “United States” or “U.S.” means the United States and its territories and possessions.

Section 1.297 “USD”, “United States Dollar” or “$” means the official currency of the United States of America.

Section 1.298 “Valid Claim” means any claim within an issued, unexpired patent, or a pending patent application which has been pending for [***] years or less from the date of filing of the earliest priority patent application to which such pending patent application is entitled to claim benefit, that: (a) has not been finally, i.e., with no route of appeal available, (i) cancelled, (ii) withdrawn, (iii) abandoned, (iv) lapsed or (v) rejected by any administrative agency or other body of competent jurisdiction; (b) has not been revoked, held invalid, or declared unpatentable or unenforceable in a decision of a court or other body of competent jurisdiction that is unappealable or unappealed within the time allowed for appeal; (c) has not been rendered unenforceable through disclaimer or otherwise; and (d) has not been lost through an interference, opposition, post grant review, re-examination, reissue or other proceeding. For clarity, if a patent application issues in a country as an issued patent following the expiration of the foregoing [***] year period, then the claims of such issued patent shall once again be included as Valid Claims (with respect to each such country) (if and for so long as such claims meet the criteria set forth in this definition of Valid Claim).

Section 1.299 “Validation Activities” means the use of the 23andMe Databases and 23andMe Data Mining Technologies to assess genetic and phenotypic associations for the purposes of validation of one or more specified Target(s), or to identify additional indications or population subsets associated with specified Target(s). Validation Activities may include the conduct by 23andMe of health or disease related surveys of 23andMe Customers (or subsets of the 23andMe Customer population with a specified genotype or phenotype), if specified in a Target Discovery Plan or Early Collaboration Program Plan, as well as any Additional Validation Activities set forth on Schedule 1.299. With respect to Validation Activities conducted by 23andMe for GSK Independent Programs at GSK’s request pursuant to Section 4.5(b) or Section 4.5(c), the cost to GSK of accessing such Validation Activities is set forth on Schedule 1.299.

Section 1.300 “Withholding Limit” has the meaning set forth in Section 5.2(c)(ii).

Article 2

Overview of the Collaboration; Exclusivity

Section 2.1 Scope. Generally, the Parties shall conduct the Collaboration as further described herein. The Collaboration is intended as a multi-program discovery and, potentially, clinical development effort and is not restricted to specific diseases or therapy areas or drug modality.

Section 2.2 Mining of Data Sources to Discover Targets. As part of the Collaboration and as set forth in the applicable Plan, the Parties shall utilize the 23andMe Databases and apply the 23andMe Data Mining Technologies and their respective capabilities to discover biological Targets of potential therapeutic use. GSK may also, in its discretion and to the extent legally able to do so, bring into the Collaboration selected data sources from [***] for use in identifying Targets and validating Collaboration Targets (where any such data sources shall constitute GSK Additional Databases), provided that if GSK provides GSK Additional Databases for use and access thereof by 23andMe in connection with activities under this Agreement, then prior to any such use or access, the Data Access Subcommittee shall review the proposed GSK Additional Databases, and shall specify the conditions of such use and access (the “GSK Database Access Rules”). The GSK Database Access Rules shall be (a) generally aligned with the principles set forth in the Data Access Plan, and (b) in compliance with any requirements and restrictions imposed by (i) the terms of the applicable patient consents, (ii) any Third Party agreement terms applicable to the GSK Additional Databases, and (iii) any requirements imposed by applicable Law.

Section 2.3 Identification and Disposition of Targets. In addition, this Agreement contemplates that Targets may be identified, in which case they may be designated as a Collaboration Target or Unilateral Target for further development under a Collaboration Program or Unilateral Program, respectively, as further described below. Alternatively, the Targets may be out-licensed as further described below, or they may remain unpursued as Rejected Targets as further described below.

Section 2.4 Lead Party and Non-Lead Party. GSK will be the Lead Party for each Collaboration Program, except that 23andMe will have the option to be the Lead Party in certain cases, as described in Section 5.2. Once Development Candidates have been identified with respect to a particular Collaboration Program (and designated as such by the Joint Steering Committee), the Non-Lead Party has an option to participate in the further co-funding and Development of Joint Product under such the Collaboration Program, as set forth herein, in which case it shall constitute a Joint Development Program.

Section 2.5 Joint Development Programs. For any Collaboration Program that is a Joint Development Program, each Party will have certain rights to reduce or cease its funding of the relevant Joint Product(s), as set forth in Section 5.5. The Lead Party for any Product will, in general, as between the Parties, have full control and discretion over Commercialization, as set forth in Article 8. The Collaboration shall be overseen by Committees as set forth in Article 3. It is the intention of the Parties that all activities with respect to the Collaboration be conducted in accordance with this Agreement, including any applicable Plans.

Section 2.6 Scope of Exclusivity.

(a) During the Discovery Term, except as set forth on Schedule 2.6(a), 23andMe will not itself (except in collaboration with GSK as set forth hereunder) or in collaboration with a Third Party (i) engage in any activities directed to the identification or evaluation of Targets for the purpose of, or relating to, drug discovery, (ii) engage in the discovery, development or commercialization of any biologic or small molecule or any other therapeutic agent directed to any Target, or (iii) use any Identified Target except, in each case (i)-(iii), under a 23andMe Unilateral Program, 23andMe Sole Development Program, Joint Development Program, or a 23andMe Pre-Existing Program for which GSK did not exercise an Option under Section 5.1(c), in each case subject to the applicable terms and conditions of this Agreement. For the avoidance of doubt, 23andMe shall have the right to conduct discovery, development and commercialization activities itself or in collaboration with any Third Party in connection with any 23andMe Pre-Existing Program for which GSK did not exercise an Option under Section 5.1(c).

(b) During the Discovery Term, unless otherwise permitted in this Agreement, GSK will not itself or in collaboration with a Third Party engage in the development or commercialization of any biologic or small molecule or any other therapeutic agent directed to (i) any Rejected Target or (ii) other than pursuant to this Agreement, any Collaboration Target while it is the subject of a Joint Development Program. Except for the foregoing sentence, and subject to Section 4.5(d), nothing in this Agreement imposes any restrictions of any kind on GSK’s activities or ability to work with Third Parties outside of the Collaboration, including for general research, validation and discovery in connection with Targets and pre-clinical activities, clinical activities or commercialization activities, and including with respect to any GSK Independent Programs.

(c) For clarity, 23andMe shall be permitted to continue to conduct the activities set forth on Schedule 2.6(c), provided that during the Discovery Term, such activities are not directed to (i) the identification or evaluation of Targets for the purpose of, or relating to, drug discovery, or (ii) the discovery, development or commercialization of any biologic or small molecule or any other therapeutic agent directed to any Target.

(d) Except as restricted under clause (a) or (b), and subject to the Parties’ rights under Article 11 and Article 14, this Agreement does not preclude either Party from conducting discovery, development or commercialization activities with respect to (i) a Unilateral Target of the other Party, (ii) a Target that is the subject of a Sole Development Program of the other Party, (iii) a Rejected Target, (iv) an Identified Target that is not the subject of a Joint Development Program or (v) any Target that was previously the subject of a Unilateral Program that has been terminated or abandoned by the other Party; provided, however, that the Party that desires to conduct such activities shall not use any Discovery Plan IP (e.g., novel insights regarding the Target), other than any Data Analytics Technology therein, relating specifically to the applicable Target (unless and until it is available in the public domain), and unless and until such Party obtains the consent of the other Party, not to be unreasonably withheld.

Section 2.7 Future Collaborations. 23andMe agrees that with respect to future collaborations with academic or non-profit entities (including those involving [***]) or expansions that materially affect the scope of existing academic or non-profit collaborations (including under any agreement set forth on Schedule 2.6(a) or Schedule 2.6(c)), whether initiated by a Third Party academic (or non-profit) researcher or by 23andMe after the Effective Date, 23andMe will proceed in accordance with the following process:

(a) If 23andMe reasonably believes, after conducting its standard internal review and evaluation of a proposal by an applicable researcher in good-faith, that the proposed research activities are not directed to, and do not include, as an expected outcome of the research (i) the identification or evaluation of Targets, or (ii) the discovery or development of any biologic or small molecule or any other therapeutic agent directed to a Target, then 23andMe may proceed with such research collaboration, subject to the terms and conditions of the Agreement, including those set forth in Section 2.6(a).

(b) If 23andMe reasonably believes, following its standard internal review process that the proposed collaboration may fall within Section 2.7(a)(i) or (ii), and wishes to proceed with the research, then 23andMe will submit the research proposal to the JRC for review. Within [***] days after such submission, the JRC shall discuss such research proposal to determine whether the subject matter of the proposed collaboration falls within the scope of exclusivity restrictions in Section 2.6(a). Such discussion may occur via email or phone and requires the participation of only a majority of the members of the JRC (but may include additional members if so desired by the applicable Party). If such members of the JRC determine that the proposed research collaboration falls outside the scope of the exclusivity restrictions in Section 2.6(a), or otherwise agrees that the research activities may proceed, 23andMe may proceed with the proposed research collaboration, subject to the terms and conditions of this Agreement, including those set forth in Section 2.6(a). Otherwise, if the JRC fails to approve the proposed research collaboration within [***] days following the meeting at which the JRC first considers such proposal, then 23andMe may escalate such determination to the JSC. The JSC shall meet within [***] days following such request for escalation, to review the applicable research proposal and to make a determination as to whether such research collaboration is able to proceed, provided that if the JSC is unable to agree within a further [***] day period following its consideration, then GSK shall have the final decision right with respect to whether or not the research collaboration is able to proceed.

Article 3

Management of the Collaboration

Section 3.1 Joint Steering Committee.

(a) Establishment of JSC. Within [***] days of the Effective Date, the Parties shall establish a Joint Steering Committee (“Joint Steering Committee” or “JSC”), which shall be constituted in accordance with Section 3.6. The JSC shall operate in accordance with the provisions of Section 3.6, and shall have no authority to alter or amend the terms and conditions of this Agreement. At its meetings, the JSC shall discuss the matters described below and such other matters as are reasonably requested by either Party’s Alliance Manager.

(b) Responsibilities of the JSC. The JSC shall perform the following functions:

(i) oversee, guide and approve the overall strategic direction of the Target Discovery Phase, Early Research Phase and Development under the Collaboration, e.g., decide on which therapy areas and diseases the Target Discovery Phase will focus (but without modifying or limiting the rights or obligations of either Party as otherwise set forth herein);

(ii) consult on and approve the Target Discovery Plan, and any proposed updates thereto recommended by the JRC;

(iii) facilitate communication between the Parties regarding the disposition of Identified Targets and designating each Identified Target (other than those Identified Targets subject to Section 4.3(b)) as one of a Collaboration Target, Unilateral Target, an Identified Target subject to an out-licensing program, or Rejected Target based on each Party’s decision (made in such Party’s sole discretion) as to whether it wishes to participate in and fund further Research with respect to the Identified Target;

(iv) prioritize Collaboration Programs and decide which Party’s discovery infrastructure will be utilized for each Collaboration Program;

(v) review and approve the JRC’s selection of any Development Candidate for each Collaboration Program and approve the criteria to be used by the JRC in any such selection;

(vi) for each Collaboration Program, discuss each Party’s interest in participation in further Research and Development activities following completion of the activities under each Early Collaboration Program Plan;

(vii) for each Joint Compound, review and approve the Joint Development Plan (and the Annual Development Budget therein) and any modifications thereto resulting in expenditures over [***]% of the then-existing approved Annual Development Budget;

(viii) serve as a forum for 23andMe and GSK to communicate at certain points in time regarding whether one or both Parties will participate in the joint Development of each Compound or Product;

(ix) oversee the transfer of the Lead Party role to the Non-Lead Party when the Non-Lead Party exercises its rights to become Lead Party pursuant to a mutually agreed transfer plan and the terms of this Agreement;

(x) perform such other functions as are assigned to the JSC in this Agreement or any Ancillary Agreement; and

(xi) oversee and supervise the JRC, the JDC, the Data Access Subcommittee, the Finance Subcommittee and any other Subcommittees, and attempt to resolve issues elevated to it by the JRC, the JDC, the Data Access Subcommittee, the Finance Subcommittee or any other Subcommittee.

Section 3.2 Joint Research Committee; Joint Scientific Team.

(a) Establishment of the JRC and JST.

(i) Promptly following and in no event later than [***] days after the Effective Date, the Parties shall establish a joint research committee (the “Joint Research Committee” or “JRC”) to oversee the conduct of Target Discovery Activities and Research of Identified Targets and Collaboration Targets by the JST as set forth in Article 4 and Section 5.3.

(ii) Promptly following and in no event later than [***] days after the Effective Date, and from time to time throughout the Discovery Term, the Parties shall establish one or more joint scientific teams (collectively, the “Joint Scientific Team” or “JST”) composed of a mutually agreed number of individual(s) from each Party (which may not be the same number from each Party) with the necessary scientific and technical expertise in Target discovery, research and validation, as mutually agreed upon by the Parties. The role of the JST will be to conduct Target Discovery Activities and Research of Identified Targets and Collaboration Targets as set forth in Article 4 and Section 5.3. The members of the JST will be designated by each Party and will be subject to the oversight of the JRC. Either Party may replace its respective JST representatives at any time with a suitably qualified replacement with prior written notice to the other Party. For clarity, each Party may use its employees and individual independent contractors and permitted Third Party (sub)contractors to conduct the activities assigned to the JST.

(b) Responsibilities of the JRC. The JRC shall oversee, review and coordinate the conduct and progress of the discovery and Research activities described in Article 4 and Section 5.3 with the objective of identifying and validating Targets, including by designating Targets as Identified Targets, and to identify Development Candidates for Non-Clinical GLP Studies pursuant to the Early Collaboration Program Plan. The JRC shall be responsible for:

(i) overseeing and supervising the JST in its conduct of discovery and Research activities and its implementation of the Target Discovery Plan and each Early Collaboration Program Plan, and monitoring whether activities thereunder are performed in accordance with the timelines set forth therein, as described in Article 4 and Section 5.3;

(ii) reviewing and evaluating any results or reports delivered by the JST with respect to the identification and validation of Targets, and determining whether any such Target qualifies as an Identified Target;

(iii) reviewing and evaluating any results or reports delivered by the JST with respect to the Research of Identified Targets and Collaboration Targets;

(iv) reviewing any supporting data and results of each Early Collaboration Program Plan delivered to the JRC pursuant to Section 5.3(c), and designating Compounds as Development Candidates for approval by the JSC and delivering data or results in support thereto;

(v) for each Collaboration Program, discuss the Early Collaboration Program Plan prepared by the Lead Party, and any proposed updates thereto;

(vi) reviewing and approving any Research and Pre-Clinical Publication Strategy proposed by the Lead Party of a Collaboration Program, pursuant to Section 13.1;

(vii) discussing any Additional Validation Activities requested by GSK for GSK Independent Programs (including the FTE requirements associated with such request), and prioritizing any requested Additional Validation Activities, including assessing scope, cost, timeline, and priority with respect to other activities being conducted under the Collaboration;

(viii) discussing 23andMe’s upcoming plans (if any) for conducting Customer surveys with a view to consider potential GSK requests for Supplementary CTR Services, and 23andMe’s ability to reasonably accommodate such requests under Section 5.7(d)(iii); and

(ix) providing periodic updates to the JSC and otherwise supporting the JSC’s decision-making, including with respect to Targets that are designated as Identified Targets and Collaboration Targets, and Compounds that are designated as Development Candidates.

Section 3.3 Joint Development Committee.

(a) Establishment of JDC. Promptly following and in no event later than [***] days after the Non-Lead Party exercises its Development Option, the Parties shall establish a joint development committee (“Joint Development Committee” or “JDC”) to oversee Development of the Joint Compound and any Joint Products containing such Joint Compound and to coordinate the Development activities of both Parties with respect to such Joint Products. With respect to subsequent Joint Compounds and Joint Products (as may result from other Joint Development Programs), the same JDC will oversee Development of such subsequent Joint Compounds and Joint Products unless the Parties mutually agree to establish a separate JDC for such purposes.

(b) Responsibilities of the JDC. The JDC shall oversee, review and coordinate the conduct and progress of the Development of each Joint Compound and Joint Products with respect thereto under this Agreement, as described in the Joint Development Plan. The JDC shall be responsible for:

(i) overseeing the Development of the applicable Joint Compound and Joint Products containing such Joint Compound, implementing the Joint Development Plan, and monitoring whether activities thereunder are performed in accordance with the timelines set forth therein;

(ii) reviewing the applicable Joint Development Plan and proposed updates thereto, in each case, as prepared by the Lead Party, including the Annual Development Budget and Long Term Development Cost Projections set forth therein and the allocation of responsibilities between the Parties, from time to time but at least on an annual basis, and presenting such Plan and updates, as well as other amendments mutually agreed by the Parties, to the JSC for review and approval in accordance with Section 5.4;

(iii) reviewing and approving any Clinical Development Publication Strategy proposed by the Lead Party of a Collaboration Program, pursuant to Section 13.2;

(iv) reviewing and approving the protocol concepts for Clinical Studies of the Joint Products in the Field and revising any such protocols with respect to issues that are referred to the JDC, in each case pursuant and subject to Section 5.7(c); and

(v) performing such other functions as are specifically designated to the JDC in this Agreement, or as the Parties otherwise agree in writing are appropriate to further the purposes of this Agreement.

Section 3.4 Specified Subcommittees.

(a) Data Access Subcommittee. Within [***] days following the Effective Date, the JSC will establish a data access subcommittee (“Data Access Subcommittee”) that will be responsible for (i) coordinating access (A) by GSK to data and information generated as a result of the use of the 23andMe Databases and the 23andMe Data Mining Technologies, and (B) if applicable, by 23andMe to data and information contributed by GSK in connection with Target Discovery Activities, in connection with activities under this Agreement, and (ii) implementing the principles set forth in the Data Access Plan, including in each case to enable each Party to comply with applicable data protection regulations (including the General Data Protection Regulation in the European Union), and facilitating each Party’s access to Data Analytics Technology for the purpose of enabling such Party to exercise its rights under Section 11.6. The JSC shall determine an equal number of representatives of each Party that will constitute the Data Access Subcommittee, and the frequency of meetings thereof. The Data Access Subcommittee shall otherwise operate in accordance with the provisions of Section 3.6, and shall have no authority to alter or amend the terms and conditions of this Agreement.

(b) Finance Subcommittee. Within [***] days following the Effective Date, the JSC will establish a finance subcommittee (“Finance Subcommittee”) that will be responsible for reviewing all budgets included as part of the Target Discovery Plan, each Early Collaboration Program Plan and each Joint Development Plan (including each Annual Development Budget, Long Term Development Cost Projections, and all updates thereto) and overseeing the operational aspects of all co-funding and payment activities under this Agreement in accordance with the Quarterly Financial Procedures set forth in Schedule 1.243. The Finance Subcommittee may make recommendations to the JSC from time to time regarding updates or amendments to the Quarterly Financial

Procedures. The JSC shall determine the appropriate number of representatives of each Party that will constitute the Finance Subcommittee, and the frequency of meetings thereof. Promptly following the Effective Date, each Party shall designate their respective initial representatives to the Finance Subcommittee to allow such Finance Subcommittee to begin organizing information for the initial meetings of each of the JRC, JDC and JSC. The Finance Subcommittee shall operate generally in accordance with the provisions of Section 3.6, and shall have no authority to alter or amend the terms and conditions of this Agreement. Both Parties’ representatives on the Finance Subcommittee shall make decisions and act in accordance with the General Principles.

Section 3.5 Other Subcommittees. From time to time, the JSC may establish other subcommittees of the JSC to oversee particular projects or activities under this Agreement, and such subcommittees shall be constituted and have such responsibility as the JSC approves (such subcommittees, the Data Access Subcommittee, and the Finance Subcommittee each referred to herein as a “Subcommittee”). The Subcommittees shall operate in accordance with the provisions of Section 3.6, and shall have no authority to alter or amend the terms and conditions of this Agreement. For clarity, each of the JSC, the JDC and the JRC are considered a “Committee” for the purposes of this Agreement, but the JST shall not be considered a Committee or a Subcommittee hereunder.

Section 3.6 Membership, Meetings and Decision Making.

(a) Membership. Except as otherwise stated herein, each Committee shall be composed of three (3) representatives (or such other equal number of representatives as the Parties may agree) from each of 23andMe and GSK. Either Party may replace its respective Committee representatives at any time with prior written notice to the other Party, provided that such replacement is of comparable authority and scope of functional responsibility within that Party’s organization as the person he or she is replacing. Each Party’s representatives to each Committee shall be individuals suitable in seniority and experience and amongst such representatives shall be at least one representative from each Party with relevant decision-making authority to make decisions within the scope of the applicable Committee’s responsibilities; provided, that it is understood that such individual may need to seek appropriate authority from the relevant Party with respect to certain matters. For each Committee, each Party shall designate one of its representatives on such Committee to co-chair the meetings for such Committee (each, a “Co-Chair”). The Co-Chairs shall, with and through the assistance of the Alliance Managers, coordinate and prepare the agenda for, and ensure the orderly conduct of, the meetings of such Committee. The Co-Chairs shall, with and through the assistance of the Alliance Managers, solicit agenda items from Committee members and provide an agenda, along with appropriate information for such agenda, reasonably in advance of any meeting, including in the case of the Joint Research Committee or the Joint Steering Committee, any Targets that will be discussed. Such agenda shall include all items requested by either Co-Chair for inclusion therein. In the event the Co-Chairs or another Committee member from either Party is unable to attend or participate in a meeting of such Committee, the Party whose Co-Chair or member is unable to attend may designate a substitute co-chair or other representative for the meeting. For clarity, while the Alliance Managers shall attend meetings of all Committees, the Alliance Managers shall not: (i) serve as a voting member of any such Committee; nor (ii) be counted towards either Party’s representation on any such Committee. The Alliance Managers shall be responsible for preparing and circulating minutes of such meeting as provided in Section 3.8.

(b) Meetings. The JSC shall meet [***], or at a frequency determined by the JSC, for so long as the Parties are engaging in target discovery activities as part of the Collaboration or a Product is in Development, and JSC meetings can be called at other times to resolve Committee Deadlocks in accordance with Section 3.6(c). At least one JSC meeting per year will be in-person, unless the JSC members agree to meet by an alternative mechanism (e.g., telephone or videoconference). The JRC, the JDC, the Data Access Subcommittee, the Finance Subcommittee and other Subcommittees, if any, shall each meet [***] after the Subcommittee is formed, or as more or less often as otherwise agreed by the applicable Subcommittee. During the first six months following the Effective Date, the JRC will meet [***]. Committee meetings may be conducted by telephone, videoconference or in person. Any in-person Committee meetings shall be held on an alternating basis between 23andMe’s and GSK’s facilities, unless otherwise agreed by the Parties. Each Party shall be responsible for its own expenses in attending such meetings. As appropriate, the Committee may invite a reasonable number of non-voting employees, consultants, and scientific advisors to attend its meetings as nonvoting observers, provided that such invitees are bound by appropriate confidentiality obligations. Each Party may also call for special meetings of a Committee to discuss particular matters requested by such Party. The Alliance Managers shall provide the members of each Committee with no less than [***] Business Days’ notice of each regularly scheduled meeting and, to the extent reasonably practicable under the circumstances, no less than [***] Business Days’ notice of any special meetings called by either Party.

(c) Decision-Making. Decisions of each Committee shall be made by unanimous vote, with each Party having one vote. To the extent a Party has voted in favor of a particular action, after commencement of the implementation of such action it shall not be permitted to reverse such vote absent changed facts and circumstances that were not present at the time of the initial vote. In order to make any decision, any Committee must have present (in person or via telephone or videoconference) and voting at least one representative of each Party. Unless otherwise specified by the JSC, in the event that the JRC, the JDC, the Data Access Subcommittee, the Finance Subcommittee or any other Subcommittee cannot or does not reach consensus with respect to a particular matter within the authority of such Subcommittee (a “Subcommittee Deadlock”) after endeavoring for [***] days to do so, such matter shall be referred to the JSC for discussion and attempted resolution. In the event that the JSC does not reach a decision with respect to a Subcommittee Deadlock after endeavoring for [***] days to do so, or if the JSC cannot or does not reach consensus with respect to any other matter within its authority, then such matter (unless it is a Reserved Matter) (a “Committee Deadlock”) shall be decided by the Parties in accordance with Section 21.1, or Section 21.2, as applicable. Notwithstanding anything herein to the contrary, the Lead Party of any Collaboration Program shall have final decision-making authority over Reserved Matters with respect to such Collaboration Program, other than Sole Development Programs of the other Party, at the level of the JSC such that escalation under Section 21.1 shall not be required.

Section 3.7 Day-to-Day Decision Making Authority. Each Party shall have decision making authority with respect to the day-to-day activities of such Party (and such Party’s employees, agents and subcontractors) under this Agreement in accordance with this Agreement, provided that such decisions are not inconsistent with the terms and conditions of this Agreement (including any applicable Plan) or the decisions and actions of the JSC, the JRC, the JDC, the Data Access Subcommittee, the Finance Subcommittee or any other Subcommittee, as applicable. Subject to the foregoing, each Party shall keep the relevant Committees reasonably informed of material developments regarding the Products.

Section 3.8 Meeting Minutes. Minutes will be kept of all Committee meetings by one of the Alliance Managers (or his or her designees) on a rotating basis (commencing with GSK’s Alliance Manager) and sent to all members of the Committee by facsimile or e-mail for review and approval within [***] days after each meeting. If a Party’s Alliance Manager (or his or her designee) is not present at a Committee meeting and that Party is responsible for keeping minutes, such Party shall designate one of its Committee members to keep minutes. Minutes shall record all action items and decisions of the applicable Committee. The Committee shall formally accept the minutes of the previous Committee meeting at or before the next Committee meeting. Minutes will be deemed approved unless any member of the Committee objects to the accuracy of such minutes by providing written notice to the other members of the Committee prior to the next meeting of such Committee. Minutes shall list action items and shall designate any issues that need to be resolved by the JSC or applicable dispute resolution process. In the event of any such objection to the minutes that is not resolved by mutual agreement of the Parties, such minutes will be amended to reflect such unresolved dispute.

Section 3.9 Limitation of Powers. Each Committee will have only the powers as are specifically delegated to it under this Agreement. The JSC is not a substitute for the rights of the Parties under this Agreement and is intended to coordinate and facilitate the activities of the Parties during the Term. The JSC will not be involved with the day-to-day management of activities to be performed by a Party under this Agreement. No Committee or Subcommittee will have any power to amend this Agreement, and any amendments that alter the terms and conditions of this Agreement will be implemented pursuant to Section 21.13.

Section 3.10 Alliance Managers. Promptly following the Effective Date, each Party shall designate an individual to serve as the main point of contact for each Party to exchange information, facilitate communication and coordinate the Parties’ activities under this Agreement (each, an “Alliance Manager”). The Alliance Managers shall attend JSC meetings (or designate an appropriate representative to attend JSC meetings on the Alliance Manager’s behalf). For all other Committees, the Alliance Managers may participate in meetings but are not required to participate. The Alliance Managers shall not be counted as members of any Committee (and shall not vote on matters discussed at any Committee meeting). Each Party may change its designated Alliance Manager from time to time upon written notice to the other Party.

Section 3.11 Most Conservative Approach and Internal Policies. With respect to all Target Discovery Activities, Research and Development conducted by 23andMe under this Agreement, whether as the Lead Party or otherwise, 23andMe shall adhere to the GSK Specified Internal Policies. With respect to any data derived from the 23andMe Databases and provided to GSK, GSK shall adhere to its standard information security policies and to the requirements of the Data Access Plan. In addition, to the extent GSK personnel directly access the 23andMe Databases, GSK shall comply with the 23andMe Specified Internal Policies with respect to such activities. For all other activities, each Party shall comply with its own Internal Policies in performing its activities under this Agreement. In the event of a conflict between the Parties’ Internal Policies in the case in which one Party is required hereunder to comply with the policies of the other Party, the Parties acknowledge and agree that the Internal Policies of the Party embodying the Most Conservative Approach will be followed by both Parties with respect to all issues relating to Joint Product Development; provided that the Most Conservative Approach may not serve as the basis for mandating the performance of additional activities hereunder (including under a Joint Development Plan) or an increase in budget. Each Party will provide the other with copies of relevant Internal Policies promptly following the Effective Date or from time-to-time as additional Internal Policies become relevant, and will provide updates of such Internal Policies as appropriate.

Article 4

Target Identification and Early Discovery Program

Section 4.1 Target Discovery Activities Generally. During the Discovery Term, the Parties shall engage in Target Discovery Activities, including Target validation activities (which may include both in silico and in vitro validation activities, as set forth in the Target Discovery Plan) directed to identifying potential Identified Targets, through the Joint Scientific Team in accordance with a discovery plan and associated budget approved by the JSC (the “Target Discovery Plan”). The initial draft of the Target Discovery Plan is attached to this Agreement as Schedule 4.1. In preparing and finalizing the Target Discovery Plan, the Parties will discuss, through the JRC, which 23andMe Databases and 23andMe Data Mining Technologies will be deployed in performing Target Discovery Activities, including whether to [***]. Each Party shall use Commercially Reasonable Efforts through the Joint Scientific Team and pursuant to the Target Discovery Plan, to conduct Research to identify Identified Targets, using the 23andMe Databases and the 23andMe Data Mining Technologies. At GSK’s discretion, the Joint Scientific Team (or the GSK members thereof) may also be provided with access to data and data mining technologies Controlled by GSK (the “GSK Additional Databases”), provided that prior to providing any GSK Additional Databases to the JST, GSK shall first notify the JRC and the Data Access Subcommittee of the GSK Additional Databases that it proposes to include (or to which it proposes to permit access) in the Collaboration, and the Data Access Subcommittee shall review the proposed GSK Additional Databases and specify the GSK Database Access Rules, which shall be (a) generally aligned with the principles set forth in the Data Access Plan, and (b) in compliance with any requirements and restrictions imposed by (i) the terms of the applicable patient consents, (ii) any Third Party agreement terms applicable to the GSK Additional Databases, and (iii) any requirements imposed by applicable Law.

Section 4.2 Conduct of Target Discovery Phase.

(a) The 23andMe Databases and the 23andMe Data Mining Technologies will be the primary tools for conducting the Target Discovery Activities and Validation Activities for each Identified Target under this Article 4.

(b) The JST shall be responsible for conducting the Target Discovery Activities in accordance with the Target Discovery Plan. The JRC shall determine the allocation of Target Discovery Activities to each Party, subject to JSC approval of the Target Discovery Plan, and for overseeing the performance under the Target Discovery Plan, including adherence to any timelines set forth therein.

(c) Access to data and information generated in conducting the Target Discovery Activities, or provided by a Party for the purposes of such Target Discovery Activities, shall be in accordance with the principles set forth in the Data Access Plan. The JRC shall designate a reasonable number of named GSK and 23andMe individuals on the JST to be recipients of data and information from Target Discovery Activities (the “Designated Data Recipients”). The 23andMe members of the JST shall be responsible for using the 23andMe Databases and 23andMe Data Mining Technologies, and any GSK Additional Databases to generate the initial [***] Reports, and providing such reports and other Level 2 Data and Level 3 Data arising from the performance of the Target Discovery Activities (“Target Discovery Data Set”) to the Designated Data Recipients for review. The GSK and 23andMe individuals on the JST with access to the Target Discovery Data Set shall review such Target Discovery Data Set on at least [***], and shall work together to prepare Target proposals based on the Identified Target criteria set forth at Schedule 1.136, and shall make recommendations to the JRC of Targets that the JST believes are suitable for consideration as Identified Targets. Such proposals will be considered Level 4 Data. GSK and 23andMe may also separately prepare proposals for Identified Targets for submission to the JRC for review. The JRC shall review such recommendations, and shall be responsible for determining which Targets qualify as Identified Targets and should therefore be submitted for review by the JSC for possible inclusion as Collaboration Targets.

Section 4.3 Identified Targets. For each Identified Target, the following will apply:

(a) The JRC shall determine whether a Target identified as a result of the Target Discovery Activities qualifies as an Identified Target, and shall propose such Identified Target to the JSC for consideration by the Parties as to whether such Identified Target should be included as a Collaboration Target. The JRC shall make such determination promptly, and in any event no later than [***]. After any Target is determined to be an Identified Target, one of the following will apply:

(i) If both Parties, through the JSC, decide to continue Research with respect to an Identified Target, the Parties will share equally in the costs of such Research for at least the duration of the Early Research Phase, and such Target will be deemed a “Collaboration Target” and progressed into a Collaboration Program as described in Article 5.

(ii) If either Party declines to share equally in funding continued Research with respect to an Identified Target such that it is not designated as a Collaboration Target, then the other Party may elect to progress the Identified Target into a Unilateral Program as described in Section 7.1. Once an Identified Target has been progressed into a Unilateral Program of a Party, the other Party shall have no further right to participate in such Unilateral Program but will be entitled to royalties (if commercialized) as set forth in TABLE 1 of Section 10.7.

(iii) If the Identified Target is neither a Collaboration Target nor a Unilateral Target, the Identified Target may be out-licensed to a mutually agreed Third Party as set forth in Section 7.2.

(iv) If the Identified Target is not progressed as set forth in any of clauses (i) through (iii), then such Target will be deemed a “Rejected Target” and will be subject to Section 7.3.

(b) Notwithstanding Section 4.3(a)(i) through Section 4.3(a)(iv), if, at the time an Identified Target is first considered by the Parties at a JRC meeting for recommendation for designation as a Collaboration Target, such Identified Target is already being pursued in an existing GSK Independent Program, then GSK shall notify 23andMe at such JRC meeting, or in writing within [***] days following such JRC meeting, and GSK may in its sole discretion elect to:

(i) [***];

(ii) [***]; or

(iii) [***].

Section 4.4 Funding. The Parties shall share equally the Research Costs for the activities performed pursuant to the Target Discovery Plan. Each Party shall report such costs in accordance with the Quarterly Financial Procedures, and if either Party has incurred less than fifty percent (50%) of the total of such Research Costs, that Party will pay the other Party an amount of money as required to achieve an equal sharing of total Research Costs [***].

Section 4.5 Target Validation Outside the Collaboration. With respect to Targets, compounds or products arising from GSK Independent Programs, during the Discovery Term, GSK will have the right to access the 23andMe Databases and 23andMe Data Mining Technologies for such GSK Independent Programs for Validation Activities without any additional access fee or cost to GSK, subject to the following:

(a) For GSK Independent Programs that are not GSK Unilateral Programs, if GSK accesses the 23andMe Databases or the 23andMe Data Mining Technologies for Validation Activities in connection with a Target that is not an Identified Target or a Collaboration Target, and then in connection with such access learns [***] such that one or more of the events on Schedule 4.5 occurs (such event or events in such case, a “Material Benefit”) with respect to a product arising from such GSK Independent Program (“Impacted Product”), then commencing (i) for any Impacted Product that is first approved ([***]) by the Regulatory Authorities in the applicable country after the achievement of a Material Benefit, as of the First Commercial Sale of such Impacted Product in the applicable country in the indication(s) for which the Material Benefit applies, or (ii) for any Impacted Product that is first approved by the Regulatory Authorities in the applicable country prior to the achievement of a Material Benefit (e.g. [***]), then from the date of the occurrence of the Material Benefit with respect to the particular country and the particular indication(s), GSK shall pay to 23andMe a royalty on net sales of such Impacted Product in such country equal to (A) [***] or (B) [***].

(b) For the first GSK Unilateral Program (selected at GSK’s sole discretion), GSK may access the 23andMe Databases and 23andMe Data Mining Technologies for Validation Activities [***].

(c) For all other GSK Unilateral Programs (i.e. after the first such GSK Unilateral Program addressed in Section 4.5(b)), GSK may access the 23andMe Databases and 23andMe Data Mining Technologies for Validation Activities [***].

(d) Except as set forth in this Section 4.5, GSK has no right to use in connection with any GSK Independent Program, any data generated directly from the use of the 23andMe Databases and 23andMe Data Mining Technologies in discovering and validating Identified Targets (other than data generated with respect to an Identified Target that subsequently became a GSK Unilateral Program). For clarity, for the purposes of this Section 4.5(d), (i) [***] and (ii) [***]. Furthermore, the Parties acknowledge and agree that Validation Activities conducted in connection with GSK Independent Programs are not intended for new Target discovery, however if when performing Validation Activities or Additional Validation Activities in connection with a GSK Independent Program, a new Target (or a novel insight into a Target other than the Target of such GSK Independent Program) is discovered, such Target (or novel insight, as applicable) will be presented to the JRC for assessment and potential inclusion under this Agreement as an Identified Target.

Article 5

Collaboration Programs

Section 5.1 Generally; Contributed Programs.

(a) Generally. Each Collaboration Program will initially comprise an Early Research Phase during which the Parties will work together to identify Development Candidates for a given Collaboration Target, at which point the Lead Party may elect to continue its Development and if so, the Non-Lead Party may elect to exercise its Development Option for such Collaboration Program. Collaboration Programs that progress beyond the Early Research Phase may be pursued by both Parties together (if the Non-Lead Party exercises a Development Option as set forth herein) as a Joint Development Program or by a single Party as a Sole Development Program (if Lead Party elects to continue such Development and the Non-Lead Party elects not to exercise a Development Option), as further described in this Article 5.

(b) GSK Contributed Program. GSK’s late pre-clinical phase program directed to [***] is hereby incorporated into the Collaboration as a Joint Development Program as of the Effective Date and GSK shall be the Lead Party with respect thereto (the “GSK Contributed Program”), subject to the terms and conditions generally applicable to all Collaboration Programs, including as set forth in this Article 5. Joint Development Costs for the GSK Contributed Program will be shared on an equal basis between the Parties following the date upon which the Parties agree upon the plan and budget for such GSK Contributed Program under this Section 5.1(b), subject to any rights of 23andMe to exercise its Opt-Out Option, Reduction Option, or Development Exit Option. The Parties shall discuss plans and budget for the GSK Contributed Program for a period of [***] following the Effective Date. After such [***] period, GSK shall have [***] to develop a Joint Development Plan for the GSK Contributed Program and to present such Joint Development Plan to the JDC. The JDC shall review and approve the Joint Development Plan, including any amendments mutually agreed by the Parties, and shall submit the Joint Development Plan to the JSC for approval in accordance with Section 5.4. 23andMe shall have no obligation with respect to any costs incurred for activities conducted prior to the date upon which the JDC approves the Joint Development Plan in connection with the GSK Contributed Program.

(c) 23andMe Contributed Programs.

(i) GSK Option Right. With respect to each 23andMe Pre-Existing Program, GSK shall have an exclusive option (each, an “Option”), to incorporate such program into the Collaboration. GSK shall have a period of (A) [***] following receipt by GSK of the Data Package for each Accelerated Option Review Program, and (B) [***] following receipt by GSK of the Data Package for each other 23andMe Pre-Existing Program, in each case of (A) or (B), in which to exercise its respective Options (the period commencing as of the Effective Date through the earlier of exercise of the applicable Option or expiration of the applicable period in (A) or (B), the “Option Period”). 23andMe will not deliver to GSK any Data Packages until after GSK has had an opportunity to review the full list of Targets that are the subject of all of the 23andMe Pre-Existing Programs, and will only deliver to GSK Data Packages for those Targets requested by GSK following such review, all in accordance with Section 5.1(c)(iii). [***]. During the Option Period, 23andMe shall cooperate with and assist GSK’s due diligence activities with respect to each 23andMe Pre-Existing Program as reasonably required for GSK to determine whether to exercise its Option with respect thereto, including by providing any information reasonably requested by GSK that was not included in the Data Package and by facilitating reasonable access by GSK to 23andMe personnel who are responsible for the research and development activities for such program to respond to reasonable inquiries by GSK in connection with such 23andMe Pre-Existing Programs. Notwithstanding the foregoing, in requesting additional supporting information in connection with a Data Package, GSK may not require 23andMe to perform any additional experiments or studies, or generate any additional data beyond that which is included in the Data Package requirements in Schedule 5.1(c) (as applicable for the given program). Each Option is exercisable in GSK’s sole discretion by providing written notice of such Option exercise within the Option Period. Payment of the applicable Option Exercise Fee shall be made by GSK in accordance with Section 10.17. The Option exercise notice shall also include notification of whether GSK is assuming the role of Lead Party for such 23andMe Pre-Existing Program. If GSK declines to assume the role of Lead Party, it shall notify 23andMe in writing, and 23andMe will be the Lead Party for such program.

(ii) Consequences of Option Exercise. Upon such exercise, (A) the 23andMe Pre-Existing Program (together with its Target, compounds and products) will be considered an “Optioned Pre-Existing Program”, (B) such Optioned Pre-Existing Program shall be deemed a Collaboration Program in the Early Research Phase and GSK shall be the Lead Party with respect thereto (unless GSK has notified 23andMe in the Option exercise notice that it does not wish to be the Lead Party), (C) the applicable Target will be considered a Collaboration Target, and (D) for any Optioned Pre-Existing Program that is a LSR Program, the JRC shall convene to review all relevant Compounds and determine whether to designate any as Development Candidates for approval by the JSC (at which point 23andMe may elect to exercise its Development Option in accordance with Section 5.3(e)). 23andMe shall promptly make available to GSK all Materials related to the Optioned Pre-Existing Program as well as any tangible embodiments of the technology, information and data described in the Data Package as set forth in Section 5.1(c)(iii) in each case as necessary for GSK to exercise its rights and perform its obligations under this Agreement following the exercise of such Option for such Optioned Pre-Existing Program. All Optioned Pre-Existing Programs will be subject to the terms and conditions generally applicable to all Collaboration Programs, including as set forth in this Article 5. The JSC shall adopt an Early Collaboration Program Plan or Joint Development Plan, as applicable depending on the stage of the program as determined by the JSC, for each Optioned Pre-Existing Program, at which point the Parties’ respective funding obligations as set forth in Section 5.3(b) or Section 5.4(d), as applicable, shall commence. GSK will not be responsible for any costs, expenses or other liabilities incurred by 23andMe in connection with the Optioned Pre-Existing Program prior to such date. In addition, the costs of technology transfer and provision of Materials by 23andMe to GSK under this Section 5.1(c)(ii) shall be shared equally by the Parties.

(iii) Data Packages. Within [***] of the Effective Date and prior to the provision of any Data Package for a 23andMe Pre-Existing Program to GSK, 23andMe shall notify GSK in writing of the identity of each Target that is the subject of a 23andMe Pre-Existing Program so that GSK may decide whether it wishes to receive the corresponding Data Package. 23andMe shall include in such notification a list of no more than [***] of such 23andMe Pre-Existing Programs that it desires be subject to accelerated review for exercise of GSK’s Option (such Programs, the “Accelerated Option Review Programs”). The Target information set forth in the notice shall be deemed to be Level 4 Data and shall be provided to GSK and accessed in accordance with the principles applicable to Level 4 Data and set forth in the Data Access Plan. Following receipt of such information, GSK shall decide whether it wishes to receive the Data Package for the respective 23andMe Pre-Existing Program and provide notice to 23andMe of its decision; provided that if GSK provides such notice more than [***] after receipt of the Target information (i.e., the full list of Targets), then the applicable Option Period shall be reduced on a day-for-day basis. If GSK notifies 23andMe that it does not wish to receive the Data Package for any applicable 23andMe Pre-Existing Program, GSK’s Option with respect to the applicable 23andMe Pre-Existing Program shall be deemed to have been terminated as of such notification date. Prior to GSK providing notice to 23andMe of its decision to receive a Data Package for a 23andMe Pre-Existing Program, GSK shall ensure that access to the identity of the Target that is the subject of such 23andMe Pre-Existing Program is restricted to no more than [***] GSK employees, each of whom is involved in the decision-making process with respect to such 23andMe Pre-Existing Program (and which employees may be different for each Target). For each 23andMe Pre-Existing Program that GSK notifies that it elects to receive a Data Package, 23andMe shall provide GSK with a report and data package corresponding to the activities conducted by 23andMe and its Affiliates for such 23andMe Pre-Existing Program prior to the delivery of such report and data package, which report and data package shall contain the data and information set forth on Schedule 5.1(c) based on its stage of development (each, a “Data Package”) in order for GSK to decide whether to exercise the Option to such 23andMe Pre-Existing Program. Each Data Package shall be deemed to be Level 4 Data and shall be provided to GSK and accessed in accordance with the principles applicable to Level 4 Data and set forth in the Data Access Plan. In conjunction with the delivery of the Data Package, 23andMe shall notify GSK whether such 23andMe Pre-Existing Program is a LSR Program, an ESR Program or a Pre-ESR Program. 23andMe shall use reasonable efforts to provide Data Packages for the LSR Programs, Pre-ESR Programs and ESR Programs within [***] following receipt of GSK’s notice of its determination to receive such Data Package. During the Option Period, GSK shall restrict access to the Data Packages to no more than [***] GSK employees who are involved in the Option exercise decision-making process (which employees may be different for each Data Package). If GSK exercises its Option with respect to a given 23andMe Pre-Existing Program, then the Data Package for such 23andMe Pre-Existing Program may be shared more widely in a manner consistent with GSK’s confidentiality obligations under Article 17. On the other hand, if GSK decides not to exercise its Option with respect to a given 23andMe Pre-Existing Program, then (A) GSK shall return or delete the applicable Data Package and shall otherwise comply with its confidentiality and non-use obligations under Article 17, and (B) 23andMe may engage an independent, Third Party auditor (reasonably acceptable to GSK) at its own expense to confirm GSK’s compliance with this Section 5.1(c)(iii) and its confidentiality and non-use obligations under Article 17, in each case with respect to such Data Package (“Data Package Audit Right”). 23andMe’s Data Package Audit Right may be exercised on a case-by-case basis with respect to each Data Package delivered hereunder and such right must be exercised within [***] following the Effective Date and only if 23andMe has a reasonable basis to believe that GSK has violated its obligations with respect to the applicable Data Package(s). Such audit shall be made at reasonable times during regular business hours and upon at least [***] prior notice to GSK, which notice must include a description of the reasonable basis for conducting the audit.

(iv) Program Access. As soon as reasonably practical following GSK’s exercise of an Option, and in no event later than [***] following the JSC’s adoption of the applicable Plan for such Optioned Pre-Existing Program, unless 23andMe is the Lead Party, 23andMe shall transfer to GSK all Materials related to the Optioned Pre-Existing Program as well as any technology, information and data described in the Data Package whether or not existing as of the delivery of the Data Package; provided that the JSC shall determine the scope and timeline for any such transfer and the Parties shall [***]. Without limiting the foregoing, 23andMe shall cooperate with GSK to ensure a smooth incorporation of the Optioned Pre-Existing Program into the Collaboration.

(v) Expiration. At the end of the Option Period and with respect to each 23andMe Pre-Existing Program, if GSK has not exercised the Option with respect to such 23andMe Pre-Existing Program, GSK will have no further rights to exercise the Option for such 23andMe Pre-Existing Program, and 23andMe will be free to progress such 23andMe Pre-Existing Programs in its discretion outside of the Collaboration, subject to Section 2.6.

(vi) Certain Covenants. 23andMe agrees that on a 23andMe Pre-Existing Program-by-23andMe Pre-Existing Program basis, for the period of time beginning on the Effective Date until the end of the Option Period for the applicable 23andMe Pre-Existing Program, it will take all steps necessary to preserve its rights in such 23andMe Pre-Existing Program and ability to grant to GSK the rights and licenses under such 23andMe Pre-Existing Program set forth in this Agreement.

Section 5.2 Lead Party.

(a) Generally. The Lead Party will be responsible for leading the Research (excluding Target Discovery Activities, for which there is no Lead Party, and such activities will be conducted by the Joint Scientific Team as set forth herein) and Development of any Compounds and Products in the Field in the Territory.

(b) GSK as Lead Party. Subject to Section 5.2(c), GSK will have the first right to be the Lead Party for each Collaboration Program (including any Optioned Pre-Existing Program when such program has completed the Target Discovery Activities). If GSK declines, in its discretion, to be the Lead Party for any potential Collaboration Program but nonetheless wishes to progress an Identified Target as a Collaboration Target, or if GSK declines to continue as the Lead Party after the completion of the Early Collaboration Program Plan for any Collaboration Target (as described in Section 5.3(d)), then 23andMe will have the right, but not the obligation, to assume the role of Lead Party for that Collaboration Program by written notice to GSK. Notwithstanding the foregoing, in no event shall 23andMe have the right to be the Lead Party for the GSK Contributed Program. If, with respect to a given Identified Target, both Parties decline to be the Lead Party for a potential Collaboration Program, (i) prior to the conduct of the Early Research Phase, then the relevant Target will be deemed a Rejected Target and Section 4.3(a)(iii) or Section 4.3(a)(iv) will apply, or (ii) at the completion of the Early Research Phase, then Section 7.2 or Section 7.3 will apply.

(c) 23andMe’s Option to be a Lead Party.

(i) Subject to Section 5.2(c)(iii), 23andMe has the option to be the Lead Party on up to [***] Collaboration Programs (each a “Lead Party Option”) as follows: (A) once GSK has achieved Clinical POC with respect to [***] Collaboration Programs (not including the GSK Contributed Program, but including any Optioned Pre-Existing Program), 23andMe will have its first such Lead Party Option, and (B) once GSK has achieved Clinical POC with respect to [***] Collaboration Programs (inclusive of the initial [***] Collaboration Programs but excluding the GSK Contributed Program), 23andMe will have its [***] Lead Party Option. During the Term until 23andMe has exercised both of its available Lead Party Options, GSK shall notify 23andMe in writing within [***] following its determination that a Collaboration Program has reached Clinical POC, so that 23andMe is able to determine when each of its Lead Party Options becomes available.

(ii) 23andMe may only exercise its Lead Party Option with respect to a Collaboration Program that meets the following criteria (each a “Qualifying Program”): (A) 23andMe must be co-funding Development of the Collaboration Program on a [***] basis as of the time it exercises its Lead Party Option [***], (B) the Collaboration Program as to which it desires to exercise its Lead Party Option must be within the Transferable Period as of the time 23andMe exercises its Lead Party Option, and (C) the Collaboration Program may not be the GSK Contributed Program. In addition, 23andMe’s exercise of a Lead Party Option is subject to GSK’s prior written approval as to the Qualifying Program to which it applies, which approval may be withheld in good faith and on reasonable grounds up to [***] (“Withholding Limit”), but on the [***] such selection of a Qualifying Program, GSK must consent; provided, however, that GSK may withhold consent in its sole discretion in all cases if the Development Candidates in such Qualifying Program are being Developed for use in the [***] or the [***] and such withholding shall not count towards the Withholding Limit. If GSK withholds its consent to a Qualifying Program, 23andMe may instead select the next Qualifying Program, subject to GSK’s consent rights as set forth in this clause (ii).

(iii) For the avoidance of doubt, 23andMe’s option to be the Lead Party on up to [***] Collaboration Programs, as described in this Section 5.2(c), is in addition to its right to assume the Lead Party role in circumstances where GSK declines to be the Lead Party, as described in Section 5.2(a).

(iv) If 23andMe exercises a Lead Party Option, then the Parties shall prepare, through the JDC, a plan for the transfer of the Lead Party responsibilities to 23andMe. GSK shall cooperate in all respects to transfer its Lead Party activities and all applicable Materials to 23andMe. The costs and expense of such transfer shall be [***].

(v) For clarity, in the event that 23andMe ceases funding Development of a Collaboration Program on at least a [***] basis [***] for which it is the Lead Party, then GSK shall have the right, but not the obligation to assume the role of Lead Party as set forth in Section 5.5(g).

(d) The Lead Party for a Collaboration Program will be the Lead Party with respect to all Compounds and Products developed as part of such program, including backups and follow-ons.

Section 5.3 Early Research Phase; Development Option.

(a) Early Collaboration Program Plan. For each Collaboration Program, the Lead Party shall prepare and present to the JRC an early research plan and budget pursuant to which the Parties shall engage in research activities during the Early Research Phase with the objective of identifying Development Candidates for the relevant Collaboration Target (each, an “Early Collaboration Program Plan”). The Early Collaboration Program Plan shall allocate between the Parties responsibility for each activity in the Early Research Phase; provided that the Lead Party may not allocate any activity to the Non-Lead Party in such Early Collaboration Research Plan if the Non-Lead Party objects, in its sole discretion, to such allocation. Each Party shall use its Commercially Reasonable Efforts to perform all of the obligations assigned to it under each Early Collaboration Program Plan. The terms of, and activities set forth in, the Early Collaboration Program Plan shall at all times be designed to be in compliance with all applicable Laws and the Lead Party’s Specified Internal Policies.

(b) Funding. For each Collaboration Program, the Parties shall share equally the Research Costs of all activities performed, and expenses incurred, during the Early Research Phase pursuant to the relevant Early Collaboration Program Plan. Each Party will report such costs in accordance with the Quarterly Financial Procedures, and if either Party has incurred less than fifty percent (50%) of the total of such Research Costs, that Party will pay the other Party an amount of money as required to achieve an equal sharing of total Research Costs pursuant to the terms and conditions set forth in Section 10.17(d).

(c) Oversight; Designation of Development Candidates. The activities performed by each Party under the Early Collaboration Program Plan will be overseen by the JRC. The JRC shall review the results of the Parties’ research activities hereunder during the Early Research Phase and shall determine, subject to review and approval of the JSC, which candidates, if any, to designate as Development Candidates.

(d) Abandoned Collaboration Programs. Neither Party shall be required to conduct or fund research and development work beyond the completion of the activities under the Early Collaboration Program Plan for any Collaboration Target. If one or more Development Candidates have been identified for the relevant Collaboration Target, but neither Party wishes to move forward with one or more of such Development Candidates, the Parties may, on mutual written agreement, out-license the Collaboration Program with respect to the unpursued Development Candidates as set forth in Section 7.2, or either Party may, at a later date, propose moving forward with such Development Candidate(s). If no Development Candidates have been identified, and only one of the Parties wishes to continue research activities with respect thereto, that Party will be free to pursue the Collaboration Program as a Unilateral Program.

(e) Development Option. If at least one Party elects to move forward with one or more Development Candidates following the conduct of the Early Collaboration Program Plan (with GSK having the first right to be the Lead Party, subject to Section 5.2(c)) the Non-Lead Party will have the option to elect to participate, financially and, potentially, operationally, in the development of such Development Candidate(s) (including potential work with respect to any backups thereto) (the “Development Option”) as further described below:

(i) Within [***] following the JSC’s approval of the JRC’s designation of such Development Candidate for a Collaboration Program, the Party that is to be the Lead Party for such Collaboration Program shall deliver to the Non-Lead Party a summary of its anticipated development program for such Development Candidate in the form prepared by such Party for its internal purposes, including, if and to the extent already prepared by such Party for its own internal decision-making purposes: (A) [***], (B) [***], (C) [***], and (D) [***]. If the Non-Lead Party has questions regarding the information contained in such Preliminary Development Package, the Lead Party shall make itself reasonably available to discuss such questions with the Non-Lead Party and provide such information as is reasonably requested and necessary for the Non-Lead Party to decide whether to exercise its Development Option.

(ii) The Non-Lead Party may exercise its Development Option by providing written notice to the Lead Party within [***] following the delivery by the Lead Party of the Preliminary Development Package (the “Opt-In Election Period”), in which case the Collaboration Program will proceed as a “Joint Development Program” as further described in Section 5.4. If, on the other hand, the Non-Lead Party does not exercise its Development Option within this timeframe, (A) it will have no further right to exercise such Development Option with respect to the relevant Collaboration Program, and (B) the Collaboration Program will proceed as a “Sole Development Program” of the Lead Party with all further research and development funding and activities handled exclusively by the Lead Party.

(iii) The Parties acknowledge that where 23andMe has exercised the Development Option, and subsequently exercises a Lead Party Option pursuant to Section 5.2(c), such exercise of its Lead Party Option may occur well after the approval of the designation of the Development Candidate by the JSC, including during [***] for such Development Candidate (but within the Transferable Period). When 23andMe exercises its Lead Party Option with respect to any Joint Development Program (i.e., after exercising its Development Option):

(A)	GSK, as the former Lead Party, will transfer the role of Lead Party to 23andMe pursuant to Section 5.2(c)(iv);

(B)

GSK, as the former Lead Party and new Non-Lead Party shall not be presumed to have exercised its Development Option going forward, and shall instead have the right (but not the obligation) to exercise its Development Option with respect to such Development Candidate, which Development Option shall be exercisable by written notice to 23andMe within [***] after 23andMe’s exercise of the Lead Party Option. If GSK elects to exercise its Development Option, the Collaboration Program will continue to proceed as a Joint Development Program, with both Parties required to fund the Joint Development Program pursuant to Section 5.4(d); and

(C)

If GSK elects not to exercise its Development Option for such Collaboration Program after 23andMe exercises its Lead Party Option, then such Collaboration Program shall become a Sole Development Program of 23andMe, and GSK shall choose, in its sole discretion, whether (1) [***], or (2) [***].

Section 5.4 Development of the Joint Compounds and Joint Products.

(a) General. For each Joint Development Program (and potentially, for each Distinct Product within a given Joint Development Program), the Lead Party shall prepare a Joint Development Plan based upon the plan and budget in the Preliminary Development Package and in accordance with Section 5.4(b) and present such Joint Development Plan to the JDC within [***] of the formation of the JDC (or extension of oversight to an existing JDC). The JDC shall review and approve the Joint Development Plan, including any amendments mutually agreed by the Parties, and shall submit the Joint Development Plan to the JSC for review and approval, which Joint Development Plan (including the Annual Development Budget that is part of the Joint Development Plan) will go into effect once approved by the JSC (or if the JSC cannot agree, as adopted in accordance with Section 21.2). Once approved by the JSC (or if the JSC cannot agree, as adopted in accordance with Section 21.2), the Parties shall conduct a Development program directed toward Development of the Joint Product, on the terms and conditions set forth in this Agreement, including the Joint Development Plan. All such Development shall be conducted under the supervision of the JDC and in accordance with the approved Joint Development Plan. Activities of a Party’s Affiliates, licensees or Sublicensees shall be considered to be activities of such Party for purposes of this Article 5.

(b) Joint Development Plan(s). Each Joint Development Plan shall include a comprehensive overall plan, including Clinical Studies anticipated to be conducted to satisfy applicable regulatory requirements for obtaining Regulatory Approval for [***]. The Lead Party shall allocate responsibility for each Development activity in the Joint Development Plan, including Clinical Studies, to one of the Parties in good faith, taking into consideration each Party’s capabilities and available resources. The terms of, and activities set forth in, the Joint Development Plan shall at all times be designed to be in compliance with all applicable Laws and the Parties’ Applicable Internal Policies (as described in Section 3.11). The Parties expect that [***].

(c) Updating and Amending the Joint Development Plan. The JDC shall review the Joint Development Plan not less frequently than annually and the Lead Party shall prepare detailed and specific Joint Development Plan updates, which shall include the Annual Development Budget for the subsequent Calendar Year, until the completion of the Development activities for the particular Joint Compound. The Lead Party shall submit all such updates to the JDC for review and approval, and the JDC will, in turn, submit such updates [***]. Upon the JSC’s preliminary approval, such updates shall be submitted to each Party for its internal budgeting process [***]. The Lead Party may also develop and submit to the JDC from time to time other proposed amendments to the Joint Development Plan, which the JDC will review and approve together with any mutually agreed amendments. The JSC shall review proposed amendments presented by the JDC and may approve such proposed amendments or any other proposed amendments that the JSC may consider from time to time in its discretion and, upon such approval by the JSC, the Joint Development Plan shall be amended accordingly. Updates and other amendments to the Joint Development Plan, including the Annual Development Budget, shall not be effective without the approval of the JSC, subject to the terms and conditions of Section 21.1. In the event the JDC does not agree on any Joint Development Plan under Section 5.4(a), or annually proposed or other amendment under Section 5.4(c), the JSC shall resolve such dispute in accordance with Section 3.6(c). The provisions of Section 21.2 will govern in the event the JSC is unable to agree on the proposed Joint Development Plan. Notwithstanding anything herein to the contrary, the Lead Party will propose, and the JSC will consider, a Joint Development Plan for each Optioned Pre-Existing Program as soon as reasonably practical following GSK’s exercise of its Option for that program.

(d) Co-Funding; Annual Development Budget.

(i) For each Joint Development Program, starting from the date the Development Option is exercised by the Non-Lead Party through the earlier of (A) [***], or (B) First Regulatory Approval, the Parties shall share equally the Joint Development Costs for such Joint Development Program, including any associated Companion Diagnostic, including the Development Costs incurred for all studies required to obtain Regulatory Approval for each Joint Product in such Joint Development Program [***], and including the cost of such studies in all countries wherever such studies are conducted in the Territory that support Regulatory Approval for each Joint Product in such Joint Development Program [***]. For clarity, (x) Development Costs incurred in connection with specific studies required primarily to obtain Regulatory Approval [***] shall be solely the responsibility of the Lead Party [***], and (y) the cost sharing [***] will continue to apply to any additional Development Costs incurred in connection with the grant of Regulatory Approval [***]. Each Party will record any Joint Development Costs it incurs in accordance with its normal practices and the applicable Accounting Standards, and will report such Joint Development Costs in accordance with the Quarterly Financial Procedures, and if either Party has incurred less than its percentage of the total of such Joint Development Costs, that Party will pay the other Party an amount of money as required to achieve an equal sharing (or other sharing based on the Parties’ respective Elected Percentages) of total Joint Development Costs pursuant to the terms and conditions set forth in Section 10.17(d).

(ii) The Joint Development Plan shall include an estimate of the overall multi-year Joint Development Costs through First Regulatory Approval of the Joint Product on a [***] basis (the “Long Term Development Cost Projections”) and shall include a detailed Annual Development Budget. The Annual Development Budget included in the Joint Development Plan shall set forth the budgeted amounts for Joint Development Costs with respect to activities allocated to the Parties under the Joint Development Plan [***]. The Annual Development Budget shall also include [***]. During any Calendar Year, each Party shall be permitted to include as Joint Development Costs, upon provision of proper documentation evidencing such costs to the other Party, the costs of such Party’s Development activities in excess of the amount allocated in the applicable Annual Development Budget for such activities (A) by up to [***] of the amount so allocated, but solely to the extent [***] or (B) with the unanimous approval of the JDC, which approval may be granted either in advance of such costs being incurred or retroactively; all other excess Development costs will be borne solely by the Party that incurred such costs and may not be recovered from the other Party. Concurrently with the annual update of the Joint Development Plan in accordance with Section 5.4(c), the Lead Party shall also prepare the Annual Development Budget for the upcoming Calendar Year (the “Next Year Annual Budget”) and a non-binding forecast of the Annual Development Budget for the subsequent Calendar Year succeeding the Calendar Year covered by such Next Year Annual Budget (the “Proposed Year 2 Budget”), and any modifications to the Long Term Development Cost Projections and present such budget and forecast to the JDC. Each forecasted Annual Development Budget shall be provided to the Finance Subcommittee in accordance with paragraph 1 of the Quarterly Financial Procedures set forth on Schedule 1.243. The JDC, as part of its review and approval of the updated Joint Development Plan, shall review and approve the Annual Development Budget, including any amendments mutually agreed by the Parties, and shall submit the Annual Development Budget, as part of the Joint Development Plan, to the JSC for review and approval.

(iii) In the event that, during any Calendar Year (the “First Year”), any Development activity expressly provided for in the approved Annual Development Budget to be completed during such First Year is not completed during such First Year (to the extent incomplete, an “Incomplete Activity”) and the full expense budgeted for such activity for such First Year is not incurred (to the extent not incurred, a “Non-Incurred Amount”), then, unless the JSC determines that such Incomplete Activity no longer remains a valid and appropriate Development activity to be conducted hereunder, such Incomplete Activity shall be completed during Calendar Years following such First Year (the “Succeeding Year(s)”) and the Non-Incurred Amount shall be included in the Annual Development Budget(s) for such Succeeding Year(s).

(e) Development Efforts.

(i) Each Party shall use its Commercially Reasonable Efforts to perform all of the obligations assigned to it under each Joint Development Plan. Each Party shall conduct its Development activities in good scientific manner and in compliance with all Applicable Internal Policies, applicable Law, including Laws regarding the environment, safety and industrial hygiene, and GMP, GLP, GCP, informed consent and Institutional Review Board regulations, current standards for pharmacovigilance practice, and all applicable requirements relating to the protection of human subjects.

(ii) In addition, if prior to the First Regulatory Approval of a Joint Product in the first indication with respect to such Joint Development Program, actual Joint Development Costs for such Joint Development Program or such Joint Product for a given [***] period are less than [***] of the Annual Development Budget(s) for such period for such Joint Development Program and no clinical hold or action by any Regulatory Authority or any other Force Majeure event with respect to such Joint Product has occurred during such [***] period which requires the cessation or significant curtailing of Development activities with respect thereto (a “Stalled Program”), then upon request of the Non-Lead Party, the Lead Party shall meet and confer in good faith for a period of [***] with the Non-Lead Party and explain the reasons underlying such Joint Development Program becoming a Stalled Program. Following such [***] period, the Non-Lead Party shall have the right to elect whether to: (A) [***], (B) [***], (C) [***], or (D) [***]. If the Non-Lead Party decides to [***] under clause (B) above, then the Parties shall prepare, through the JDC, a plan for the transfer of the Lead Party responsibilities to the Non-Lead Party and the Lead Party shall cooperate in all respects to transfer its Lead Party activities and all applicable Materials to the Non-Lead Party, with the costs and expense of such transfer [***] by the Parties, and the terms of Section 5.3(e)(iii) shall apply mutandis mutatis. If Non-Lead Party elects to proceed under clause (C) above, the Lead Party shall [***].

(f) Companion Diagnostic. The Lead Party may include the development and use of a Companion Diagnostic as part of a Joint Development Plan (to be approved by the JDC followed by the JSC), in which case any costs associated with the development or procurement of such Companion Diagnostic borne by a Party in accordance with the Annual Development Budget shall be considered Joint Development Costs. The Lead Party will be solely responsible for selecting a Third Party partner for the development of such Companion Diagnostic.

(g) Development outside the Shared Territory. The Lead Party shall provide to the JDC regular, high level, updates with respect to its Development activities conducted to obtain Regulatory Approval outside the Shared Territory which are in addition to and outside of those conducted to support [***] for any Joint Compound and Joint Product, and if the activities in support of [***] are not yet complete, shall coordinate such activities through the JDC, with the activities being conducted in support of [***].

Section 5.5 Rights to Opt-Out or Reduce Funding for Joint Development Programs.

(a) Generally. Subject to Section 5.5(b), with respect to each Joint Development Program as to which the Non-Lead Party has exercised its Development Option, each Party (whether the Lead Party or the Non-Lead Party) will have a one-time right to cease funding its share of Joint Development Costs for the Joint Development Program in its entirety with respect to all indications and Distinct Products (the “Program Opt-Out Option”) or to reduce its share of funding for the Joint Development Program in its entirety with respect to all indications and all Distinct Products (the “Program Reduction Option”) at the following milestones (except that the Program Reduction Option is available only at the Second Key Development Milestone and Third Key Development Milestone, whereas the Program Opt-Out Option is available at each of the Key Development Milestones), subject to the terms and conditions below and such Party providing the required written notice:

(i) Within [***] following completion of statistical analysis (the SAC) of the first Phase I Clinical Study for a Product the Party conducting such Phase I Clinical Study shall present to the other Party and to the JDC a summary of the key data derived from such Phase I Clinical Study (the “Phase I Data Package”). This summary will include [***]. Following presentation and discussion between the Parties, electronic copies of tables, figures and listings may be requested from the Party conducting the study. During the period starting with the Completion of such Phase I Clinical Study until the Commencement of the Phase II Program for the applicable Joint Development Program (the “First Key Development Milestone”), the Party conducting such Clinical Study shall make itself reasonably available to answer any questions of the other Party with respect to such Clinical Study, and each Party shall have the right to exercise its Program Opt-Out Option (but not its Program Reduction Option) (or, alternatively, its Product Opt-Out Option (but not its Product Reduction Option) as set forth below in subsection (b) if such Product is a Distinct Product from another Product in such Program); provided that such Party provides the other Party with prior written notice of its election to exercise its Program Opt-Out Option no later than [***], in which case such Party [***];

(ii) Within [***] following completion of SAC of the Clinical Study(ies) for a Product in the Phase II Program, the Party conducting such Clinical Study(ies) shall present to the other Party and to the JDC a summary of the key data derived from such Clinical Study(ies) (the “Phase II Data Package”). This summary will include [***]. Following presentation and discussion between the Parties, electronic copies of tables, figures and listings may be requested from the Party conducting such Clinical Study(ies). In addition, the Lead Party will deliver to the Non-Lead Party (A) [***]; and (B) a summary of [***]. During the period starting with the Completion of the Phase II Program for a Product until the Commencement of the Phase III Program (the “Second Key Development Milestone”), the Party conducting such Clinical Study shall make itself reasonably available to answer any questions of the other Party with respect to such Phase II Data Package and Phase III Program plan, and each Party shall have the right to exercise either its Program Opt-Out Option or its Program Reduction Option; provided that such Party provides the other Party with prior written notice of such election to exercise its Program Opt-Out Option or Program Reduction Option (or, alternatively, its Product Opt-Out Option or Product Reduction Option as set forth below in subsection (b) if such Product is a Distinct Product from another Product in such Program); no later than [***] from the date of presentation of the Phase II Data Package, in which case such Party [***]; or

(iii) Within [***] following completion of SAC of the Clinical Study(ies) for a Product in the Phase III Program, the Lead Party shall present to the Non-Lead Party a summary of the key data derived from such Clinical Study(ies) (the “Phase III Data Package”). This summary will include [***]. GSK will also provide to 23andMe [***]. Following presentation and discussion between the Parties, electronic copies of tables, figures and listings may be requested from the Lead Party, who will provide them reasonably promptly following such request. Following Completion of the Phase III Program for a Product (the “Third Key Development Milestone”), the Lead Party shall make itself reasonably available to answer any questions of the Non-Lead Party with respect to such Phase III Data Package, and each Party shall have the right to exercise either its Program Opt-Out Option or its Program Reduction Option (or, alternatively, its Product Opt-Out Option or Product Reduction Option as set forth below Section 5.5(b) if such Product is a Distinct Product from another Product in such Program); provided that such Party provides the other Party with prior written notice no later than [***] from the date of presentation of the Phase III Data Package, in which case such Party [***].

(b) Distinct Products. If a Joint Development Program includes [***] Distinct Products, then as an alternative to exercising its Program Opt-Out Option following the First Key Development Milestone, Second Key Development Milestone, or Third Key Development Milestone or its Program Reduction Option following the Second Key Development Milestone or Third Key Development Milestone, either Party may instead elect to, respectively, cease funding its share of Joint Development Costs on a Distinct Product-by-Distinct Product basis with respect to all indications (the “Product Opt-Out Option”) or to reduce its share of funding on a Distinct Product-by-Distinct Product basis with respect to all indications (the “Product Reduction Option”); provided that such Party provides the other Party with prior written notice no later than [***] from the date of presentation of the [***], as applicable. For clarity, a Product Opt-Out Option or Product Reduction Option shall not be available to a Party if such Party previously exercised its Program Reduction Option; except that if a Party has exercised its Program Reduction Option with respect to a Joint Development Program that later expands to include an additional Distinct Product not existing as of the date of such exercise, then such Party may exercise its Product Opt-Out Option with respect to such additional Distinct Product under this Section 5.5(b). In the event a Party exercises a Product Reduction Option or a Product Opt-Out Option pursuant to this Section 5.5(b), then the following will apply:

(i) [***];

(ii) [***] (i) above, [***]; and

(iii) [***].

(c) Content of Notice.

(i) In all cases where a Party elects to exercise an Opt-Out Option, the required written notice must identify the Joint Development Program at issue and in the case of a Product Opt-Out Option, the Distinct Product(s) at issue and include a statement that the Party desires to cease all further Development funding with respect such Joint Development Program or such designated Distinct Product(s), as the case may be.

(ii) In all cases where a Party elects to exercise a Reduction Option, the required written notice must identify the Joint Development Program and in the case of a Product Reduction Option, the Distinct Product(s) at issue and include a statement that the Party desires to reduce its share of Development funding with respect thereto together with the new lower percentage of Joint Development Costs (the “Elected Percentage”) which such Party elects to bear going forward with respect to such Joint Development Program or Distinct Product, as applicable, subject to Section 5.5(f).

(d) One-Time Right. Once a Party elects to exercise an Opt-Out Option or a Reduction Option at any of the applicable Key Development Milestones, such election will be irrevocable (except with written permission of the other Party) with respect to the applicable Distinct Product(s) or Joint Development Program, as the case may be, and, with respect to the Reduction Option, such Party will have no right to increase (except pursuant to Section 5.4(e)(ii)), or to cease or to further reduce its funding obligations thereafter (other than, if applicable, by exercising its Development Exit Option or Commercialization Exit Option).

(e) Impact on Profit Sharing and Royalties.

(i) Unless a Party exercises an Opt-Out Option or Reduction Option with respect to a Joint Development Program or one or more Distinct Product(s) in such Joint Development Program, then, then both Parties will share fifty percent (50%) of the Net Profit for the applicable Joint Product(s) in [***] and shall pay fifty percent (50%) of the Net Losses for such Joint Product(s) in [***], with respect to all indications and as further described in and subject to Section 10.5, and such Party will receive royalties on Net Sales [***] and [***]. For clarity, this Section 5.5(e)(i) will also apply following the exercise of a Product Opt-Out Option or Product Reduction Option, to any remaining Joint Development Program after reallocation pursuant to Section 5.5(b)(i).

(ii) If a Party elects to exercise either a Program Reduction Option or a Product Reduction Option, and continues funding an amount equal to the Elected Percentage of the Joint Development Costs for the applicable Joint Development Program (including all Joint Products being pursued as part of such program and with respect to all indications) through First Regulatory Approval, then such Party will receive an amount equal to that Party’s Adjusted Percentage of the Net Profits for the relevant Joint Product(s) in [***] and shall pay an amount equal to the Adjusted Percentage of the Net Losses for such Joint Product(s) in [***], as further described in and subject to Section 10.5, and such Party’s royalties on Net Sales [***] will be similarly reduced to reflect its Adjusted Percentage, as further described in and subject to Section 10.7.

(iii) If a Party elects to exercise a Program Opt-Out Option or a Product Opt-Out Option, then such Joint Development Program will become a Sole Development Program (or the affected Distinct Product(s) will become Sole Development Product(s) and shall constitute a separate Sole Development Program as contemplated in Section 5.5(b)(ii)), and for clarity, such Party will not share the Net Profits or Losses for the relevant Product(s) and will instead receive a royalty on Net Sales of such Sole Development Product(s) as set forth in Section 10.7.

(f) Floor for Reducing Funding; True-Up. With respect to any Joint Development Program, if a Party elects to exercise a Program Reduction Option, then subject to the remainder of this Section 5.5(f), in no event may its aggregate share of total Joint Development Costs for the applicable Joint Development Program (including all Distinct Products being pursued as part of such Joint Development Program for the duration of time such Distinct Products are part of such Joint Development Program and with respect to all indications) (as measured from the date the Development Option is exercised through First Regulatory Approval of the first indication, or if the Joint Development Program was formed as a result of a Product Reduction Option, as measured from the date of such formation under Section 5.5(b)(i) through First Regulatory Approval of the first indication) be less than [***]. Accordingly, (i) prior to such Party exercising its Program Reduction Option by delivering the required notice, it shall consult with the other Party to ensure the Elected Percentage is at a level which the Parties reasonably estimate will result in an overall funding level of at least [***] of the projected total Joint Development Costs for the Joint Development Program (or the new Joint Development Program including the Distinct Product(s) for which a Product Reduction Option was exercised); and (ii) within [***] days after First Regulatory Approval of the relevant Joint Product, each Party shall report its Joint Development Costs in accordance with the Quarterly Financial Procedures and the Parties shall calculate the overall share of the total Joint Development Costs for the Joint Development Program actually borne by the exercising Party, and if such share is below [***] of the total Joint Development Costs then the exercising Party shall pay the other Party an amount that, when added to the Joint Development Costs actually borne by the exercising Party, equals [***] of the total Joint Development Costs for the Joint Development Program pursuant to the terms and conditions set forth in Section 10.17(d).

(g) Impact on Development Activities and Governance.

(i) Notwithstanding the exercise by either Party of a Reduction Option or Opt-Out Option at any Key Development Milestone, both Parties shall continue to share, equally, any additional Development Costs of any Clinical Study Commenced by the Parties prior to such exercise (including on all Joint Products that are the subject of such Joint Development Program) until the date of Completion of each such Clinical Study as well as any costs that would not have been incurred but for such Party’s exercise of its Reduction Option or Opt-Out Option [***].

(ii) If the Non-Lead Party elects to exercise a Reduction Option (and the Lead Party does not exercise either an Opt-Out Option or a Reduction Option), the Lead Party shall promptly revise the Joint Development Plan as required to reallocate responsibilities to the Lead Party consistent with the Parties’ respective funding commitments going forward, which amendments would be subject to approval by the JDC and JSC as described above, and the Parties shall continue to use Commercially Reasonable Efforts to perform under the revised Joint Development Plan.

(iii) If the Non-Lead Party elects to exercise a Program Opt-Out Option (and the Lead Party does not exercise either a Program Opt-Out Option or a Program Reduction Option), the JDC will be disbanded if the applicable Joint Development Program is the only Joint Development Program at such time or otherwise shall no longer have authority over such program (and the applicable Joint Development Plan and Annual Development Budget will be of no further effect other than with respect to costs incurred prior to the effective date of the Opt-Out Option exercise and with respect to continuing Clinical Studies) and the Joint Development Program will thereafter be considered a Sole Development Program, with the Lead Party having full discretion over all Development of the relevant Compound and Product(s) going forward, provided that if such program is a Late Exit Sole Development Program, then such Lead Party shall continue to use Commercially Reasonable Efforts to Develop and Commercialize Products arising from such Late Exit Sole Development Program.

(iv) If the Lead Party wishes to exercise a Reduction Option for a given Joint Development Program (where the Non-Lead Party has not exercised either an Opt-Out Option or a Reduction Option for such Joint Development Program), it shall notify the JSC of such intent, the Distinct Products to which such Reduction Option applies, and the anticipated amount of such reduction (such reduced amount resulting from the exercise of such option, the “Funding Deficit”), and the Parties shall discuss options for amending the applicable Joint Development Plan or reallocating funding priorities under such Joint Development Plan in a way that may allow the Collaboration Program to proceed as a Joint Development Program (taking account of such Funding Deficit). For clarity, if the Lead Party is exercising a Product Reduction Option for one (1) or more Distinct Products, then this Section 5.5(g)(iv) shall apply only to the Joint Development Program that includes such Distinct Products following the reallocation set forth in Section 5.5(b)(i). If the Parties are unable to agree on such an amendment within [***] following the Lead Party’s notice, then the Lead Party shall be deemed to have exercised its Reduction Option for the amount of the Funding Deficit as of the date of expiration of such [***] period. Following such date, the Non-Lead Party shall have a period of [***] to elect to increase its funding over [***] to cover the amount of the Funding Deficit and in such case, also, at its election, become the Lead Party thereafter. If the Non-Lead Party elects to increase its funding, the JDC shall promptly revise the Joint Development Plan, subject to JSC review and approval, as required to reallocate responsibilities between the Parties consistent with patient requirements and the Parties’ respective funding commitments going forward, and at the Non-Lead Party’s request, to allow such Non-Lead Party to assume the role of the Lead Party, and the Parties shall continue to use Commercially Reasonable Efforts to perform under the revised Joint Development Plan. If the Non-Lead Party declines to increase its funding, the Joint Development Program will terminate and the Parties shall seek to out-license the terminated Joint Development Program to a Third Party (where the Lead Party will take the lead on any out-licensing effort and will have the right to deduct its deal costs reasonably incurred with such out-licensing from any amounts otherwise payable to the Non-Lead Party hereunder).

(v) If the Lead Party elects to exercise an Opt-Out Option but the Non-Lead Party does not exercise an Opt-Out Option, then the Non-Lead Party shall have a period of [***] to elect to do either of the following, by written notice to the Lead Party with respect to the Distinct Products that are the subject of the Lead Party’s Opt-Out Option (after reallocation pursuant to Section 5.5(b)(i)): (A) [***], or (B) [***].

(vi) If both the Lead Party and the Non-Lead Party elect to exercise either a Program Opt-Out Option or a Product Opt-Out Option for a Joint Development Program or specified Distinct Product(s), the Joint Development Program in its entirety or such program with respect to the specified Distinct Product(s) shall terminate, and the Parties shall discuss, through the JSC, whether to out-license such Joint Development Program or Distinct Product(s) as the case may be to a Third Party (in which case the Lead Party will take the lead on any out-licensing effort and will have the right to deduct its deal costs reasonably incurred with such out-licensing from any amounts otherwise payable to the Non-Lead Party hereunder) or to terminate such Joint Development Program or specified Distinct Product(s), in which case all costs of winding down the Joint Development Program in its entirety or the specified Distinct Product(s), as the case may be will be shared by the Parties.

(vii) If both the Lead Party and the Non-Lead Party elect to exercise either a Program Reduction Option or a Product Reduction Option for specified Distinct Product(s), the Parties, through the JDC, shall discuss how best to proceed, including whether to: (A) seek a Third Party funding source to fund the Funding Deficit in the impacted Joint Development Program created by each Party’s election, or (B) terminate the Joint Development Program that includes the impacted Distinct Products, in which case the Parties shall seek to out-license the terminated Joint Development Program to a Third Party, provided that in either case, the Lead Party will take the lead on any such funding or out-licensing effort [***].

Section 5.6 Sublicensing and Subcontracting under a Joint Development Program.

(a) If the Lead Party subcontracts with a Third Party to perform some (but not all) of its responsibilities under the Joint Development Plan (e.g., uses a CRO, CMO or other vendor of services), as distinct from licensing or sublicensing its rights to Develop the Joint Product in the Shared Territory, such subcontracting will not be considered an exercise of the Lead Party’s Opt-Out Option or Reduction Option, and the Non-Lead Party’s rights and responsibilities will remain unchanged. The Non-Lead Party may subcontract any of its responsibilities under the Joint Development [***]. The Parties respective rights to subcontract, license or sublicense Commercialization activities are set forth in Section 8.2.

(b) If on the other hand, the Lead Party (the “Out-licensing Party”) seeks to license or sublicense, or assign or transfer, its entire rights to Develop and Commercialize (as opposed to Commercialization only, which is subject to Section 8.2) the Joint Product in some or all of the Shared Territory, such that the Third Party would be performing substantially all of the Lead Party’s activities under the Joint Development Plan (each, a “Partnering Agreement” and such Third Party a “Third Party Partner”), then prior to entering into any definite agreement with any potential Third Party Partner in connection with a Joint Product, the Out-licensing Party shall first notify the Non-Lead Party of its intention to enter into a Partnering Agreement with respect to the specified Joint Product, including, if known, the identity of the proposed Third Party Partner (such notice, a “Partnering Notice”), and the following shall apply:

(i) If, as of the date of the Partnering Notice, the Non-Lead Party is co-funding [***] of the Joint Development Costs for such Joint Development Program, and if the proposed Partnering Agreement is for rights in [***] (“Applicable Territory”), then such Non-Lead Party shall have (A) [***]; and (B) [***].

(ii) If, as of the date of the Partnering Notice, (A) the Non-Lead Party is co-funding less than [***] of the Joint Development Costs for such Joint Development Program, or (B) the Non-Lead Party notifies the Out-licensing Party that it does not wish to assume the Lead Party role or the Parties cannot agree to terms under which the Non-Lead Party would assume the Lead Party role, then the Out-licensing Party may proceed to enter into a Partnering Agreement provided that the remainder of this Section 5.6(b) will apply.

(iii) At least [***] prior to entering into any such Partnering Agreement, the Out-licensing Party shall notify the other Party of its intention to enter into such Partnering Agreement within such [***] period, confirming the identity of such Third Party Partner and for information purposes only providing a summary of the scope and nature of such Partnering Agreement, subject to confidentiality provisions and to the extent permissible.

(iv) No additional members of the JSC or JDC or any other Committee established hereunder shall be added as a result of such Partnering Agreement, [***].

(v) Such Partnering Agreement shall provide that if the Third Party Partner is assuming the Lead Party role, (A) any Clinical Studies allocated to be conducted by the Non-Lead Party under the then-current Joint Development Plan shall remain in effect; and (B) such Third Party Partner shall share with the Non-Lead Party or the JDC all Data, Know-How and other information as and to the extent the Lead Party is so required under this Agreement.

(vi) The Out-licensing Party shall remain responsible for all payments under this Agreement to the other Party unless otherwise agreed by such other Party, and to the extent the Third Party Partner fails to fund its share of any Joint Development Costs, the Out-licensing Party shall remain responsible for such failure.

(vii) Notwithstanding the foregoing, in no event will GSK have the right to enter into a Partnering Agreement with respect to any Joint Product subject to an Optioned Pre-Existing Program (A) [***], or (B) [***], in each case of (A) or (B), except as may be approved by 23andMe, such approval not to be unreasonably withheld, conditioned or delayed.

(c) Except in the case in which the Non-Lead Party has instructed the Lead Party to include its rights in a Partnering Arrangement pursuant to clause (b)(i)(B), the Non-Lead Party shall have the right [***]. The Non-Lead Party shall remain responsible for all payments under this Agreement to the Lead Party [***]. For the avoidance of doubt, except as described in this Section 5.6(c), the Non-Lead Party shall not be permitted to assign any of its rights under this Agreement to [***].

Section 5.7 Clinical Studies.

(a) Generally. All Clinical Studies of the Joint Products for any indication in the Field conducted by the applicable Party shall be conducted only pursuant to this Agreement and the Joint Development Plan. Any Clinical Studies of the Joint Products will be conducted in accordance with the Applicable Internal Policies and GCP standards and involve investigators of recognized competence. If agreed to by the Parties in writing or approved by the JDC, or if a Party has a reasonable basis to believe a violation of applicable Law has occurred with respect to a given Clinical Study, each Party shall have the right, at its own expense and subject to the terms and conditions of any applicable agreements, to audit all Clinical Study sites used by the other Party, and have all other audit rights to ensure that any necessary compliance standards are upheld. Such audit shall be made at reasonable times during regular business hours and upon at least [***] Business Days’ prior notice to such other Party and the Clinical Study site. Summaries of results of all Clinical Studies conducted by either Party with respect to any Compound and Product shall be published on GSK’s Clinical Trial Register, unless GSK has exercised its Opt-Out Option and is not conducting or funding any activity with regard to the applicable program.

(b) Investigator-Initiated Studies. The Lead Party shall determine, and the Joint Development Plan shall set forth, the Parties’ respective responsibility, if any, for sponsorship of investigator-initiated studies of the Joint Products in the Territory. All sponsorship of such investigator-initiated studies shall be subject to approval by the Lead Party.

(c) Clinical Study Protocols. All Clinical Studies conducted under the Joint Development Plan will first be approved in concept by the JDC. For any Clinical Studies that are to be conducted solely by GSK (including through an affiliated entity or a subsidiary) or its contractors, the protocol and related investigator’s brochures shall be designed by GSK in accordance with the approved Joint Development Plan with review and input from 23andMe within [***] days of submission to 23andMe of the draft protocol; provided, that if 23andMe identifies a material issue in the protocol, it may refer the issue to the JDC for revision. For any Clinical Studies that are to be conducted solely by 23andMe (including through an Affiliate) or its contractors, the protocol and related investigator’s brochures will be designed by 23andMe in accordance with the approved Joint Development Plan with review and input from GSK within [***] days of submission to GSK of the draft protocol; provided that if GSK identifies a material issue in the protocol, it may refer the issue to the JDC for revision. For any Clinical Studies to be conducted jointly by the Parties, the protocol will be designed and mutually approved by GSK and 23andMe. The Lead Party will secure any required approvals from any IRBs, safety boards or the like. Notwithstanding the foregoing provisions of this clause (c), the Party conducting the Clinical Study may make modifications to the protocol on an emergency basis for patient safety reasons and if so may notify the other Party as promptly as practical.

(d) CTR Services.

(i) For any Products, if selected by the Lead Party for Clinical Studies, and upon GSK’s request, 23andMe shall conduct CTR Services with respect to such Products as set forth in this Section 5.7(d). 23andMe shall first perform a CTR Feasibility Study based on the specified Product and Clinical Stud(ies). Any CTR Services performed by 23andMe for Products shall be on a Preferred Basis. “Preferred Basis” means that the Product that is the subject of the CTR Services will be afforded the financial terms and conditions set forth in Section 5.7(d)(iii), and the exclusivity terms and conditions set forth in Section 5.7(d)(iv) in connection with the use of the 23andMe Databases and 23andMe Data Mining Technologies for the conduct of the CTR Services (the scope of which will be specified at the time the eligibility criteria are set for the applicable Clinical Study).

(ii) If 23andMe has any obligations to Third Parties pursuant to agreements existing as of the Execution Date, the Preferred Basis that is afforded to a given Product shall be subject to any restrictions in such agreements between 23andMe and the applicable Third Parties as such restrictions exist as of the date the eligibility criteria are set for the applicable Clinical Study.

(iii) 23andMe shall provide the CTR Services for each Collaboration Program on an “at cost” basis (i.e. 23andMe’s internal personnel costs at [***] plus out of pocket costs paid to Third Parties in connection with such CTR Services) and, in the case of a Joint Product, such costs will constitute Joint Development Costs with respect to such Joint Product. GSK may also request that in connection with the provision of such CTR Services, 23andMe (A) contact [***], or (B) [***] (the “Supplementary CTR Services”). Any such Supplementary CTR Services will be subject to 23andMe’s consent, taking into account its capacity and resources, but not to be unreasonably withheld. The Parties shall agree in writing upon the scope and timing of any such Supplementary CTR Services, including the engagement of any Third Party in connection therewith, and 23andMe shall provide such agreed Supplementary CTR Services on an “at cost” basis as set forth in this Section 5.7(d)(iii).

(iv) 23andMe may offer CTR Services to Third Parties on a co-exclusive (with GSK) or non-exclusive basis, except that, on a Clinical Study-by-Clinical Study basis for (A) any Phase II Study or (B) any Phase III Study or Pivotal Clinical Study being conducted on a Product, during the period commencing on the date that the eligibility criteria are set for the applicable Clinical Study (i.e., approximately [***] before the first patient is dosed in such Clinical Study) and ending on the date that 23andMe has completed the CTR Services for the applicable Clinical Study, 23andMe shall not commence any CTR Services for any Third Party for any Clinical Study with substantially similar eligibility criteria as the applicable Clinical Study in such Collaboration Program.

Section 5.8 Animal Welfare. With respect to any Research and Development activities conducted by 23andMe under this Agreement that involve the use of animals, including any animal studies, 23andMe agrees to comply with the terms of Schedule 5.8.

Article 6

Regulatory Activities

Section 6.1 Generally. Each Party will have full control and discretion over all regulatory and pharmacovigilance matters pertaining to its Discretionary Programs. With respect to Collaboration Programs (including Joint Development Programs) that are being co-funded by the Parties, the Lead Party shall have the sole right to liaise with and manage all interactions with Regulatory Authorities, and to make all Regulatory Filings, in the Territory in relation to such Collaboration Program and the Compound(s) and Product(s) that are part of such Collaboration Program, including filings relating to obtaining and maintaining Regulatory Approval and any patent listings in the Territory. Without limiting the foregoing, the Lead Party shall have sole decision-making authority and shall be solely responsible for submitting patent information to the FDA as required for listing in the Orange Book as required by 21 C.F.R. §214.53 (d)(2) and 35 U.S.C. §156 (Hatch-Waxman Act). Additionally, the Lead Party shall be responsible for all acts required of the reference product sponsor under the US Biologicals Price Competition and Innovation Act of 2009 (42 U.S.C. § 262) (“Biologics Act”), or any foreign equivalents thereof. Specifically, the Lead Party will control all of the actions, filings, and communications with any follow-on biologic applicant under the Biologics Act with respect to Products including generating the following documents: (a) the list of patents that the Lead Party believes could be reasonably asserted to be infringed by the launch of the Biosimilars product; (b) the list of patents, if any, which the Lead Party would be willing to license to the follow-on biologic applicant; (c) the detailed statement describing the factual and legal basis for why each listed patent will be infringed by the follow-on biologic applicant; and (d) the response to the follow-on biologic applicant’s statement regarding validity and enforceability of each of the listed patents. For the avoidance of doubt, any decision made by the Lead Party under this Section 6.1 shall not be used to determine, as between the Parties, whether a Patent contains any Valid Claim or whether any Product is covered by any Valid Claim within the Collaboration Program Patents. Notwithstanding anything to the contrary in this Agreement, the Lead Party shall be solely responsible, in its discretion, for developing the regulatory strategy for the Shared Territory and Rest of World with respect to seeking and obtaining Regulatory Approval of the Joint Products in the Shared Territory and Rest of World and overseeing the implementation of such strategy.

Section 6.2 Meetings and Communications. During the Target Discovery Phase and the Early Research Phase of any Collaboration Program, each Party shall keep the other Party reasonably informed of any material communications from, or meetings with, any Regulatory Authority pertaining to such Party’s Research and Development activities performed under this Agreement. To the extent relating to a Joint Compound or Joint Product, the Party that is the regulatory sponsor or owner of a Regulatory Filing shall provide the other Party with: (a) to the extent allowable by applicable Laws and the relevant Regulatory Authority and to the extent practicable, an opportunity to have one or more of its representatives attend and observe (but not participate unless specifically agreed to by the regulatory sponsor or owner in advance) in substantive discussions and meetings with the FDA or any other Regulatory Authority with respect to any Clinical Studies or other matters (e.g., CMC or non-clinical issues); (b) a copy of any material documents, reports or correspondence submitted to the FDA or any other Regulatory Authority; and (c) reasonable advanced notice (to the extent practicable) of substantive meetings, scheduled or unscheduled, with the FDA or any other Regulatory Authority. All such documents or reports described in clause (b) above shall be provided to the JDC at least [***] days prior to their submission to the applicable Regulatory Authority. To the extent a Party receives material written or oral communications from the FDA or any other Regulatory Authority relating to a Joint Compound or Joint Product in the Field or activities under this Agreement with respect to a Joint Compound or Joint Product, such Party shall notify the other Party and provide a copy of any such written communications to the other Party as soon as reasonably practicable, except in the United States where such communications will be provided within twenty-four (24) hours of receipt. In addition, upon a reasonable request from the other Party, each Party shall provide copies of other documents, reports or communications from or to Regulatory Authorities relating to Joint Compounds or Joint Products in the Field or activities under this Agreement with respect to Joint Compounds or Joint Products.

Section 6.3 Regulatory Submissions.

(a) Ownership. Except as otherwise agreed by the Parties in writing with respect to a Clinical Study being conducted by the Non-Lead Party, the Lead Party will be the regulatory sponsor for and own and hold all Regulatory Filings and Regulatory Approvals for the Products for which it is the Lead Party in the Field in the Territory and shall have the sole right to file, obtain and maintain all Regulatory Filings and Regulatory Approvals for Development, Manufacture and Commercialization of the Products for which it is the Lead Party, including INDs, NDAs, BLAs, Regulatory Approvals for product labeling or promotional materials and other items filed with the FDA or other Regulatory Authorities with respect to the Products in the Field.

(b) Pricing and Reimbursement Approvals. The Lead Party shall be responsible for and have the exclusive right to seek and attempt to obtain pricing and reimbursement approvals for the Products in the Field in the Territory.

Section 6.4 Exchange of Development Data. Without limiting the other provisions of this Agreement, at the request of the Lead Party, or upon direction by the JSC or JDC, the Non-Lead Party shall provide to the Lead Party in a prompt manner pertinent Data developed by or on behalf of the Non-Lead Party, as applicable, in connection with the Development of a Product in the Field under this Agreement or the performance of other activities under the Plans as necessary or useful for the Lead Party to satisfy Regulatory Approval requirements for application or maintenance of Regulatory Approvals of a Product in the Territory. The format of, and media for exchanging, such Data shall be decided by the JDC. Each Party shall have the right, without obtaining the approval of the other Party and without additional payment to such other Party (other than payments expressly provided in this Agreement), to reference, access and use such Data, and all reports, documents and other information developed by any Party that is derived from such Data, for purposes of preparing and submitting INDs, NDAs, BLAs and other Regulatory Filings for the Products and preparing and filing patent applications in accordance with this Agreement.

Section 6.5 Use of Contractors. Subject to Section 5.6(a), each Party shall have the right to use the services of Third Party contractors, including clinical research organizations (“CROs”), contract manufacturing organizations (“CMOs”), and the like, to assist such Party in fulfilling its Research and Development activities under this Agreement, subject to the following terms and conditions: (a) none of the rights of the other Party hereunder are diminished or otherwise adversely affected as a result of such subcontract; (b) such Third Party contractor is bound by a written agreement that is consistent with terms and conditions of this Agreement, including applicable confidentiality, publication and intellectual property ownership provisions; (c) such Party shall remain responsible under this Agreement for ensuring, and shall be liable to the other Party for, the compliance of such Third Party contractor with this Agreement; and (d) with respect to a Non-Lead Party, only if the Lead Party has provided prior written consent, which consent may be withheld only on reasonable grounds. Notwithstanding the foregoing, at the time of preparation of the Joint Development Plan for a given Collaboration Program, where reasonably practicable, the Parties will discuss through the JSC and agree upon any Third Party contractors that the Non-Lead Party anticipates it may wish to use to perform activities for or on behalf of such Non-Lead Party. Such pre-approved Third Party contractors will be listed in the Joint Development Plan, and, subject to Section 5.6(a), no separate approval shall be required for the Non-Lead Party to use such Third Parties to perform activities with respect to any Joint Product. The Lead Party will have the right to audit any Third Party contractor used by the Non-Lead Party to fulfill its Research and Development activities to confirm such contractor’s compliance with the terms and conditions of this Agreement, and the Non-Lead Party shall ensure such right is included in the Non-Lead Party’s written agreement with such contractor. Such audit shall be made at reasonable times during regular business hours and upon at least [***] Business Days’ prior notice to the Non-Lead Party.

Section 6.6 Reports. With respect to any Joint Development Programs for which the Non-Lead Party has not exercised its Opt-Out Option, within [***] after the end of [***] and [***] of each year, each Party shall prepare and provide to the other Party a written report that summarizes the Development activities (including Manufacturing-related development activities) performed (for clarity, including for purposes of the report, investigator-initiated trial or Phase IV Clinical Study), and any Collaboration Program IP invented, discovered, created or developed by such Party hereunder during the preceding [***] and identifies any issues or circumstances of which it is aware that may prevent or adversely affect in a material manner its future performance of activities assigned to it under the then-current Joint Development Plan. The Parties may agree that minutes or presentations from Committee meetings may be used to satisfy this reporting requirement. Each Party shall maintain records in sufficient detail as will properly reflect all work done, in the performance of activities arising out of, in conducting, or otherwise in connection with the Joint Development Plan. Each Party shall have the right to review all reports related to any Clinical Studies for a Joint Compound or Joint Product, whether such reports are generated by or on behalf of GSK, 23andMe or a CRO or subcontractor, provided that such Party has not exercised its Opt-Out Option.

Section 6.7 Litigation Risk Assessment. The Parties shall, through the JSC, review all Development activities related to a Joint Product and, prior to launch, consider the legal, regulatory and compliance risks that could arise in connection with the Commercialization of the Joint Product and consider appropriate actions to mitigate such risks.

Article 7

Unilateral Programs; Out-Licensed Programs; Rejected Targets; Other Services

Section 7.1 Unilateral Programs.

(a) 23andMe Unilateral Programs. If GSK declines to participate in further research and discovery activities with respect to an Identified Target following the Target Discovery Phase (such that it does not become a Collaboration Target), then 23andMe may elect to progress the Identified Target into a 23andMe Unilateral Program, which 23andMe may conduct at its sole discretion subject to the applicable terms and conditions of this Agreement. With respect to any 23andMe Unilateral Program, 23andMe may use its own biopharmaceutical capacity or 23andMe may request that GSK conduct discovery activities on the Target for new chemical entities to identify a developable candidate molecule on a fee-for-service basis (and on reasonable terms and conditions to be set forth in a separate written agreement between the Parties). However, GSK shall not be required to conduct such activities for more than one 23andMe Unilateral Program during the Term. Alternatively, for clarity, 23andMe is permitted, without GSK’s consent and at 23andMe’s discretion, to work on any 23andMe Unilateral Program with, or to grant rights to Develop, Manufacture and Commercialize Unilateral Products arising from such 23andMe Unilateral Program to, one or more Third Parties. 23andMe will pay a royalty on Net Sales of any products developed in a 23andMe Unilateral Program as per TABLE 1 of Section 10.7, subject to the terms and conditions of Article 10.

(b) GSK Unilateral Programs. If 23andMe declines to participate in further research and discovery activities with respect to an Identified Target following the Target Discovery Phase, then GSK may elect to progress the Identified Target in a GSK Unilateral Program, which GSK may conduct at its sole discretion subject to the applicable terms and conditions of this Agreement. With respect to any GSK Unilateral Program, GSK may use its own new chemical entity discovery and biopharmaceutical capacity or GSK may request that 23andMe conduct biopharmaceutical discovery activities on the Target on a fee for service basis (and on reasonable terms and conditions to be set forth in a separate written agreement between the Parties). However, 23andMe shall not be required to conduct such activities for more than one GSK Unilateral Program during the Term. Alternatively, for clarity, GSK is permitted, without 23andMe’s consent and at GSK’s discretion, to work on any GSK Unilateral Program with, or to grant rights to Develop, Manufacture and Commercialize Unilateral Products arising from such GSK Unilateral Program to, one or more Third Parties. For Unilateral Products arising from the first such GSK Unilateral Program, GSK will pay a royalty on Net Sales of each Unilateral Product during the Royalty Term for such Unilateral Product, as set forth in TABLE 1 of Section 10.7, subject to other terms and conditions of Article 10 (plus any [***] royalty in accordance with Section 4.5(c) for any Unilateral Product arising from any GSK Unilateral Program after the first, if such royalty applies).

Section 7.2 Out-Licensed Programs. If (a) neither Party wishes to participate in further research and discovery activities with respect to an Identified Target following the Target Discovery Phase (such that it is neither a Collaboration Target or a Unilateral Target), or (b) with respect to a Collaboration Program, following the Early Research Phase, neither Party wishes to be the initial Lead Party for such Program in accordance with Section 5.2(a), then either Party may, with the written consent of the other Party, license such Identified Target (and any corresponding intellectual property) to a Third Party (such program, an “Out-Licensed Program”). The terms of any such out-license must be mutually agreed by the Parties, and the Parties will share equally any proceeds or other compensation resulting from such license, except as may be otherwise agreed in writing.

Section 7.3 Rejected Targets. If (a) neither Party wishes to participate in further research and discovery activities with respect to an Identified Target following the Target Discovery Phase, or (b) with respect to a Collaboration Program, following the Early Research Phase, neither Party wishes to be the initial Lead Party for such Program in accordance with Section 5.2(a), and in either case ((a) or (b)) to the extent and for so long as there is not an Out-Licensed Program with respect to such Identified Target, then such Identified Target will be deemed a “Rejected Target.”

Section 7.4 CTR Services Outside the Collaboration. For GSK Independent Programs, if GSK desires to use 23andMe’s CTR Services, it shall so notify 23andMe in writing, and reasonably promptly after receipt of such notice, 23andMe will conduct a CTR Feasibility Study, and GSK will pay for such CTR Feasibility Study on an “at cost” basis (i.e. 23andMe’s internal personnel costs at [***] plus out of pocket costs paid to Third parties in connection with such CTR Services). In the event GSK desires to proceed with the CTR Services proposed in the CTR Feasibility Study, then the Parties shall negotiate a separate written agreement for the provision of CTR Services based on 23andMe’s standard terms. If 23andMe receives a request from a Third Party to access its CTR Services for a substantially equivalent clinical trial as that requested by GSK (including substantially similar eligibility criteria, at a similar point in time as GSK’s request and on substantially similar economic terms), then GSK shall be granted the right of access in preference to the Third Party.

Article 8

Commercialization

Section 8.1 General.

(a) Each Party will have full control and discretion over all commercialization matters pertaining to its Discretionary Programs, subject to Section 8.1(c) in the case of a Late Exit Sole Development Program.

(b) With respect to each Joint Development Program (unless and until at least one Party has exercised a Program Opt-Out Option, Product Opt-Out Option, Development Exit Option or Commercialization Exit Option), the Lead Party shall use Commercially Reasonable Efforts to Commercialize the Joint Product(s) for which it is the Lead Party in the countries for which Regulatory Approval has been received in the Field in the Territory on the terms and conditions set forth in this Agreement. The Lead Party with respect to a Joint Product shall have the sole right and responsibility for all decisions for all Commercialization activities relating to such Joint Product in the Field in the Territory, including negotiations with relevant governmental authorities or agencies and managed care organizations regarding price and reimbursement status. In such role, the Lead Party for a Joint Product shall be responsible for marketing, promotion, order processing, establishing all terms of sale, invoicing and collection, inventory, warehousing, distributing, and handling all returns of such Joint Product.

(c) With respect to each Late Exit Sole Development Program, the Lead Party shall use Commercially Reasonable Efforts to Commercialize the applicable Sole Development Product(s) in the countries for which Regulatory Approval has been received in the Field in the Territory, until termination of the applicable Royalty Term or Profit Sharing Term.

(d) Each Lead Party of a Joint Development Program and the Party pursuing any Discretionary Program shall conduct, and shall ensure that any permitted Affiliates and Third Parties involved in commercialization activities on its behalf conduct, all commercialization activities under this Agreement in accordance with all applicable Laws and Applicable Internal Policies.

Section 8.2 Right to Subcontract Commercialization Activities. Each Party with respect to its Discretionary Programs, and the Lead Party with respect to any Joint Development Program, may (sub)contract, license or sublicense with Affiliates or Third Parties with respect to the performance of any or all of its commercialization activities. For clarity, the subcontracting, licensing or sublicensing of Development activities with respect to a Joint Product (including the licensing or sublicensing of a Party’s entire rights to Develop and Commercialize (as opposed to Commercialize only) a Joint Product) is subject to Section 5.6. If 23andMe is the Lead Party with respect to a Joint Product, and if it desires to engage a Third Party to perform any material Commercialization activities, license or sublicense commercial rights with respect to such Joint Product, or to engage a distributor, in each case, 23andMe shall notify GSK and upon receipt of such notification, GSK will have an exclusive period of [***] days in which to negotiate with 23andMe for the right to conduct such Commercialization activities and the terms and conditions of such arrangement.

Section 8.3 Commercialization Reports for Discretionary Programs. The Party pursuing any Discretionary Program will provide the other Party with high-level annual reports of its commercialization activities on any Sole Development Product or Unilateral Product in summary fashion commencing as of the First Commercial Sale until the date on which such Party no longer has an obligation to pay royalties to the other Party with respect to such Sole Development Product or Unilateral Product.

Section 8.4 Sharing of Allowable Expenses; Commercialization Exit Option.

(a) Sharing. For each Joint Development Program for the Shared Territory for so long as it is a Joint Development Program and, for each Joint Product contained therein that is not the subject of a Commercial Joint Venture, the Parties shall share the Allowable Expenses for such Joint Development Program and such Joint Product(s) (for clarity, excluding any Distinct Product(s) that have become part of a distinct Joint Development Program through the calculation of Net Profit or Loss in accordance with Section 10.6 based on a 50%/50% share (or based on the then current Adjusted Percentages).

(b) Projected Loss Reports. For each Joint Product in the Shared Territory, the Lead Party shall keep the Non-Lead Party apprised of its good faith, non-binding summary of its (i) [***], and (ii) [***], in each case (i) and (ii), in accordance with the General Principles and on a Calendar Quarter rolling basis for the period specified below [***], but solely to the extent and in the manner that the Lead Party prepares such information for its own internal management purposes (e.g., if the Lead Party is projecting on an annual basis for a relevant period, then the Lead Party shall not be obligated to project on a Calendar Quarter basis). Such Lead Party shall first provide such [***] promptly following such time as it prepares such information for review by its own internal management, in accordance with the General Principles, but in no event later than [***] for such Joint Product. The Lead Party shall update such [***] basis, at such frequency as it updates such information for its own internal management purposes, until such time as such Joint Product achieves profitability [***]. The Non-Lead Party acknowledges that any [***] is speculative in nature.

(c) Commercialization Exit/Termination Options. [***]

(d) Conversion to Royalty; Buy-Out. [***]

Article 9

Pharmacovigilance and Related Matters.

Section 9.1 Pharmacovigilance Agreement. For any Joint Products that contain the same Compound, promptly following the exercise of the Development Option by the Non-Lead Party, the Parties shall enter into an agreement setting forth the processes and procedures for sharing Adverse Event information with respect to such Joint Products and including terms consistent with this Article 9 (each, a “Pharmacovigilance Agreement”).

Section 9.2 Safety Databases.

(a) The Lead Party shall maintain a unified global safety database (each, a “Global Safety Database”) for each set of Joint Products that contain the same Compound for which it is the Lead Party and will be responsible for the timely reporting of product quality complaints, adverse events and product safety data for any such Joint Products, including Adverse Events tracking and pregnancy reports for such Joint Products.

(b) For any Joint Product, the Non-Lead Party shall transfer all Adverse Events information in its possession or control to the Lead Party for entry into the applicable Global Safety Database within a mutually agreed period of time that provides the Lead Party with sufficient time to enter all of the data and to obtain validation of the Global Safety Database. For each Joint Product for which the Non-Lead Party is conducting Development activities, the Lead Party will provide the Non-Lead Party with online, read-only access to the Global Safety Database and will train an appropriate number of the Non-Lead Party on use of such database.

Section 9.3 Costs. The incremental portion of the Parties’ costs and expenses incurred in maintaining the databases described in Section 9.2 attributable to the Joint Products and the Parties’ costs and expenses incurred in conducting audits pursuant to a Pharmacovigilance Agreement shall be deemed to be Joint Development Costs, or following First Regulatory Approval of the applicable Joint Product, Allowable Expenses, in each case, to the extent falling within and in accordance with, the definitions thereof.

Section 9.4 Medical Inquiries. The Lead Party for a Joint Product shall handle all medical questions or inquiries from members of the medical profession for such Joint Product. In the event a Non-Lead Party receives any medical questions or inquiries, the Non-Lead Party shall refer the question or inquiry to the Lead Party within forty-eight (48) hours of receipt in accordance with the relevant policies of the Lead Party as provided to the Non-Lead Party from time to time.

Section 9.5 Safety Matters in Discretionary Programs. The Party pursuing any Discretionary Program shall have all responsibility and discretion for any and all safety matters and pharmacovigilance with respect to such Discretionary Program, including any of its Sole Development Products or Unilateral Products.

Article 10

Financial Provisions

Section 10.1 Platform Access Fees. In consideration of 23andMe granting GSK exclusive access to the 23andMe Databases and 23andMe Data Mining Technologies and capabilities as set forth herein, and except as otherwise set forth herein, GSK shall pay the following amounts (the “Platform Access Fees”) in accordance with the payment and invoicing terms and conditions set forth in Section 10.17:

(a) twenty five million United States Dollars ($25,000,000) for the first Contract Year, payable on or within [***] days following the Effective Date;

(b) twenty five million United States Dollars ($25,000,000) for the second Contract Year, due on the first anniversary of the Effective Date, and payable on or after the first anniversary of the Effective Date but within the timeframe set forth in Section 10.17;

(c) twenty five million United States Dollars ($25,000,000) for the third Contract Year, due on the second anniversary of the Effective Date, and payable on or after the second anniversary of the Effective Date but within the timeframe set forth in Section 10.17; and

(d) twenty five million United States Dollars ($25,000,000) for the fourth Contract Year, due on the third anniversary of the Effective Date, and payable on or after the third anniversary of the Effective Date but within the timeframe set forth in Section 10.17.

Section 10.2 Discovery Term Extension. GSK shall have the right, at its sole discretion, to extend the Discovery Term by one (1) additional 12-month period by written notice to 23andMe, such written notice to be given no later than [***] days prior to the fourth (4th) anniversary of the Effective Date (the “Discovery Term Extension”). In consideration for the grant of the Discovery Term Extension, GSK shall pay to 23andMe fifty million United States Dollars ($50,000,000), payable following the fourth anniversary of the Effective Date in accordance with the payment and invoicing terms and conditions set forth in Section 10.17.

Section 10.3 Option Exercise Fees. In the event that GSK exercises an Option with respect to a 23andMe Pre-Existing Program pursuant to Section 5.1(c), then the first such exercise (chosen from the available 23andMe Pre-Existing Programs at GSK’s discretion) shall not require payment of an Option Exercise Fee. For each other Option exercise with respect to any 23andMe Pre-Existing Program, GSK shall pay 23andMe the following fees (each an “Option Exercise Fee”), in each case in accordance with the payment and invoicing terms and conditions set forth in Section 10.17:

(a) [***] United States Dollars [***] if, at the time of the Option exercise, such 23andMe Pre-Existing Program is an LSR Program;

(b) [***] United States Dollars [***] if, at the time of the Option exercise, such 23andMe Pre-Existing Program is an ESR Program; and

(c) [***] United States Dollars [***] if such 23andMe Pre-Existing Program is a Pre-ESR Program.

Section 10.4 Equity Investment in 23andMe. Concurrent with the execution of this Agreement, GSK entered into the Series F-1 Documents.

Section 10.5 Commercial Joint Venture. 23andMe understands and acknowledges that GSK may seek to establish, for each Joint Product for which GSK is the Lead Party, a special purpose entity for the Commercialization of such Joint Product. If at the time such a Joint Product nears its anticipated date of First Commercial Sale, as determined by GSK, it remains an object of GSK to establish such a Commercial Joint Venture, then it shall so notify 23andMe and the Finance Subcommittee, and the Parties shall so establish such Commercial Joint Venture, provided it is done in accordance with the principles set forth in Schedule 10.5.

Section 10.6 Net Profit or Loss Share.

(a) During the Profit Sharing Term, and provided the Non-Lead Party has not exercised its Commercialization Exit Option, for each Joint Product that is not the subject of a Commercial Joint Venture, Net Profit or Loss for such Joint Product in the Shared Territory shall be shared between the Parties equally, or if applicable based on their Adjusted Percentages, as set forth in Section 5.5(e).

(b) With respect to the first Joint Product that obtains First Regulatory Approval, the Lead Party may not invoice the Non-Lead Party for its share of any [***]. During the period in which the Lead Party has any [***].

(c) Procedures for reporting, quarterly reconciliation and other finance and accounting matters and related definitions are set forth in Section 10.23 (the “Reconciliation Procedures”).

Section 10.7 Royalties; Royalty Rates. In partial consideration for the licenses and the other rights granted under this Agreement and without limitation to any other payment set forth in this Article 10, subject to any royalty reductions set forth in this Article 10, the applicable Party shall pay to the other Party, on Net Sales during the applicable Royalty Term, royalties on a Product-by-Product (or Unilateral Product by Unilateral Product) basis and country-by-country basis for the applicable Product or Unilateral Product in accordance to the following rates, it being understood that the royalties for Tier 2 and Tier 3 are [***], [***] as follows:

(a) If the Parties are sharing Net Profit or Loss pursuant to Section 10.5 for any Joint Product, then on a country-by-country basis for sales of such Joint Product in countries outside the Shared Territory, for the Royalty Term with respect to such Product in such country, the Lead Party shall pay to the Non-Lead Party royalties as set forth in TABLE 2 (as such royalties may be adjusted per this Article 10) and for clarity, no royalty shall be due on any sales of such Joint Product in the Shared Territory; and

(b) For each (i) Sole Development Product, including any Product arising from an Early Exit Sole Development Program or a Late Exit Sole Development Program, and (ii) Unilateral Product, the Lead Party shall pay to the Non-Lead Party royalties on a Product-by-Product (or Unilateral Product-by-Unilateral Product, as applicable) and country-by-country basis, in accordance with the applicable column in TABLE 1 (as adjusted in accordance with this Article 10) on Net Sales of the applicable Product (or Unilateral Product, as applicable) in all countries in the Territory during a Calendar Year (payable on a Calendar Quarter basis) until the end of the applicable Royalty Term for such Product or Unilateral Product.

TABLE 1

Total Worldwide Annual Net Sales	Royalty for Unilateral Products	Royalty for Products if Non-Lead Party does not exercise its Development Option (i.e. a Sole Development Program that is not an Early or Late Exit Sole Development Program)	Royalty for Products if Opt-Out Option exercised at 1st Key Dev. Milestone (i.e. an Early Exit Sole Development Program)	Royalty for Products if Opt-Out Option exercised at 2nd Key Dev. Milestone (i.e. a Late Exit Sole Development Program)	Royalty for Products if Opt-Out Option exercised at 3rd Key Dev. Milestone (i.e. a Late Exit Sole Development Program)
Portion of Calendar Year Net Sales ≤ [***] (“Tier 1”)	[***]	[***]	[***]	[***]	[***]
Portion of Calendar Year Net Sales > [***] and ≤ [***] (“Tier 2”)	[***]	[***]	[***]	[***]	[***]
Portion of Calendar Year Net Sales > [***] (“Tier 3”)	[***]	[***]	[***]	[***]	[***]

*

The Net Sales tiers set forth in TABLE 1 above are presented in GBP for the situation where GSK owes a royalty to 23andMe on Net Sales of Products. Where 23andMe is the paying Party (i.e. where 23andMe pays to GSK a royalty on Products arising from a 23andMe Discretionary Program), the applicable Net Sales tiers will be as follows: Tier 1 = [***]; Tier 2 = [***] and [***]; and Tier 3 = [***], and the applicable royalty reports under Section 10.19 will be made in USD as 23andMe’s Home Currency.

TABLE 2

Total Annual Net Sales outside Shared Territory	If there is a Net Profit or Loss share for the Shared Territory for a Joint Product, then the royalties for Net Sales outside Shared Territory for such Joint Product are as set forth below.
	Where the Non-Lead Party has funded 30% of the Joint Development Costs for the applicable Joint Product (“30% Rate”)	Where the Non-Lead Party has funded 40% of the Joint Development Costs for the applicable Joint Product (“40% Rate”)	Where the Non-Lead Party has funded 50% of the Joint Development Costs for the applicable Joint Product (“50% Rate”)
Portion of Calendar Year Net Sales ≤ [***] (“Tier 1”)	[***]	[***]	[***]
Portion of Calendar Year Net Sales > [***] and ≤ [***] (“Tier 2”)	[***]	[***]	[***]
Portion of Calendar Year Net Sales > [***] (“Tier 3”)	[***]	[***]	[***]

*

The Net Sales tiers set forth in TABLE 2 above are presented in GBP for the situation where GSK is the Lead Party. Where 23andMe is the Lead Party, the applicable Net Sales tiers will be as follows: Tier 1 = [***]; Tier 2 = [***] and [***]; and Tier 3 = [***] and the applicable royalty reports under Section 10.19 will be made in USD as 23andMe’s Home Currency.

For clarity, the rates in the applicable columns of TABLE 2 apply in the case in which the Non-Lead Party has funded [***] of the Joint Development Costs for the applicable Joint Product, as indicated. In the event that the Non-Lead Party has funded between [***] and [***] or between [***] and [***] of the Joint Development Costs for the applicable Joint Product, then the following formula shall apply to calculate the royalty rate for the applicable tier: [***] In addition, in the case in which the Non-Lead Party obtains a refund of any Joint Development Costs paid as a result of the exercise of a Development Exit Option or Commercial Exit Option, then the Non-Lead Party’s percentage shall be calculated based solely on the amount of such Joint Development Costs actually paid by such Party up to the applicable Key Development Milestone, and shall not take into account any amounts that are paid by such Party, but subsequently refunded as a result of the exercise of a Development Exit Option or Commercial Exit Option.

Section 10.8 Royalty Reduction in Absence of Valid Claim.

(a) With respect to Joint Products or Sole Development Products, on a country-by-country and on a Product-by-Product basis, if, at any time during the Royalty Term, there is no Valid Claim within the Collaboration Program IP that Covers the composition of matter of the Compound contained therein in the country of sale at the time of sale, then the royalty rate that would otherwise apply (as such royalty rate may be increased pursuant to any other provision in this Agreement, including Section 4.5(c)) shall be reduced by [***].

(b) With respect to Unilateral Products, on a country-by-country and on a Unilateral Product-by-Unilateral Product basis, if, at any time during the Royalty Term, there is no Valid Claim in a Patent Controlled by the Party that pursued such Unilateral Program that Covers the composition of matter of the Compound contained therein in the country of sale at the time of sale, then the royalty rate that would otherwise apply shall be reduced by [***]

Section 10.9 Excessive Cost of Goods. In the event that the Lead Party believes that the Cost of Goods for a given Product are excessively high, the Lead Party shall notify the Non-Lead Party and the Parties shall discuss in good faith possible adjustments to the royalty rates in certain countries in the Territory to reflect the anticipated economics split in such country or certain investments that could be made to lower such Cost of Goods.

Section 10.10 Generic Competition. On a country-by-country and Product-by-Product basis and a Unilateral-by-Unilateral Product basis, the applicable royalty rates set forth in Section 10.7 (as such royalty rate may have been increased pursuant to Section 4.5(c)) shall be reduced by [***], beginning in the Calendar Quarter following the first Calendar Quarter during which the Generic Competition Percentage with respect to such Product in such country in such first Calendar Quarter is greater than or equal to [***], and applying in any Calendar Quarter thereafter in which the Generic Competition Percentage is greater than [***].

Section 10.11 Royalty Floor. In no event shall the royalty reductions under Section 10.8, 10.9, 10.10 and 10.13 exceed, in the aggregate, [***] of the applicable royalty rate set out in TABLE 1 or TABLE 2 (or any rate derived from application of the paragraph immediately following TABLE 2) of Section 10.7, as applicable, and taking into account any increase to such royalty rate under Section 4.5(c), if applicable.

Section 10.12 Royalty Reporting. The paying Party shall furnish to the receiving Party, each Calendar Quarter, a written report showing on a Product-by-Product basis (or Unilateral Product-by-Unilateral Product basis) the total Net Sales in the Territory for that Calendar Quarter stated in the paying Party’s Home Currency (but for clarity Net Sales of a Joint Product in the Shared Territory are not royalty-bearing) and the royalties due thereon, which report shall be furnished within [***] days following the end of such Calendar Quarter with the payment. The paying Party will keep complete and accurate records in sufficient detail to enable the royalties payable to be determined and the information provided to be verified by an independent accounting firm pursuant to Section 10.15. With respect to Net Sales of Products or Unilateral Products invoiced in a currency other than the paying Party’s Home Currency, such amounts and the royalty amounts payable under this Agreement shall be expressed in the applicable Home Currency equivalent calculated using its standard conversion method consistent with the applicable Accounting Standard in a manner consistent with the paying Party’s customary and usual conversion procedures used in preparing its financial statements applied on a consistent basis. Upon receipt of any such report, the receiving Party shall provide the paying Party with an invoice for the amount specified in any such report so provided within [***] of receipt of such report.

Section 10.13 Third Party Patent Rights.

(a) If, during the Term, in connection with Joint Development Programs or Sole Development Programs, the applicable Lead Party determines, in its reasonable judgment, that it is necessary to obtain rights under any Third Party Patent Rights in order to Develop, Manufacture or Commercialize a Joint Product or Sole Development Product pursuant to this Agreement, then it shall notify the JSC of such Third Party Patent Rights, along with (where reasonably practical) a proposal of the terms upon which such Third Party Patent Rights are available to license for use in connection with the applicable Products The Lead Party shall have the sole right, but not the obligation, to obtain a license under such Third Party Patent Rights on commercially reasonable terms.

(b) If a license to or acquisition of any such Third Party Patent Rights is obtained in accordance with Section 10.13(a) with respect to a Joint Product, any amounts paid by the Lead Party to any Third Party to license or acquire any Third Party Patent Rights shall be deemed as either (i) part of the Joint Development Costs or (ii) an Allowable Expense for calculating Net Profits or Loss, as applicable (but not both), unless the Non-Lead Party objected to such license or acquisition at the time the proposal was submitted to the JSC and subsequently produces a written opinion of competent legal counsel concluding that such Third Party Patent Rights are not necessary in order to Develop, Manufacture or Commercialize a Joint Product for reasons of non-infringement or invalidity.

(c) If a Lead Party obtains a license to or acquisition of any such Third Party Patent Rights with respect to a Sole Development Product (i.e. where the Non-Lead Party is receiving only royalties in the Territory and not a share of Net Profits or Loss), then the Lead Party shall be permitted to offset [***] of the amounts paid to the applicable Third Party in consideration for the grant of such a license (including up front, milestones and royalties), solely to the extent the amount is paid in order to Develop, Manufacture or Commercialize the Sole Development Product, against the royalties payable to the other Party subject to Section 10.11.

(d) If a Party obtains a license to or acquisition of any Third Party Patent Rights in connection with the Development, Manufacture or Commercialization of a Unilateral Product, such Party shall be solely responsible for all costs associated with such Third Party Patent Rights, and no cost-sharing or offsets against royalties payable under this Agreement will be permitted.

Section 10.14 Other Third Party Technology Payments.

(a) In connection with Joint Development Programs, if the Lead Party is a party to one or more agreements that grant rights to the Lead Party under Third Party Intellectual Property Rights or technology that are necessary or used to conduct the Research or Development of a Product other than those covered by Section 10.13 (e.g., an agreement to operationalize a Collaboration Target using a particular platform) and such agreement includes payments triggered by the Development or Commercialization of a Joint Product from such Joint Development Program, then such payments shall be included in the Joint Development Costs or Net Profit or Loss calculation, as applicable, solely to the extent attributable to such Joint Product and the Shared Territory. For clarity, the Lead Party shall notify the Non-Lead Party, through the JSC, promptly following the Lead Party’s determination that such Third Party Intellectual Property Rights or technology are necessary or likely to be used in connection with Products arising from such Joint Development Program(s).

(b) In connection with any Sole Development Program, if Third Party Intellectual Property Rights or technology was used by either Party to conduct Research or Development on the Sole Development Product (or associated Target) under the applicable Plan and, as a result, payments (other than those covered by Section 10.13) are due in connection with such Product by either Party pursuant to an agreement with such Third Party, the Lead Party shall bear the full amount of such payments and shall reimburse the Non-Lead Party if such Non-Lead Party pays such amounts.

Section 10.15 Audits. Each Party shall, and shall ensure that its Affiliates and licensees and Sub-licensees, keep complete and accurate records of the items underlying Development costs that are shared hereunder as well as Net Sales for any royalty-bearing products hereunder, and, in the case in which the Parties are sharing Net Profit or Loss, Allowable Expenses. Each Party will have the right, at its own expense and no more frequently than once in any [***] period, to have an independent, certified public accountant, selected by such Party from nationally reputable accounting firms in the United States or the United Kingdom and reasonably acceptable to the other Party, review any such records of the other Party in the location(s) where such records are maintained by the other Party upon [***] prior written notice and during regular business hours and under obligations of confidentiality, for the sole purpose of verifying the basis and accuracy of payments made under this Agreement, with respect to any Calendar Year ending not more than [***] prior to the request of the Auditing Party. If the review of such records reveals that the other Party has failed to accurately report financial information required to be reported hereunder, or to make any payment (or portion thereof) required under this

Agreement, then the other Party shall pay, within [***], to the auditing Party any underpaid amounts due hereunder, together with interest calculated in the manner provided in Section 10.17(b). If any such discrepancies are greater than [***] of the amounts actually due for any Calendar Year, the other Party shall pay all reasonable costs incurred in conducting such review. Once a Party has conducted a review and audit of the other Party pursuant to this Section 10.15 in respect of any given period, it may not subsequently re-inspect the other Party’s records in respect of such period, unless a subsequent audit of a separate reporting period uncovers fraud on the part of the audited Party that is reasonably expected to have been occurring during the prior audited period. For clarity, however, if a discrepancy is identified by the accountant during the course of an audit and the Parties do not agree upon a resolution of such discrepancy, then the auditing Party’s accountant may re-inspect the books and records to the extent reasonably relevant to resolving such discrepancy.

Section 10.16 Tax Matters.

(a) Each Party will make all payments to each other under this Agreement without deduction or withholding for Taxes (as that term is defined below) except to the extent that any such deduction or withholding is required by applicable Law in effect at the time of payment.

(b) Any amount payable by one Party to the other under this Agreement is deemed to be exclusive of any amount in respect of any VAT chargeable on the supply for which that sum is the consideration (in whole or in part) for VAT purposes. If anything done by one Party under this Agreement constitutes, for VAT purposes, the making of a supply to the other Party and VAT is or becomes chargeable on that supply, the Party receiving the supply shall pay the other Party, in addition to any amount otherwise payable under this Agreement by the Party receiving the supply, a sum equal to the amount of the VAT chargeable on that supply against delivery of a valid VAT invoice to the Party receiving the supply. “VAT” means any value added, sales, use, purchase, turnover or consumption tax as may be applicable in any relevant jurisdiction, including but not limited to value added tax chargeable under legislation implementing EU Council Directive 2006/112/EC.

(c) Any Tax required to be withheld on amounts payable under this Agreement will promptly be paid by the Party making the payment (the “Payor”) on behalf of the Party receiving the payment (the “Payee”) to the appropriate governmental authority, and Payor will furnish Payee with proof of payment of such Tax. Any such Tax required to be withheld will be an expense of and borne by Payee, except that notwithstanding anything to the contrary in this Agreement, if a Payor assigns, transfers or otherwise disposes of some or all of its rights and obligations to any Person (without the prior written consent of the Payee) and if, as a result of such action, the withholding or deduction of tax required by applicable Law with respect to payments under this Agreement is increased (the “Increased Withholding Taxes”), then any amount payable to the Payee under this Agreement shall be increased to take into account such Increased Withholding Taxes as may be necessary so that, after making all required withholdings (including withholdings on the withheld amounts), the Payee receives an amount equal to the sum it would have received had no such Increased Withholding Taxes been made.

(d) The Parties will cooperate with respect to all documentation required by any taxing authority or reasonably requested by either Party to secure a reduction in the rate of applicable withholding Taxes.

(e) Solely for purposes of this Section 10.16, “Tax” or “Taxes” means any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties and additions thereto).

Section 10.17 General Payment Terms.

(a) Unless otherwise expressly set forth herein, the invoicing Party shall invoice the paying Party for any amounts, other than profit sharing or royalty amounts, due under this Agreement (including any Quarterly Costs Adjustment or Quarterly True-Up Amount calculated and payable in accordance with the Quarterly Financial Procedures) and the paying Party shall pay such invoiced amounts on the [***] from receipt of such invoice. For invoices to be issued by 23andMe to GSK, 23andMe shall include the information set forth in Schedule 10.17(a).

(b) Without limiting either Party’s remedies under this Agreement, if a Party fails to pay any amount due under this Agreement by the relevant payment date when such amounts are due, the other Party may, [***], charge interest on the overdue amount at a rate of [***] on the due date for payment. Such interest shall: (i) accrue on a daily basis from the due date until the date of actual payment of the overdue amount, (ii) be payable on demand, and (iii) apply in place of (and to the exclusion of) any statutory interest.

(c) Except as set forth in Section 10.17(d) or the Quarterly Financial Procedures, or otherwise agreed by the Parties, all payments to be made by either Party to the other Party under this Agreement shall be made in the Home Currency of the paying Party to the account designated by the Party to which the relevant payment is due, provided that where the applicable payment is specified in this Agreement in any other currency, the Paying Party shall convert such amounts (and the currencies) into such Home Currency using a widely accepted source of published exchange rates as of the date of such payment. Notwithstanding the foregoing, in the case of any amounts designated in another currency, then each Party shall convert such foreign currency into GBP (£) in a manner consistent with the respective Party’s normal practices used to prepare its audited financial reports, provided that such practices use a widely accepted source of published exchange rates.

(d) Notwithstanding Section 10.17(c), all payments made by either Party to the other Party to satisfy, true-up or reimburse any portion of a Party’s funding obligations pursuant to Section 4.4, Section 5.1(c)(ii), Section 5.3(b), Section 5.4(d)(i), or Section 5.5(f), shall be calculated and made in accordance with the Quarterly Financial Procedures in the applicable Reporting Currency for the Collaboration Program for which such amounts are payable, to the account designated by the Party to which the applicable amount is payable, and any conversion from the amounts provided herein to such Reporting Currency shall use the exchange rate set forth in the Quarterly Financial Procedures.

Section 10.18 Blocked Payments. In the event that, by reason of applicable Laws in any country, it becomes impossible or illegal for a Party or its Affiliate, licensee or Sublicensee to transfer, or have transferred on its behalf, payments to the other Party, such Party shall promptly notify the other Party of the conditions preventing such transfer and such payments shall be deposited in local currency in the relevant country to the credit of the other Party in a recognized banking institution designated by the other Party or, if none is designated by the other Party within a period of [***], in a recognized banking institution selected by such Party or its Affiliate, licensee or Sublicensee, as the case may be, and identified in a notice given to the other Party.

Section 10.19 Reporting. Unless otherwise defined or stated, and subject to the terms and conditions set forth in the Quarterly Financial Procedures, financial terms shall be calculated by the accrual method under the applicable Party’s Accounting Standards.

Section 10.20 Resolution of Financial Disputes. In the event there is a dispute, claim or controversy relating to any financial obligation by one Party to the other Party pursuant to this Agreement, including the calculation of any Quarterly Costs Adjustment or Quarterly True-Up Amount pursuant to the Quarterly Financial Procedures, such Party shall provide such other Party with a written notice setting forth in reasonable detail the nature and factual basis for such good-faith dispute and each Party agrees that it shall seek to resolve such dispute within [***] of the date such written notice is received. In the event that no such resolution is reached by the Parties, the dispute shall be referred to the JSC for resolution (and if the JSC is unable to reach resolution, then such dispute shall be resolved through the procedures set forth in Section 21.1 or Section 21.2, as applicable). Notwithstanding any other provision of this Agreement to the contrary, the obligation to pay any reasonably disputed amount shall not be deemed to have been triggered until such dispute is resolved hereunder, provided that any undisputed portion of such payment shall be paid by the paying Party in accordance with the payment terms set forth in Section 10.17 (as to timing and currency). Any disputed portion of any payment shall be paid by the responsible Party within [***] after the date on which the Parties, using good faith efforts, resolve the dispute or, if not so resolved within [***] after such dispute is resolved pursuant to Section 21.1 or Section 21.2, as applicable.

Section 10.21 Effects of Reduction Option. If a Party elects to exercise a Program Reduction Option and continues funding an amount equal to the Elected Percentage of the affected Joint Development Costs for the Joint Development Program through First Regulatory Approval, then, during the Profit Sharing Term, such Party will receive an amount equal to that Party’s Adjusted Percentage of the Net Profits for the relevant Joint Product(s) in the Shared Territory and shall pay an amount equal to the Adjusted Percentage of the Net Losses for such Joint Product(s) in the Shared Territory, subject to Section 5.5(f). For clarity, if a Party exercises a Product Reduction Option, the previous sentence applies to any Joint Development Program formed pursuant to Section 5.5(b)(i) as a result of such exercise.

Section 10.22 Payment of Reimbursable Development Costs. If a Party is required to reimburse the other Party for Reimbursable Development Costs pursuant to Section 5.3(e)(iii)(B), Section 5.3(e)(iii)(C), Section 8.4, or Section 21.2, then the Party responsible for such payment may elect, at its sole discretion and on written notice to the other Party, to pay such Reimbursable Development Costs (a) [***], or (b) [***], or (c) [***].

Section 10.23 Reconciliation Procedures.

(a) Joint Development Costs. With respect to each Joint Development Program, prior to the First Regulatory Approval for the first indication in the Shared Territory, within [***], each Party shall provide a written report to the Finance Subcommittee as set forth in the Quarterly Financial Procedures, and each Party’s share of the applicable Joint Development Costs and any true-up payments necessary for such Calendar Quarter shall be determined in accordance with such Quarterly Financial Procedures.

(b) Joint P&L. The Lead Party shall prepare financial statements setting forth its respective calculation of Net Profit or Loss with respect to the activities of such Party under this Agreement for the applicable Calendar Quarter, in such reporting format as the Finance Subcommittee shall establish for use by the Lead Party, which reporting format shall be consistent with the categories calculated by the Lead Party in accordance with its Accounting Standards and consistent with the financial definitions in this Agreement, including Net Sales and Allowable Expenses (each such financial statement, a “Joint Product P&L”). Within [***] days after the end of each Calendar Quarter until the end of the Profit Sharing Term and after the Profit Sharing Term until the date on which there are no longer any calculations of Net Profit or Loss to be shared (the “Final Reconciliation Date”), the Lead Party shall submit to the Finance Subcommittee any Joint Product P&L for such Calendar Quarter. Each Joint Product P&L shall specify in reasonable detail all Net Sales and Allowable Expenses of the Lead Party, and, provide any invoices or other supporting documentation for any payments to a Third Party if reasonably requested by the other Party. Within [***] Business Days after receipt of each Joint Product P&L, the Finance Subcommittee shall confer and agree in writing on the calculation of such Joint Product P&L. Within [***] Business Days after the end of such [***] Business Day conferral period, the Lead Party shall pay to or invoice the Non-Lead Party, as applicable, its portion of the Net Profit or Loss for such Calendar Quarter, taking into account any carryover of deferred Net Losses from one Calendar Quarter to the next as permitted hereunder; provided, however, that in the event of any disagreement with respect to the calculation of Net Profit or Loss, any undisputed portion of such Net Profit or Net Loss shall be paid in accordance with the foregoing timetable by the applicable Party, and the remaining, disputed portion shall be paid within [***] days after the date on which the Parties, using good faith efforts, resolve the dispute or, if not so resolved within [***] additional Business Days, within [***] days after such dispute is resolved pursuant to Section 21.1 or Section 21.2, as applicable. If the Lead Party prepares estimates of the Joint Product P&L for a given Calendar Quarter for its own management in advance of preparing the actual Joint Product P&L for that Calendar Quarter, such estimate shall be provided by the Lead Party to the Non-Lead Party promptly following delivery to the Lead Party’s management.

(c) In addition to the foregoing, each Party shall consider in good faith other reasonable procedures proposed by the other Party for sharing financial information in order to permit each Party to close its books periodically in a timely manner.

Article 11

Licenses

Section 11.1 Target Discovery Program; Early Research Program. Each Party hereby grants to the other Party a worldwide non-exclusive, license under its Background IP and its interest in the Discovery Plan IP (including the Data Analytics Technology contained therein) and the Collaboration Program IP (including the Data Analytics Technology contained therein) solely to conduct activities under the Target Discovery Plan and the Early Collaboration Program Plan, which license shall be sublicensable through multiple tiers, solely as needed to its Affiliates and Third Party subcontractors in order to conduct such activities; provided that each Party shall cause any of its sublicensees accessing the 23andMe Databases or the GSK Additional Databases to comply with the Data Access Plan or GSK Database Access Rules, as applicable.

Section 11.2 Joint Development Programs.

(a) GSK as Lead Party. For each Collaboration Target which is the subject of a Joint Development Program for which GSK is the Lead Party, including those Targets that are part of any 23andMe Pre-Existing Programs as to which GSK exercises its Option:

(i) 23andMe grants to GSK for the applicable Collaboration Program a worldwide, exclusive license, sublicensable through multiple tiers (subject to Section 5.6, Section 6.5 and Section 8.2), under the 23andMe Background IP and its interest in the Discovery Plan IP (including the Data Analytics Technology contained therein) and the Collaboration Program IP (including the Data Analytics Technology contained therein) to conduct Research activities with respect to, and to Develop, make, have made, use, sell, offer for sale, import and export Compounds and Products directed to, such Collaboration Target in the Field in the Territory, including the right to make improvements to the Compounds and Products, which license is royalty-bearing (outside the Shared Territory as set forth in TABLE 2 of Section 10.7) except with respect to any Joint Product in the Shared Territory that is subject to sharing of Net Profits or Losses or as to which a Commercial Joint Venture has been created; provided, however that 23andMe retains such rights under the 23andMe Background IP, solely as needed in order for 23andMe, its Affiliates and permitted Third Party subcontractors on behalf of 23andMe, to conduct the activities under such Joint Development Program, if any, assigned to 23andMe under the Joint Development Plan; and

(ii) GSK grants to 23andMe a worldwide, royalty free, non-exclusive license under the GSK Background IP and its interest in the Discovery Plan IP (including the Data Analytics Technology contained therein) and the Collaboration Program IP (including the Data Analytics Technology contained therein), to conduct the activities under such Joint Development Program, if any, assigned to 23andMe under the Joint Development Plan, which license shall be sublicensable, including through multiple tiers, solely as needed to its Affiliates and permitted Third Party subcontractors in order to conduct such activities on behalf of 23andMe.

(iii) The licenses set forth in clauses (i) and (ii) above shall remain in effect for each such Collaboration Program which is a Joint Development Program until such time, if any, that GSK exercises its Program Opt-Out Option with respect to such program, after which point the licenses set forth in Section 11.3(b) shall apply.

(b) 23andMe as Lead Party. For each Collaboration Target that is the subject of a Joint Development Program for which 23andMe is the Lead Party:

(i) GSK grants to 23andMe for the applicable Collaboration Program a worldwide, exclusive license, sublicensable through multiple tiers (subject to Section 5.6, Section 6.5 and Section 8.2), under the GSK Background IP and its interest in the Discovery Plan IP (including the Data Analytics Technology contained therein) and the Collaboration Program IP (including the Data Analytics Technology contained therein) (A) to conduct Research activities with respect to such Collaboration Target under the Early Collaboration Program Plan, and (B) to conduct Research activities with respect to, Develop, make, have made, use, sell, offer for sale, import and export Compounds and Products directed to such Collaboration Target in the Field in the Territory, including the right to make improvements to the Compounds and Products, which license is either subject to sharing of Net Profits or Losses or, to the extent GSK exercises its Opt-Out Option, Reduction Option, Development Exit Option or Commercialization Exit Option, royalty-bearing (as set forth in TABLE 2 of Section 10.7); provided, however that GSK retains such rights under the GSK Background IP, as needed in order for GSK, its Affiliates and permitted Third Party subcontractors on behalf of GSK, to conduct the activities under such Joint Development Program, if any, assigned to GSK under the Joint Development Plan; and

(ii) 23andMe grants to GSK a worldwide, royalty free, non-exclusive license under the 23andMe Background IP and its interest in the Discovery Plan IP (including the Data Analytics Technology contained therein) and the Collaboration Program IP (including the Data Analytics Technology contained therein), to conduct the activities under such Joint Development Program, if any, assigned to GSK under the Joint Development Plan, which license shall be sublicensable, including through multiple tiers, solely as needed to its Affiliates and permitted Third Party subcontractors in order to conduct such activities on behalf of GSK.

Section 11.3 Sole Development Programs.

(a) Sole Development Programs of GSK. For each Collaboration Target that is the subject of a Sole Development Program for which GSK is the Lead Party, 23andMe grants to GSK for the applicable Sole Development Program a worldwide, exclusive license, sublicensable through multiple tiers, under the 23andMe Background IP and its interest in the Discovery Plan IP (including the Data Analytics Technology contained therein) and the Collaboration Program IP (including the Data Analytics Technology contained therein), subject to GSK’s payment of any applicable Third Party fees

(including upfront fees, milestone fees, and royalties) due in connection with GSK’s use of any such 23andMe Background IP or the Collaboration Program IP, (i) to conduct Research activities with respect to such Collaboration Target, and (ii) to conduct Research activities with respect to, and to Develop, make, have made, use, sell, offer for sale, import and export, the Compounds and Products that are the subject of such Sole Development Program and are directed to such Collaboration Target in the Field in the Territory, including the right to make improvements to such Compounds and Distinct Products, which license is royalty-bearing (as set forth in TABLE 1 of Section 10.7); except that such license does not extend to any 23andMe Background IP that (A) was not used to conduct Research or Development activities in connection with such Collaboration Target or Compounds or Products prior to the Sole Development Program being designated as such, and (B) is not necessary for continued Development or Commercialization of the Compounds and Products that are the subject of such Sole Development Program.

(b) Sole Development Programs of 23andMe. For each Collaboration Target that is the subject of a Sole Development Program for which 23andMe is the Lead Party, GSK grants to 23andMe for the applicable Sole Development Program a worldwide, exclusive license, sublicensable through multiple tiers, under the GSK Background IP and its interest in the Discovery Plan IP (including the Data Analytics Technology contained therein) and the Collaboration Program IP (including the Data Analytics Technology contained therein), subject to 23andMe’s payment of any applicable Third Party fees (including upfront fees, milestone fees, and royalties) due in connection with 23andMe’s use of any such GSK Background IP or the Collaboration Program IP, (i) to conduct Research activities with respect to such Collaboration Target, and (ii) to conduct Research activities with respect to, and to Develop, make, have made, use, sell, offer for sale, import and export, Compounds and Products that are the subject of such Sole Development Program and are directed to such Collaboration Target in the Field in the Territory, including the right to make improvements to such Compounds and Products, which license is royalty-bearing (as set forth in TABLE 1 of Section 10.7); except that such license does not extend to any GSK Background IP that (A) was not used to conduct Research or Development activities in connection with such Collaboration Target or Compounds or Products prior to the Sole Development Program being designated as such, and (B) is not necessary for continued Development or Commercialization of the Compounds and Products that are the subject of such Sole Development Program.

Section 11.4 Unilateral Programs.

(a) For any GSK Unilateral Target, 23andMe grants to GSK a worldwide, royalty-bearing (as set forth in Section 10.7), exclusive license, sublicensable through multiple tiers, under its interest in the Discovery Plan IP (including the Data Analytics Technology contained therein) to research such Unilateral Target and to research, develop, make, have made, use, sell, offer for sale, import and export compounds and products in the Field in the Territory, including to make improvements to such compounds and products.

(b) For any 23andMe Unilateral Target, GSK grants to 23andMe a worldwide, royalty-bearing (as set forth in Section 10.7), exclusive license, sublicensable through multiple tiers, under its interest in the Discovery Plan IP (including the Data Analytics Technology contained therein) to research such Unilateral Target and to research, develop, make, have made, use, sell, offer for sale, import and export compounds and products in the Field in the Territory, including to make improvements to such compounds and products.

Section 11.5 Rejected Program License. In the case in which a Rejected Target is out-licensed to a Third Party, then in connection with mutually agreeing on the arrangement, the Parties will agree on what licenses will be granted in connection therewith. Unless and until such a license is granted, neither Party or its Affiliates shall have the right to use, infringe or otherwise exploit the Discovery Plan IP (including the Data Analytics Technology contained therein) and the Collaboration Program IP (including the Data Analytics Technology contained therein) with respect to the Rejected Target, and neither such Party or its Affiliates shall grant the right to any Third Party to engage in any of foregoing activities in this Section 11.5, in each case without the consent of the other Party.

Section 11.6 Licenses to Data Analytics Technology and Discovery Plan IP.

(a) Each Party hereby grants to the other a worldwide non-exclusive, license under its interest in the Data Analytics Technology (including as contained within Discovery Plan Know-How or Collaboration Program Know-How), to use and practice such Data Analytics Technology independently of and outside the Collaboration, which license shall be sublicenseable under the terms and conditions set forth in Section 11.6(b).

(b) Each Party shall have the right to grant sublicenses under the license granted to it in Section 11.6(a) and to grant licenses under its rights to any jointly owned Data Analytics Technology (i) to any Affiliate at any time (including the Discovery Term), and (ii) to any Third Party, but only after the expiration of the Discovery Term unless the other Party provides prior written consent, and in each case (i) and (ii), subject to Section 11.7(b). Notwithstanding the foregoing, all sublicenses granted under this Section 11.6(b) shall be in compliance with any requirements and restrictions imposed by (i) the terms of the applicable consents, including those of 23andMe Customers, and (ii) any requirements imposed by applicable Law. For the avoidance of doubt, there are no restrictions on either Party’s right to license Data Analytics Technology which it solely owns (as determined under Section 14.2) to any Third Party.

(c) Each Party hereby grants to the other Party a worldwide non-exclusive, license under its interest in the Discovery Plan IP that is other than Data Analytics Technology, if any, to use and practice such Discovery Plan IP independently of and outside the Collaboration, which license shall be sublicenseable (i) to any Affiliate at any time (including the Discovery Term), and (ii) to any Third Party, but only after the expiration of the Discovery Term unless the other Party provides prior written consent.

(d) For clarity, the sublicensing rights of each Party under this Section 11.6 are limited by and subject to the terms of Section 2.6.

Section 11.7 Sublicenses.

(a) Subject to Section 11.6, each Party shall have the right to grant sublicenses to its Affiliates. Any sublicenses granted to a Third Party under the licenses granted to a Party under this Article 11 (each, a “Sublicensee”) shall be subject to the conditions set forth in this Article 11 and in Section 5.6, Section 6.5 and Section 8.2. Any and all sublicenses shall be in writing and shall be subject to, and consistent with, the terms and conditions of this Agreement (including the Data Access Plan) applicable to sublicensees. The Party granting the sublicense shall be responsible for ensuring the compliance of its Sublicensees with all obligations owed to the other Party under this Agreement.

(b) Each Party shall cause any of its Sublicensees accessing the 23andMe Databases or the GSK Additional Databases to comply with the Data Access Plan or GSK Database Access Rules, as applicable, and the terms of any such sublicense shall permit the other Party, upon reasonable prior notice, to conduct a review such Sublicensee’s data security compliance, and to review and audit such Sublicensee’s access to such Party’s Data and databases to ensure compliance with the terms of this Agreement and the Data Access Plan. If applicable, the Data Access Subcommittee shall discuss and agree upon terms and conditions governing any receipt by a Sublicensee of any Level 1 Data.

Section 11.8 Licensing Collaboration Program IP from Different Programs. For purposes of the licenses granted to Collaboration Program IP hereunder, such license is intended (a) to include in the case of a Joint Development Program, (i) any Collaboration Program IP arising from such Joint Development Program and (ii) any Collaboration Program IP arising from any other Collaboration Program if such Collaboration Program IP arising from another Collaboration Program meets the criteria described in the definition of Collaboration Program IP as applied to the licensed Joint Development Program, but (b) to exclude any Collaboration Program IP arising from the other Party’s Sole Development Program during the period in which such program is such other Party’s Sole Development Program. For example, if a formulation developed in the course of a Joint Development Program is useful for a Compound or Product in another Joint Development Program, then it would be included in the license for such other Joint Development Program.

Section 11.9 No Implied Licenses. Each Party acknowledges that the licenses granted under this Article 11 are limited to the scope expressly granted, and all other rights to Patents and Know-How licensed hereunder are expressly reserved to the Party granting the license to such Patents or Know-How. Without limiting the foregoing, it is understood that where an exclusive license under Patents or Know-How is granted to a Party under this Article 11 for a particular purpose, the Party granting such license retains all of its rights to such Patents or Know-How for all purposes not expressly licensed.

Section 11.10 Retained Rights. Any rights of a Party not expressly granted to the other Party under the provisions of this Agreement will be retained by such first Party.

Section 11.11 Section 365(n) of the Bankruptcy Code. All rights and licenses granted under or pursuant to this Agreement, including in Section 11.1, Section 11.2 and Section 11.3, are rights to “intellectual property” (as defined in Section 101(35A) of the Bankruptcy Code). For purposes of this Agreement, “Bankruptcy Code” means Title 11 of the United States Code. Each Party hereby acknowledges that (a) copies of research data, (b) laboratory samples,

(c) product samples, (d) formulas, (e) laboratory notes and notebooks, (f) Regulatory Filings and Regulatory Approvals, and (g) Data and results, in each case, that relate to such intellectual property, constitute “embodiments” of such intellectual property pursuant to Section 365(n) of the Bankruptcy Code. Each Party agrees not to interfere with the other Party’s exercise, pursuant to Section 365(n) of the Bankruptcy Code, of rights and licenses to intellectual property licensed hereunder and embodiments thereof and agrees to use reasonable efforts to assist the other Party to obtain such intellectual property and embodiments thereof in the possession or control of Third Parties as reasonably necessary for the other Party to exercise, pursuant to Section 365(n) of the Bankruptcy Code, such rights and licenses.

Section 11.12 Existing Third Party Agreements. The Parties have agreed on certain matters related to certain Third Party agreements existing as of the Execution Date, as set forth in Appendix B.

Article 12

Manufacturing and Supply

Section 12.1 Responsibility for Supply of Compounds and Products.

(a) Collaboration Programs. Except as otherwise set forth in this Section 12.1(a), GSK shall have the sole right to Manufacture and supply all Compounds and all Products for use in any Collaboration Program. If 23andMe is performing any Clinical Studies under a Collaboration Program for which GSK is the Lead Party, the Parties shall enter a clinical supply agreement or other arrangement to cover the supply of Compounds and Products to 23andMe for such purpose and specifying which Party would perform packing and labeling. In the case of a Collaboration Program for which 23andMe is the Lead Party, 23andMe shall have the sole right to Manufacture and supply Compounds and Products for such Collaboration Program, unless otherwise agreed in writing that GSK will supply Compounds and Products, in which case the Parties shall enter into appropriate mutually agreed terms set forth in a written supply agreement. The Party that has the right to conduct Manufacturing and supply for a particular Compound or Product shall be referred to as the “Manufacturing Party” with respect to such Collaboration Program. Except as may be otherwise specified in a supply agreement between the Parties, the Manufacturing Party may Manufacture and supply the applicable Compounds or Products itself and through Affiliates or through one or more contract manufacturers. The Manufacturing Party for any Joint Product or Joint Compound shall keep the Joint Steering Committee apprised regarding any material developments relating to the manufacture and supply of such Joint Product or Joint Compound.

(b) Transition of Manufacturing and Supply. If 23andMe exercises a Lead Party Option pursuant to Section 5.2(c), or if the Lead Party role is transferred from one Party to the other Party for a given Collaboration Program as a result of a Party exercising an Opt-Out Option or otherwise, then promptly following the exercise of the Lead Party Option or Opt-Out Option, as applicable, the Parties will discuss through the JDC and agree upon a plan, including a reasonable allocation of costs, for (i) the transfer to the new Lead Party of responsibility for manufacture of the applicable Compound or Product for Development and Commercialization, including the transfer of any applicable manufacturing technology, (ii) any technical assistance required in connection with such technology transfer and assumption of manufacturing by the new Lead Party or its designee, and (iii) any licenses required to be granted to the new Lead Party in connection with such manufacturing. During the period following the exercise of the applicable Lead Party Option or Opt Out Option, and until responsibility for manufacture and supply is transferred in accordance with the foregoing clauses (i) through (iii), but in no event for longer than a period of two (2) years (unless otherwise mutually agreed in writing), the previous Lead Party (or GSK in the case of 23andMe’s exercise of the Lead Party Option) shall continue to manufacture and supply (itself or through an Affiliate or Third Party) the applicable Compound or Product to the new Lead Party, at its fully burdened cost of manufacture (or supply if manufactured by a Third Party), plus a mark-up consistent with the manufacturing Party’s mark-ups for other products, provided that the Parties enter into GSK’s standard manufacturing and supply agreement or a mutually agreed alternative.

(c) Unilateral Programs. Each Party shall have the sole right to manufacture and supply compounds and products for use in its Unilateral Programs.

(d) Rejected Targets. Neither Party shall have any obligation to manufacture or supply compounds or products with respect to Rejected Targets except as may be agreed in a separate written supply agreement between the Parties.

Article 13

Scientific Publications and Presentations

Section 13.1 Research and Pre-Clinical Publications.

(a) If a Party desires to submit a publication with respect to any Data Analytics Technology owned solely by such Party or jointly with the other Party, it shall propose such publication to the JRC for review and discussion, and only upon approval of the JRC shall such Party have the right to proceed with such publication; provided, however, that such restriction shall no longer apply following the second anniversary of the date of termination or expiration of the Discovery Term. Neither Party would have the right to publish any Data Analytics Technology owned solely by the other Party without its prior written consent.

(b) For each Collaboration Program, within [***] days following the Parties’ determination to continue Research with respect to an Identified Target as a Collaboration Target pursuant to Section 4.3(a), the Lead Party shall propose to the JRC a global publication strategy for the Research activities related to the Collaboration Target under such Collaboration Program (the “Research and Pre-Clinical Publication Strategy”) that is consistent with Early Collaboration Program Plan and to the extent not in conflict with the Early Collaboration Program Plan, the Parties’ Applicable Internal Policies. The JRC shall review and approve such Research and Pre-Clinical Publication Strategy, and may amend it from time to time. The Parties shall have no right to publish any Research activities other than as specified in the Research and Pre-Clinical Publication Strategy. In the event that a Party desires to make a publication for Research activities that it is conducting, then it may request such right from the other Party, directly or through the JSC, the consent to which shall not be unreasonably withheld by such other Party.

Section 13.2 Clinical Development Publications. For each Collaboration Program, within [***] days following the Non-Lead Party’s exercise of the Development Option, the Lead Party shall propose to the JDC a global publication strategy for the Development activities related to the Joint Product Developed under such Collaboration Program (the “Clinical Development Publication Strategy”) that is consistent with Joint Development Plan and to the extent not in conflict with the Joint Development Plan, the Parties’ Applicable Internal Policies. The JDC shall review and approve of such Clinical Development Publication Strategy, and may amend it from time to time. The Parties shall have no right to publish any clinical Development activities other than as specified in the Clinical Development Publication Strategy. In the event that a Party desires to make a publication for a Clinical Study that it is conducting, then it may request such right from the other Party, directly or through the JSC, the consent to which shall not be unreasonably withheld by such other Party.

Section 13.3 Review by the Parties. Except as required by applicable Law or court order, any proposed scientific or medical publications or public scientific or medical presentations covered by Section 13.1 or Section 13.2, shall be subject to the provisions of this Section 13.3. For any such publication or presentation, the publishing Party shall submit a copy of the proposed publication or presentation (including manuscripts, abstracts, posters, slides, scheduled interviews or the like) to the representative of the other Party designated to receive such proposed publications prior to any submission or disclosure to any Third Party to allow the other Party to review such proposed publication or presentation. In the case of a publication or presentation relating to a Product by the Non-Lead Party, the Lead Party shall either: (a) approve, (b) require a delay of submission or disclosure, for up to [***] days, (c) require modifications to, or (d) disapprove the proposed publication or presentation (which approval, required delay, required modifications or disapproval shall be communicated within [***] days of receipt by the Non-Lead Party, or it shall be deemed to have been approved by such Non-Lead Party). In all other cases, the publishing Party shall afford such opportunity to review to the other Party, which shall not have a right to approve but shall have the right to request a delay as described in clause (b) for patenting purposes consistent with this Agreement and shall have the right to request deletion of its Confidential Information (including any Joint Technology).

Section 13.4 Third Parties. With respect to any agreements between a Party and Third Parties (including clinical investigators) that a Party enters into after the Effective Date relating to the Development of any Product or otherwise relating to Development activities under this Agreement, such Party shall use reasonable efforts to include publication provisions regarding results of preclinical studies or Clinical Studies for the Products that allow such Party to receive and provide a copy of any proposed publications or public presentations to the other Party, which such Party shall submit to the other Party with a reasonable amount of time for review as described in this Article 13.

Section 13.5 Lead Party Publication. Notwithstanding the provisions of Article 17, subject to the review process and each Party’s obligations set forth in Section 13.3, the Lead Party for a given Collaboration Program or its Affiliates shall have the right as required by applicable Law or the Lead Party’s or its Affiliates’ policies and standard operating procedures to (a) publish protocol summaries, results summaries, protocols, clinical study reports, plain language summaries and other study documents of all Clinical Studies conducted by or on behalf of such Lead Party with respect to a Product during the Term of this Agreement in any clinical trial register; (b) publish the results at scientific congresses and in peer-reviewed journals; (c) make information and data from Clinical Studies conducted by or on behalf of the Lead Party with respect to the Product during the Term of this Agreement available under its Data Sharing Initiative; (d) publicly disclose results from other Clinical Studies where the Lead Party determines that the results are scientifically important or relevant for patient care; and (e) make any other public disclosures of clinical data that become required of the Lead Party due to its internal policies and procedures or applicable Laws. Any publication or disclosure made by either Party pursuant to this Section 13.5 shall contain appropriate acknowledgements of the contribution of the other Party or Third Party to the Research or Development activities that are the subject of such publication, in accordance with generally accepted academic practice.

Article 14

Materials Transfer; Intellectual Property; Information Technology

Section 14.1 Materials Transfer.

(a) During the course of the Target Discovery Phase or the conduct of an individual Collaboration Program, either Party (or such Party’s designee) may transfer (the “Materials Transferring Party”) to the other Party or its designee (the “Materials Receiving Party”) certain Materials for use in connection with activities contemplated under this Agreement. Such Materials will be provided under the terms and conditions of this Agreement and in such amount as described in the material transfer record for the particular transfer (“MTR”), in the form attached hereto as Schedule 14.1, which MTR shall set forth the type and name of the Materials transferred, the amount of the Materials transferred, the date of the transfer of such Materials and the proposed use of such Materials by the Material Receiving Party.

(b) MATERIALS SUPPLIED BY THE MATERIALS TRANSFERRING PARTY HEREUNDER ARE SUPPLIED IN “AS IS” CONDITION WITH NO WARRANTY, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WARRANTIES OF MERCHANTABILITY, TITLE, NON-INFRINGEMENT, EXCLUSIVITY, OR FITNESS FOR A PARTICULAR PURPOSE. ANY MATERIAL DELIVERED PURSUANT TO THIS AGREEMENT IS UNDERSTOOD TO BE EXPERIMENTAL IN NATURE AND MAY HAVE HAZARDOUS PROPERTIES. THE MATERIALS RECEIVING PARTY WILL HANDLE THE MATERIAL ACCORDINGLY AND WILL INFORM THE MATERIALS TRANSFERRING PARTY IN WRITING OF ANY ADVERSE EFFECTS EXPERIENCED BY PERSONS HANDLING THE MATERIAL.

(c) The Materials Receiving Party acknowledges that, except for the licenses and other express rights granted herein, it does not have any claim to the Materials supplied by the Materials Transferring Party, or any license or rights to any proprietary information or intellectual property rights in or to the Materials. For clarity, the Materials (and any Intellectual Property Rights, including Patents, relating thereto) shall remain the sole and exclusive property of the Materials Transferring Party and shall be returned or destroyed at the request of the Materials Transferring Party.

(d) The Materials Receiving Party agrees that the Material:

(i) will be used solely for, and in compliance with, the applicable Plan or in the MTR, and to conduct analyses to confirm identity and purity as may be reasonable required for the purposes of the applicable program;

(ii) will be used in compliance with all applicable national, state and local Laws, rules and regulations;

(iii) will not be used in human subjects, in clinical trials, or for diagnostic purposes involving human subjects;

(iv) will not be used in animals intended to be kept as domestic pets;

(v) will be used only by the Materials Receiving Party and only in the Materials Receiving Party’s laboratory, except with the prior written consent of the Materials Transferring Party;

(vi) will not be transferred to a Third Party without the prior written consent of the Materials Transferring Party;

(vii) where the Materials include Human Biological Samples, will be used in accordance with the requirements set forth in Schedule 1.181; and

(viii) the Materials Receiving Party shall not reverse engineer or attempt to determine the chemical structure, make-up or sequence of, or determine the chemical or biological properties of, or make or attempt to make any analogues, progeny or derivatives of, or modifications to, such Materials except as may be necessary to carry-out such Party’s obligations hereunder, including its activities pursuant to any Plan.

(e) The Materials Receiving Party assumes all liability for damages which may arise from its use, storage or disposal of the Materials. The Materials Transferring Party shall not be liable to the Materials Receiving Party for any loss, claim or demand made by the Materials Receiving Party, or made against the Materials Receiving Party by any Third Party, due to or arising from the use of the Materials, except to the extent permitted by applicable Law when caused by the gross negligence or willful misconduct of the Materials Transferring Party. Upon expiration or the earlier termination of the Target Discovery Phase or relevant Collaboration Program, as applicable, except for any continuing rights as set forth in this Agreement, the Materials Receiving Party shall discontinue its use of any Materials and shall, upon direction of the Materials Transferring Party, return or destroy (and certify destruction of) any remaining Material.

Section 14.2 Ownership of Intellectual Property.

(a) Inventorship. For purposes of this Agreement, the determination of inventorship of any Know-How, whether or not patentable, first invented, discovered, created or developed in the course of performing activities under this Agreement, and whether solely or jointly by or on behalf of a Party, including by its employees, Affiliates, agents or independent contractors, shall be made in accordance with United States patent Law.

(b) Discovery Plan Inventions and other Know-How. As between the Parties, (i) all patentable inventions within the Discovery Plan Know-How, and all Patents claiming such inventions, and (ii) all other Know-How and other Intellectual Property Rights in such Know-How, in each case ((i) and (ii)) discovered, created or developed solely by its employees, Affiliates, agents or independent contractors in connection with their activities under the Target Discovery Plan shall be owned solely by the inventing, discovering, creating or developing Party(ies), and if discovered, created or developed jointly by each Party’s employees, Affiliates, agents or independent contractors shall be owned jointly and deemed Joint Technology.

(c) Collaboration Program IP. As between the Parties, (i) all patentable inventions within the Collaboration Program Know-How, and all Patents claiming such inventions, and (ii) all other Collaboration Program Know-How and other Intellectual Property Rights in such Know-How, in each case ((i) and (ii)) discovered, created or developed solely by its employees, Affiliates, agents or independent contractors in connection with their activities under a Collaboration Program shall be owned solely by the inventing, discovering, creating or developing Party(ies), and if discovered, created or developed jointly by each Party’s employees, Affiliates, agents or independent contractors shall be owned jointly and deemed Joint Technology.

(d) Joint Technology. Subject to the licenses granted under this Agreement and Section 2.6 and any other express restrictions set forth in this Agreement, each Party (or its Affiliates) may:

(i) assign and transfer its interest in the Joint Technology in connection with a divestiture of the applicable program to a Third Party or in the case of a permitted assignment of this Agreement with respect to the applicable program but may not otherwise assign or transfer its interest in the Joint Technology; and

(ii) license its interest in the Joint Technology in connection with a permitted sublicense of the other Party’s interest in the Joint Technology within the scope of the applicable license, but may not otherwise license or transfer its interest in the Joint Technology.

(e) Background IP. Each Party shall retain all right, title and interest to its Background IP, and, except as expressly set forth in this Agreement, no right or license to such Patents, Know-How and Other Intellectual Property Rights included in such Background IP is granted by either Party to the other Party.

Section 14.3 Prosecution and Maintenance.

(a) Collaboration Program Patents. As between the Parties, GSK shall control the filing, prosecution and maintenance of all Patents within the Collaboration Program IP (other than those Covering any Data Analytics Technology or pertaining solely to a 23andMe Sole Development Program) or the Joint Technology worldwide using outside or in-house counsel selected by GSK. If any such Patent (i) Covers any Collaboration Program IP or Joint Technology pertaining to a Joint Development Program (other than those for which 23andMe has exercised an Opt-Out Option, but including those for which 23andMe has exercised a Reduction Option), and (ii) is filed with [***], then GSK shall keep 23andMe reasonably informed of filing and prosecution activities with respect thereto and to the extent reasonably practicable, GSK shall notify 23andMe in advance of making any material filing. 23andMe shall control the filing, prosecution and maintenance of all Patents pertaining solely to a 23andMe Sole Development Program. For any such Patents within the Collaboration Program IP or the Joint Technology and relating to any Joint Development Program, the Parties shall share the costs associated with filing, prosecution or maintenance of such Patents worldwide, as either Joint Development Costs or via the Net Profit or Loss share, as applicable. Such costs with respect to Patents pertaining solely to a 23andMe Sole Development Program shall be borne by 23andMe.

(b) Data Analytics Technology Patents. In general, the Parties agree to each maintain the Data Analytics Technology as a trade secret. Notwithstanding the foregoing, as between the Parties, 23andMe shall have the right to determine whether to file for any Patent claiming any Data Analytics Technology, and shall control the filing, prosecution and maintenance of such Patent using counsel of its choice; except that 23andMe shall not file a Patent claiming any Data Analytics Technology solely owned by GSK without GSK’s prior written consent. If any such Patent lists a GSK employee or contractor as an inventor then, to the extent reasonably practicable, 23andMe shall notify GSK in advance of making any such filing so that GSK has a reasonable opportunity to review and provide comments on any such filing.

(c) Other Patents. As between the Parties, for any Patents not covered by clause (a), including any within the Background IP or Discovery Plan IP of a Party, the Party that owns (or has in-licensed the applicable Patent from a Third Party) the applicable Patent shall control the filing, prosecution and maintenance of such Patent using counsel of its choice. In the event that GSK is prosecuting a Patent pertaining solely to an Identified Target that becomes subject to a 23andMe Unilateral Program, or if GSK is prosecuting a Patent pertaining solely to a Compound or Product that becomes subject to a 23andMe Sole Development Program, the Parties shall cooperate to promptly transfer control of such prosecution to counsel of 23andMe’s choice (with any transfer costs borne solely by 23andMe), and thereafter 23andMe shall have the sole right to prosecute or maintain such Patent.

(d) Patent Term Extensions.

(i) GSK shall have sole discretion for selecting Patents for patent term extension or supplemental protection certificates or their equivalents in any country in the Territory where applicable for any Product. GSK may request that 23andMe request a Supplemental Protection Certificate for a Patent owned by 23andMe that Covers a Product in applicable countries, and if requested, 23andMe will use all reasonable efforts to do so in consultation with GSK.

(ii) GSK and 23andMe agree to cooperate with one another in obtaining any such extensions, including executing such documents and taking such additional action as the Party pursuing such an extension may reasonably request in connection therewith.

Section 14.4 Enforcement Rights.

(a) Notification of Infringement. If either Party learns of any infringement or threatened or suspected infringement, or misappropriation or threatened or suspected misappropriation, of any (i) Discovery Plan IP, Collaboration Program IP, 23andMe Background IP, or GSK Background IP, by the manufacture, use, development or commercialization by a Third Party of a product that competes with a Product (“Competing Product”) or (ii) any Joint Technology, whether or not relating to a Product (each of (i) and (ii), an “Infringement”), such Party shall promptly provide notice to the JSC describing such Infringement (each, an “Infringement Notice”) and, in the case of any certification filed under the “U.S. Drug Price Competition and Patent Term Restoration Act of 1984” (the “Hatch-Waxman Act”) or notification of the submission of an Abbreviated Biologic License Application wherein a Product is the “Reference Product” under the Biologics Price Competition and Innovation Act of 2009 (the “BPCIA”) or receipt of manufacturing process from a subsection (k) applicant or other similar procedure where a response is required under applicable Law (in order to avoid waiving rights), such Party shall provide notice as quickly as possible and in no event later than [***] days prior to the applicable deadline for filing a response. For clarity, any certification filed under the Hatch-Waxman Act or notification or submission under the BPCIA shall constitute an Infringement for the purposes of this Agreement.

(b) Enforcement; Defense. GSK (or 23andMe in the case in which there is an Infringement involving a product that competes with a Product for which 23andMe is the Lead Party or in the case of Infringement of a Patent claiming any Data Analytics Technology) (the “Controlling Party”) shall have the sole right, but not the obligation, at its own expense (except to the extent attributable to the Shared Territory for a Joint Product, in which case, the Controlling Party shall first bear such expenses but shall include them in the Net Profit or Loss calculations) to bring and control a suit (or take other appropriate legal action) with respect to any Infringement or to defend any declaratory judgment action with respect thereto. If such Infringement is described in Section 14.4(a)(i) above or if it is described in Section 14.4(a)(ii) and involves a Competing Product, the Controlling Party shall be free to take such enforcement steps as it deems necessary without first consulting the JSC but shall keep the JSC reasonably informed of such activities. For any other Infringement covered by Section 14.4(a)(ii) (i.e., in connection with a product that is not a Competing Product), the JSC shall discuss such Infringement and appropriate steps to be taken with regard to such Infringement, and on request of any member of the JSC, each Party shall provide the JSC with available evidence of such Infringement.

(c) Cooperation; Recoveries.

(i) Cooperation. If the Controlling Party brings an action or proceeding with respect to an Infringement in accordance with Section 14.4(a) (each, an “Infringement Action”), then the other Party (the “Cooperating Party”) shall cooperate as reasonably requested, at such Controlling Party’s reasonable expense, in the pursuit of such Infringement Action, including if necessary by joining as a party to any such Infringement Action for which it is a necessary or indispensable party or taking such other actions as are necessary for standing or for the Controlling Party to otherwise maintain or pursue the Infringement Action, at the expense of the Controlling Party. The Controlling Party for an Infringement Action shall have the right to use counsel of its choice in such Infringement Action, and the Cooperating Party shall have the right, if required to join the Infringement Action, to participate in such Infringement Action with its own counsel, at its own expense.

(ii) Recoveries. Any damages or other monetary awards recovered from the settlement of or judgment from an Infringement Action shall be allocated first to reimburse the Controlling Party for the costs and expenses incurred by it in connection with such Infringement Action (including any expenses or costs incurred by the Controlling Party to reimburse the other Party pursuant to this Section 14.4(c)), and then to reimburse the other Party for the costs and expenses incurred by it in connection with such Infringement Action to the extent not previously reimbursed. Except as provided in the next sentence, any amounts remaining shall be allocated to the Lead Party but shall be (A) where the infringement relates to a Competing Product that competes with a Joint Product, subject to the Net Profit or Loss share for the Shared Territory and TABLE 2 of Section 10.7 on Net Sales outside the Shared Territory, and (B) where the infringement relates to a Competing Product that competes with a Sole Development Product, treated as Net Sales and subject to a royalty obligation under TABLE 1 of Section 10.7 on Net Sales in the Shared Territory. In the case of an Infringement Action involving a Patent claiming Data Analytics Technology, any amounts remaining shall be allocated to the Parties equally where they jointly own any such Data Analytics Technology and Patent, and solely to 23andMe if it solely owns such Data Analytics Technology and Patent, or solely to GSK if it solely owns such Data Analytics Technology and Patent, or as otherwise may be agreed by the Parties and depending if the non-Controlling Party contributes to the costs of such Infringement Action.

(d) Settlement with a Third Party. The Controlling Party for an Infringement Action shall also have the right to control settlement of such Infringement Action; provided, however, the Controlling Party shall not admit the unenforceability or invalidity of Patents Controlled by the other Party, or of Patents within the Joint Technology without such other Party’s prior written consent.

(e) Invalidity and Unenforceability. For any invalidity and unenforceability claims arising in such Infringement Action, the Party that is the Controlling Party for the Infringement Action shall control the response thereto (but may not admit invalidity or unenforceability of any Patent owned by the other Party). For any other proceeding involving an invalidity or unenforceability challenge, including inter partes review (“IPR”), post-grant review (“PGR”), and any other post-grant proceedings for any issued Patent within the Discovery Plan IP, the Collaboration Program IP or the Joint Technology, including reexamination, reissue, opposition, revocation and other similar proceedings, shall be controlled by the Party that would have the right under this Section 14.4 if it were to have arisen in an Infringement Action.

(f) Other Enforcement. The Party pursuing any Unilateral Target assumes responsibility for enforcement against any Patent infringement to the extent it relates to any Unilateral Target or its use in the discovery or development of compounds or products, or to any particular compound directed against the Unilateral Target, in its sole discretion.

Section 14.5 Third Party Technologies. For any in-licensed technologies of either Party, the foregoing provisions of this Article 14 shall be subject to and limited by the terms and conditions of the applicable existing agreements and any agreement entered into after the Effective Date pursuant to which the in-licensing Party has acquired rights to the applicable Patent. Each Party agrees with respect to such agreements as to which it is a party to take such actions and exercise such rights under any such agreements as reasonably necessary to give effect to the foregoing provisions of Section 14.3 and Section 14.4 and, where such agreements are inconsistent with any term of this Agreement, such Party shall notify the other Party in writing, including a description of the difference.

Section 14.6 Infringement Claims by Third Parties.

(a) Notice; Control. Each Party shall promptly notify the other Party in writing of (i) any allegation by a Third Party that any Development, Manufacture or Commercialization or other activities with respect to any Development Candidate or Compound or Product pursuant to this Agreement infringes or misappropriates or may infringe or misappropriate the intellectual property rights of such Third Party (a “Product Third Party Infringement Claim”), or (ii) any allegation by a Third Party with respect to the activities hereunder that is not covered by clause (i) of this Section 14.6(a) (a “Non-Product Third Party Infringement Claim”, and collectively with any Product Third Party Infringement Claim, “Third Party Infringement Claim”). For any Product Third Party Infringement Claim, the Lead Party shall have the right to control the defense of the Third Party Infringement Claim, but the other Party shall have the right to control its own defense of any such Third Party Infringement Claim brought against it in the Territory, by counsel of its own choice. In such case, the Parties shall coordinate in good faith. For any Non-Product Third Party Infringement Claim, each Party that is a defendant in such claim shall have the right to defend itself against such claim.

(b) Cooperation; Settlement. Each Defending Party shall keep the other Party reasonably informed of all material developments in connection with any Third Party Infringement Claim. Each Defending Party agrees to provide the other Party with copies of all pleadings filed in any suit or proceeding relating to such Third Party Infringement Claim. The Defending Party may enter into a settlement or compromise of any Third Party Infringement Claim, provided, that if such settlement or compromise would admit liability on the part of the non-Defending Party or any of its Affiliates or would otherwise have a material adverse effect on the rights or interests of the non-Defending Party or its Affiliates, the Defending Party shall not enter into such settlement or compromise without the prior written consent of the non-Defending Party. In the event a proposed settlement involves obtaining a license under Third Party Patent Rights, the applicable provisions of Article 10 shall apply. Any counterclaims of Infringement shall be handled as set forth in Section 14.4.

(c) Costs; Recoveries. All out-of-pocket expenses incurred by a Defending Party in defending a Third Party Infringement Claim (including outside counsel fees), and all amounts payable by either Party as a judgment based on a Third Party Infringement Claim or in settlement of such Third Party Infringement Claim, shall be included in the Net Profit or Loss calculation.

Section 14.7 Product Marks.

(a) The Lead Party shall have the sole right to select, obtain and maintain any Product Marks for Products for which it is the Lead Party. The costs associated with such activities shall be included in the Net Profit or Loss calculation for the applicable Joint Product to the extent attributable to the Shared Territory or to the extent incurred prior to the Commercialization of a Joint Product, in Joint Development Costs. In the case in which a Non-Lead Party becomes a Lead Party for a Collaboration Program, then it may continue to use Product Marks selected by the prior Lead Party and approved by the FDA or other applicable Regulatory Authority, but in no event shall it have the right to use any trademarks owned or controlled by the prior Lead Party or that are confusingly similar to any such trademarks.

(b) If the Non-Lead Party has a reasonable basis to believe that a Third Party is engaging in infringement of a Product Mark, such Party shall promptly notify the Lead Party in writing and provide it with any evidence of such infringement that is reasonably available. As between the Parties, the Party owning the infringed Product Mark, or its designee, shall have the sole right and option, at its sole expense, to respond to any infringement or potential infringement with respect to such Product Mark by appropriate steps, including filing an infringement suit or taking other similar action. The non-owning Party shall provide reasonable assistance to the other Party, or the other Party’s designee, at such other (owning) Party’s expense, with respect to any enforcement activities with respect to such Product Mark, including providing access to relevant documents and other evidence, making its employees reasonably available during business hours, and joining the action to the extent necessary to maintain the action. Any amounts recovered pursuant to this Section 14.7, whether by settlement or judgment, shall first be used to reimburse the applicable Party(ies) for their costs and expenses in making such recovery, and any remaining recovery shall be retained by the Lead Party except to the extent included in the Net Profit or Loss calculation for the Shared Territory. The Lead Party shall solely control any infringement claim brought by any Third Party with regard to the Product Marks and the costs thereof shall be included in the Net Profit or Loss calculated to the extent attributable to the Shared Territory.

Section 14.8 Information Technology Requirements.

(a) Each Party shall use all reasonable efforts, including operating commercially available anti-virus applications (and maintaining up to date virus definitions for such applications), to ensure that no portion of the activities conducted under this Agreement comprising software will contain any unauthorized code, or virus, Trojan horse, worm, or any other software routine or hardware component designed to permit, either automatically or through externally applied controls, unauthorized access or use to disable, erase, or otherwise harm software, hardware, or data (collectively “Viruses”). To the extent that any Party, in conducting activities under this Agreement, uses any system or software belonging to the other Party, such Party shall use its best efforts to avoid the introduction of any Viruses into such systems or software.

(b) To the extent that any Viruses are discovered in any deliverables provided under this Agreement or is introduced to a Party’s systems or software by the other Party (or is reasonably likely to have been so introduced), such other Party shall use all reasonable efforts to assist the Party to which the Virus was delivered in removing such Viruses from the software in question and shall be responsible for the costs of such removal.

(c) Each Party shall ensure that it has up to date information on all personnel who have access to the other Party’s IT systems and agrees to provide periodic updates on the names of such personnel. Each Party shall, no more than twenty-four (24) hours after any change in such information or any new information, notify the other Party promptly of any individual IT user access change.

(d) Both Parties agree to maintain reasonable security measures, in line with industry best practices for systems storing, accessing, or otherwise processing any Data (irrespective of levels as defined in Schedule 1.68) of this Agreement. Such security measures shall be subject to mutual reporting, review and oversight by the Data Access Committee. Parties agree to coordinate in good faith regarding any requested updates or modifications to the security practices of the other Party as applicable to the Collaboration, and acknowledge that the discovery of any serious security vulnerability or security incident may result in a delay or interruption in Data transfer, as set forth in Schedule 1.68.

(e) 23andMe shall seek independent third party accreditation for any system(s) accessing, storing and/or otherwise processing any level of Data defined in Schedule 1.68 under this Agreement to verify such system(s) are compliant with accepted data security standards (e.g., ISO27001, ENISA, HITRUST) no later than December 31, 2019, and shall deliver such certificates of accreditation to GSK upon request. 23andMe shall provide periodic updates to the Data Access Subcommittee regarding its progress towards achieving compliance with such accepted data security standards. 23andMe may, upon reasonable notice, audit GSK systems used for the storage and/or otherwise processing any level of Data defined in Schedule 1.68 under this Agreement to verify such system(s) are compliant with accepted data security standards. Such audit (i) shall be conducted at reasonable times during regular business hours and upon at least [***] days’ prior notice to GSK no more than twice per year (with an additional audit right in response to a security incident pertaining to 23andMe Data but limited to confirming the security incident and applicable vulnerability has been remedied, as forth in Schedule 1.68), and (ii) may not be exercised with respect to Data Packages which are instead subject only to the Data Package Audit Right as set forth in Section 5.1(c)(iii).

Article 15

Term and Termination

Section 15.1 Term. This Agreement shall be effective as of the Effective Date and shall remain in effect, unless earlier terminated under this Article 15, (a) through the end of the Discovery Term (as the Discovery Term may be extended as set forth herein or terminated early as set forth below) and (b) thereafter until:

(i) the date on which the JSC determines that there will be no Collaboration Targets (the “Truncated Term”), or

(ii) if there are one or more Collaboration Targets, on a Collaboration Target-by-Collaboration Target basis, the earlier of (A) the date on which all Development and Commercialization with respect to Compounds and Product directed to such Collaboration Target(s) has ceased, and (B) the date on which all Royalty Terms and Profit Sharing Terms for all such Compounds and Products expire and there is no ongoing Development of additional Compounds and Products directed to such Collaboration Target (as to each Collaboration Program, the “Collaboration Program Term”); and

(iii) on a Product-by-Product (or Unilateral Product-by-Unilateral Product, as applicable) and country-by-country basis, the date on which there is no longer a Profit Sharing Term or Royalty Term in effect with respect to such Product or Unilateral Product, as applicable (“Product-Specific Term”). At the end of any Product-Specific Term, with respect to any Product or Unilateral Product in any country, the licenses granted herein that are in effect as of such date of expiration of the Product-Specific Term shall be deemed fully paid and perpetual.

The “Term” shall refer to the Truncated Term, Collaboration Program Term or Product Specific Term, as the case may be.

Section 15.2 Mutual Termination. The Parties may terminate this Agreement at any time by mutual written agreement.

Section 15.3 Termination for Cause. In addition to any other remedies conferred by this Agreement or by applicable Law or in equity, either Party may terminate this Agreement upon written notice to the other Party either: (a) with respect to the Discovery Term, if there is an uncured material breach (as described below) by the other Party of its obligations under or relating to the activities under the Target Discovery Plan; or (b) with respect to one or more particular Collaboration Programs, Products or Unilateral Products, if there is an uncured material breach (as described below) by the other Party and the effects of such material breach impact the particular to such Collaboration Program, Product or Unilateral Products. To exercise its termination rights under this Section 15.3, the non-breaching Party shall provide to the breaching Party with written notice to the other Party identifying the material breach in reasonable detail and whether the breaching Party is intending to terminate this Agreement with respect to the Discovery Term or one or more particular Collaboration Programs, Products or Unilateral Products. If, in each case (a) and (b), such other Party, upon receiving such written notice identifying such material breach in reasonable detail, fails to cure such material breach within [***] days after the date of such notice of such breach, or if such breach is curable but cannot reasonably be cured within such [***] days, within such reasonable period thereafter as is required to cure such breach, then this Agreement with respect to the Discovery Term or a particular Collaboration Program, Product or Unilateral Product, shall automatically terminate, unless there is a good faith dispute with respect to the existence of a material breach or whether such material breach has been cured, and if such alleged breach or failure to cure is contested in good faith by the alleged breaching Party in writing within [***] days of the delivery of the breach notice, then the dispute resolution procedure pursuant to Section 21.1 or Section 21.2, as applicable, may be initiated by either Party to determine whether a material breach or a failure to cure has actually occurred. If either Party so initiates the dispute resolution procedure, then the applicable cure period (and the corresponding termination of this Agreement, in whole or in part), shall be tolled until such time as the dispute is resolved pursuant to Section 21.1 or Section 21.2, as applicable.

Section 15.4 Lead Party Unilateral Right to Terminate Collaboration Programs.

(a) Sole Development Program. The Lead Party for a Sole Development Program may in its sole discretion cease to Develop and Commercialize any Sole Development Products under such Sole Development Program for any reason and may terminate this Agreement with respect to such Sole Development Product(s) upon [***] prior written notice to the other Party, stating its reasons for terminating this Agreement with respect to such Sole Development Product. After the Lead Party provides such notice, upon written request of the Non-Lead Party, the Parties shall confer within such [***] period to review the reason for the termination decision, and in such event, the licenses granted under Section 11.3 shall terminate with respect to such Sole Development Program (other than as needed to wind-down the applicable program and comply with applicable Law). Notwithstanding the foregoing, if the Lead Party is terminating this Agreement with respect to the Sole Development Program for reasons other than (i) a safety concern, (ii) lack of efficacy, or (iii) other valid scientific reason, then upon the request of the Non-Lead Party (a “Sole Product ROFN Notice”), delivered within [***] following such Non-Lead Party’s receipt of the termination notice, the Non-Lead Party shall have a right of first negotiation to acquire exclusive rights to conduct further development and commercialization with respect to such Sole Development Product. The Parties will negotiate in good faith for a period of [***] days following the delivery of the Sole Product ROFN Notice the terms of a definitive agreement granting such rights. If the Parties fail to agree upon the terms of such a grant within such [***] day period, the Lead Party may at its discretion terminate such negotiations and proceed to terminate this Agreement with respect to such Sole Development Product, or grant rights in such Sole Development Product to any Third Party.

(b) Joint Development Program. The Lead Party for a Joint Development Program shall not have the right to terminate this Agreement for convenience with respect to any Joint Product arising thereunder, except through the exercise of its Opt-Out Option or in accordance with Section 15.4(c). If, however, such a Lead Party desires to cease all Development of a Joint Product due to a safety concern, lack of efficacy or other valid scientific reason, then such Party may terminate this Agreement with respect to such Joint Product upon [***] prior written notice to the Non-Lead Party. After the Lead Party provides such notice, upon written request of the Non-Lead Party, the Parties shall confer within such [***] period to review the reason for the termination decision, and in such event the Non-Lead Party shall have the right to assume the role of the Lead Party and the control of all Development of such Joint Product and proceed as though such Product is a Sole Development Product. Notwithstanding anything to the contrary herein, in the event of a delivery of such notice, both Parties may cease all activities with respect such Joint Product, as the case may be, other than those required by applicable Law even though this Agreement remains in effect during such notice period with respect to such Joint Product.

(c) Cessation of Commercialization of Joint Product. Notwithstanding Section 15.4(b), if the Lead Party for a Joint Product determines in its sole discretion that it desires to cease continuing to Commercialize (following First Commercial Sale) a given Joint Product, for any or no reason, on a country-by-country basis, then such Party may terminate this Agreement with respect to such Joint Product upon [***] prior written notice to the other Party. After the Lead Party provides such notice, upon written request of the Non-Lead Party, the Parties shall confer within such [***] period to review the reason for the termination decision, and to the extent the Non-Lead Party desires to take over the Commercialization of such Joint Product in such country, the Lead Party and the Non-Lead Party shall work together on a plan for the transfer of Commercialization activities from the Lead Party to the Non-Lead Party, including interim supply of the applicable Joint Product, and transition services during an agreed upon interim period. In the event of such a transfer, the Lead Party will be deemed to have exercised its Opt-Out Option at the Third Key Development Milestone and will be entitled to the applicable royalty on sales of the Joint Product thereafter.

Section 15.5 Termination by GSK during the Discovery Term. GSK shall have the right to terminate the Discovery Term and its funding thereunder (but not the entirety of this Agreement, or any other rights or obligations existing at such time under this Agreement) at any time after the second anniversary of the Effective Date (and payment of the third Platform Access Fee), with [***] days’ prior written notice to 23andMe, if, at such time, (a) there have arisen fewer than [***] Collaboration Programs or GSK Unilateral Programs (including in each case, Programs directed to Identified Targets and Pre-ESR Programs for which GSK exercised its Option under Section 5.1(c), or (b) the 23andMe Databases include genotype and phenotype data collected from fewer than eight million (8,000,000) individuals who have consented to their data being used for the general 23andMe research program (including the activities described in this Agreement).    If GSK terminates the Discovery Term under this Section 15.5 at any time after the second anniversary of the Effective Date, but prior to the third anniversary of the Effective Date, GSK shall pay, upon such termination (and in addition to the Platform Access Fee for the third Contract Year), a pro rata portion of the Platform Access Fee for the fourth Contract Year commensurate with the number of days between the second anniversary of the Effective Date and the date GSK delivers notice of termination under this Section 15.5 (e.g. if GSK delivers notice of termination [***] days after the second anniversary of the Effective Date, GSK shall be required to pay a further $[***] in connection with such termination). If GSK terminates the Discovery Term under this Section 15.5 at any time after the third anniversary of the Effective Date, GSK shall remain obligated to pay the Platform Access Fee for the fourth Contract Year in full (if not already paid) prior to such termination but no additional fees will apply (e.g., no additional pro rata fee will be due to 23andMe). For clarity, it is understood that 23andMe makes no guarantees of any particular level of yield or success arising from the activities during the Discovery Term.

Section 15.6 Termination for Material Adverse Effect. Subject to Section 21.3, either Party may terminate this Agreement by [***] days’ advanced written notice if there is a Material Adverse Effect of the other Party, which written notice shall specify in detail the events or actions giving rise to the Material Adverse Effect and the adverse effect of such events or actions on the reputation of the Party seeking to terminate this Agreement. If the other Party, upon receiving such written notice identifying such Material Adverse Effect, disputes in good faith the existence of such Material Adverse Effect, Section 21.3 shall apply.

Article 16

Effects of Expiration or Termination

Section 16.1 Accrued Obligations. The expiration or early termination of this Agreement prior to the end of the relevant Term (in whole or in part) for any reason shall not release either Party from any liability that, at the time of such expiration or termination, has already accrued to the other Party or that is attributable to a period prior to such expiration or termination, nor will any such early termination of this Agreement preclude either Party from pursuing any and all rights and remedies it may have under this Agreement, or at law or in equity, with respect to breach of this Agreement.

Section 16.2 Effects of Termination by Mutual Agreement. In the case of a termination under Section 15.2 of this Agreement, in connection with such mutual written agreement, the Parties shall also agree on the consequences of such a termination.

Section 16.3 Effects of Expiration or Termination of the Discovery Term.

(a) Expiration of Discovery Term. Upon expiration of the Discovery Term, (i) this Agreement shall remain in effect with respect to any Sole Development Programs, Unilateral Programs, or Collaboration Programs (unless otherwise terminated in accordance with Section 15.3 or Section 15.4); (ii) the Parties shall cease all activities under the Target Discovery Plan, it being understood that the Parties will commence wind up of such activities prior to the date of such expiration so as to mitigate any non-cancelable research costs, and the Parties shall do a final accounting and reconciliation of their respective Research Costs in accordance with Section 4.4; and (iii) the Parties, through the JRC shall continue to evaluate any Identified Targets that have not been designated as of such time as Collaboration Targets, Unilateral Targets, or Rejected Targets (such Targets, the “Undesignated Targets”) and make a final determination no later than the first JRC meeting in the first full Calendar Quarter following expiration of the Discovery Term, regarding such Undesignated Targets as to whether they are to be progressed as Targets of Joint Development Programs, designated as Unilateral Targets, subject to Out-Licensing efforts, or designated as Rejected Targets.

(b) Termination of Discovery Term by GSK. If GSK terminates early the Discovery Term under Section 15.5, (i) this Agreement shall remain in effect with respect to any Sole Programs, Unilateral Development Programs, or Collaboration Programs (unless otherwise terminated in accordance with Section 15.3 or Section 15.4); (ii) the Parties shall cease all activities under the Target Discovery Plan as of the effective date of such termination, it being understood that the Parties will commence wind up of such activities upon notice from GSK of such termination so as to mitigate any non-cancelable research costs, and the Parties shall do a final accounting and reconciliation of their respective Research Costs in accordance with Section 4.4; and (iii) the Parties shall take turns designating any Undesignated Target as its Unilateral Target, with 23andMe having the first pick, GSK having the second pick, and so forth until all Undesignated Targets have been allocated.

(c) Termination of Discovery Term for Cause. If either Party terminates early the Discovery Term under Section 15.3 for uncured breach by the other Party of its obligations under or relating to the activities under the Target Discovery Plan (i) this Agreement shall remain in effect with respect to any existing Sole Development Programs, Unilateral Programs, or Collaboration Programs (unless otherwise terminated in accordance with Section 15.3 or Section 15.4); (ii) the Parties shall cease all activities under the Target Discovery Plan as of the effective date of such termination, it being understood that the Parties will commence wind up of such activities upon notice from the non-breaching Party of such termination so as to mitigate any non-cancelable research costs, and the Parties shall do a final accounting and reconciliation of their respective Research Costs in accordance with Section 4.4; and (iii) the non-breaching Party shall have the first right to designate any Undesignated Targets as its Unilateral Targets, and the breaching Party shall have the right to designate any remaining Undesignated Targets as its Unilateral Targets (all of which, for clarity, shall continue to bear royalties hereunder).

(d) Termination for Breach of Exclusivity Obligations. Without limiting the foregoing, if GSK terminates early the Discovery Term under Section 15.3 for uncured breach by 23andMe of its obligations under Section 2.6(a) (Scope of Exclusivity), such obligations of 23andMe nonetheless shall continue in effect until the first anniversary of the effective date of termination of such Discovery Term.

Section 16.4 Effects of Termination of Collaboration Program During Early Research Phase or Joint Development Program or Product-Specific Term under Section 15.3 for Cause. If the Collaboration Program Term is terminated early by a Party for cause under Section 15.3 with respect to one (1) or more Collaboration Programs during the Early Research Phase or Joint Development Programs, or if the Product-Specific Term is terminated with respect to a particular Product in such program, then as of the effective date of such termination:

(a) Termination of Collaboration Program During Early Research Phase. If there are Joint Compounds or Joint Products at the time of such termination arising in such terminated Collaboration Program that are in the Early Research Phase (i.e., prior to exercise by the Non-Lead Party of its Development Option), (i) the non-breaching Party (whether or not it is the Lead Party as of such time) shall have the right, but not the obligation, to convert the Collaboration Program into its Unilateral Program, and the licenses granted under Section 11.4 shall remain in effect as relates to such Unilateral Program of such non-breaching Party and (ii) such non-breaching Party will continue to owe royalties to the other Party in accordance with TABLE 1 of Section 10.7 on Net Sales of such Unilateral Products arising from such converted Unilateral Program.

(b) Termination of Joint Development Program Prior to Commercialization. If the terminated Collaboration Program is a Joint Development Program as to which the Early Research Phase has been completed, but no Joint Product has yet reached First Commercial Sale, or if the Joint Product being terminated has not yet reached First Commercial Sale, then irrespective of which Party is the Lead Party, (i) such termination shall be treated as though the breaching Party had exercised a Program Opt-Out Option with respect to such Joint Development Program or Joint Product at the Key Development Milestone immediately preceding the effective date of such termination, and the non-breaching Party had assumed the role of Lead Party with respect thereto (if not already the Lead Party), and the licenses granted under Section 11.2 shall remain in effect as relates to such non-breaching Party as the Lead Party, (ii) the non-breaching Party shall reimburse the breaching Party’s Reimbursable Development Costs in accordance with Section 10.22, (iii) the non-breaching Party may progress the Development and Commercialization of Sole Products arising from such Sole Development Program at its discretion, including by sublicensing to Third Parties without restriction, (iv) the non-breaching Party shall pay to the breaching Party royalties on Net Sales of such Sole Development Product arising from such Program in accordance with the applicable column of TABLE 1 of Section 10.7, and (v) following the effective date of such termination, the non-breaching Party shall no longer have any obligations to use Commercially Reasonable Efforts to Develop or Commercialize the Products arising from such terminated Joint Development Program.

(c) Termination of Joint Development Program After Commercialization If the termination relates to a Joint Development Program in which a Joint Product has achieved First Commercial Sale the following shall apply:

(i) if the uncured breach is by the Non-Lead Party, the licenses set forth in Section 11.2 shall remain in effect and the Lead Party shall continue to have all rights to Develop and Commercialize such Joint Product and to share Net Profit or Loss with such breaching Party; provided, however, that upon request by the Lead Party, the Parties shall discuss and agree upon a royalty rate based upon Net Sales of such Joint Product that closely approximates the percentage of Net Profit and Loss shared and anticipated to be shared by such Non-Lead Party from Net Sales of such Joint Product, and, in any event, thereafter the non-breaching Party shall no longer have any obligations to use Commercially Reasonable Efforts to Develop or Commercialize the Joint Product; or

(ii) if the uncured breach is by the Lead Party, the non-breaching Party shall have the right to assume the role of the Lead Party in the manner set forth in Section 5.5(g)(iv), in which event the licenses set forth in Section 11.2 would survive and apply to such Party as the Lead Party, and the Parties shall continue to share Net Profit or Loss; provided however that the non-breaching Party shall not be obligated to use Commercially Reasonable Efforts to Commercialize such Joint Product. Should the Non-Lead Party not so elect to assume the role of the Lead Party, it shall have the right to identify a Third Party partner or licensee for such Joint Product and to control the negotiation of any license or other agreement with such Third Party, and the Parties shall share any proceeds resulting from such agreement in accordance with their respective Adjusted Percentages in effect as of such time.

Section 16.5 Effects of Termination of Unilateral Program. If the Product-Specific Term is terminated early by a Party for cause under Section 15.3 with respect to one (1) or more Unilateral Products of the breaching Party, the license granted to such breaching Party with respect to such Unilateral Product under Section 11.4 shall terminate.

Section 16.6 Effects of Unilateral Termination of Sole Development Program. Upon any unilateral termination of a Sole Development Program under Section 15.4(a), and where the non-terminating Party does not proceed with such Sole Development Program, following the effective date of such termination, the terminating Party shall no longer have any obligations to use Commercially Reasonable Efforts (to the extent it had such obligations prior to termination) to Develop or Commercialize such Products arising from such terminated Sole Program, and the Target which is the subject of such Sole Development Program shall deemed a Rejected Target and each Party may only pursue further development of any Product directed to such Rejected Target pursuant to the terms and conditions set forth in Section 2.6.

Section 16.7 Impact of Program Termination on Other Aspects of this Agreement. If this Agreement is terminated by a Party for cause under Section 15.3 or for convenience under Section 15.4 with respect to a Collaboration Program, Product or Unilateral Product, such termination shall not affect any other provisions of this Agreement, including without limitation that:

(a) All unaffected Collaboration Programs and Products shall remain in effect in accordance with and subject to the terms and conditions of this Agreement.

(b) The rights granted to each Party with respect to its Sole Development Programs and Unilateral Target(s), in each case that are not subject to the termination, shall remain in effect, in accordance with and subject to terms and conditions of this Agreement, including the royalty payable to the other Party in connection therewith.

(c) The provisions of this Agreement relating to any Rejected Targets shall remain in effect, including as it relates to out-licensing of Rejected Targets.

(d) The rights granted under this Agreement with respect to fee-for-services activities, including CTR Services and services for Validation Activities for GSK Independent Programs, shall continue to apply, except if such services relate to the terminated Collaboration Program, Sole Program; or Unilateral Program.

(e) There will be a final accounting for any Development Costs that are required to be shared by the other Party hereunder for the Target Discovery Phase, Early Research Program, any Collaboration Target, Product or Compound that is terminated, which shall include any such Development Costs that are incurred (i) prior to the effective date of termination of this Agreement, in whole or in part, (ii) after the effective date of termination of this Agreement, in whole or in part, but relating to activities conducted during the Term (including any non-cancellable commitments incurred pursuant to the Collaboration), and (iii) after the effective date of termination of this Agreement, in whole or in part, and required to be conducted in order to wind-down activities under the Collaboration in a manner compliant with applicable Law.

Section 16.8 Termination for Material Adverse Effect. In the event a Party terminates this Agreement pursuant to Section 15.6, then (a) each Party’s Unilateral Programs and Sole Development Programs shall remain in effect; (b) each Joint Development Program shall remain a Joint Development Program with respect to each Party’s funding obligations and sharing of Net Profits or Losses, however the Non-Lead Party shall no longer perform any Development activities with respect thereto unless agreed in writing by the Lead Party; and (c) the Parties shall take turns designating any Undesignated Target as its Unilateral Target, with the non-terminating Party having the first pick, the terminating Party having the second pick, and so forth until all Undesignated Targets have been allocated.

Section 16.9 Survival.

(a) Sections 2.6(d), 10.15 through 10.20 (in each case with respect to payments made or payable as of the expiration date), 10.22 (with respect to any amounts owed but unpaid as of the effective date of expiration date), and 18.4, and Articles 11 (excluding Section 11.1), 13, 14, 16, 17, 19 and 21 shall survive expiration of this Agreement.

(b) Sections 2.6(d) (in accordance with its terms), 10.15 through 10.20 (in each case with respect to payments made or payable as of the expiration date), 10.22 (with respect to any amounts owed but unpaid as of the effective date of expiration date), 18.4, and Articles 11 (excluding Section 11.1 and any other licenses that terminate per Article 15), 13, 14 (other than Section 14.3 and 14.4 with respect to any terminated Products no longer being pursued by the Lead Party or which are no longer Joint Products in the event of a termination in its entirety), 15, 16, 17, 19 and 21 shall survive (i) termination of this Agreement in its entirety or, (ii) if this Agreement is terminated only with respect to one or more particular Collaboration Programs, Products or Unilateral Products, termination of this Agreement with respect to such Collaboration Programs, Products or Unilateral Products.

(c) In addition to the foregoing, (i) the following provisions shall survive any expiration or termination of this Agreement for purposes of any final accounting and reconciliation of amounts due following expiration or termination of this Agreement: Sections 4.4, 5.3(b), 5.4(d), 8.4(a), 9.3, 10.12, 10.13(b) through (d), 10.22 and 10.23, and (ii) any other provision that by its terms is intended to continue in effect after termination or expiration shall survive.

Section 16.10 Termination Not Sole Remedy. Except with respect to termination under pursuant to Section 15.6, termination is not the sole remedy under this Agreement and, whether or not termination is effected, all other remedies at equity or law shall remain available to the Parties except as agreed to otherwise herein.

Article 17

Confidentiality

Section 17.1 Confidentiality. Except to the extent expressly authorized by this Agreement or otherwise agreed by the Parties in writing, the Parties agree that, for the Term and for ten (10) years after the expiration or termination of this Agreement, the Receiving Party shall keep confidential and shall not publish or otherwise disclose to any Third Parties, and shall not use for any purpose other than as permitted under this Agreement, any Confidential Information furnished to it by the Disclosing Party pursuant to this Agreement. The obligations of confidentiality, non-use and non-disclosure set forth in this Article 17 shall extend to copies, if any, of Confidential Information obtained by any of a Party’s representatives and to documents and materials in whatever form which embody or contain Confidential Information of the other Party.

Section 17.2 Authorized Disclosure.

(a) Legal Compliance. A Receiving Party may disclose a Disclosing Party’s Confidential Information to the extent such disclosure is reasonably necessary to comply with applicable Laws; provided, however, that the Receiving Party shall, to the extent practicable, promptly notify the Disclosing Party prior to any such disclosure requirement to allow reasonable time for the Disclosing Party to: (i) seek a protective order or intervene to seek another appropriate remedy, or (ii) waive compliance with the confidentiality provisions of this Article 17 with respect to certain of its Confidential Information, and shall provide reasonable assistance to enable such Disclosing Party to seek such actions or otherwise prevent such disclosure. In any event, if the Receiving Party is unable to promptly notify the Disclosing Party or if such protective order or other remedy is not obtained, or if the Disclosing Party waives compliance with the provisions of this Article 17 with respect to certain Confidential Information, the Receiving Party shall furnish only that portion of the information which it is reasonably advised by legal counsel as being legally required to be disclosed and shall exercise reasonable efforts to obtain assurance that protective treatment shall be accorded the Confidential Information; provided that any Confidential Information so disclosed shall maintain its confidentiality protection under this Article 17 for all purposes other than such legally compelled disclosure.

(b) Other Permitted Disclosure. Except as otherwise expressly provided in this Agreement, each Party shall be permitted to disclose or grant use of such Confidential Information to any of its employees, agents, consultants, clinical investigators, collaborators, Third Party contractors engaged to perform activities under this Agreement, licensees, permitted Sublicensees or Affiliates on a need-to-know basis for purposes of this Agreement (collectively “Representatives”); provided, however, that such Representatives are contractually obligated to substantially the same obligations as set forth in Section 17.1 to hold in confidence and not use or disclose such Confidential Information for any purpose other than those permitted by this Agreement. Further, the Receiving Party may disclose the terms and conditions of this Agreement and Confidential Information of the Disclosing Party (i) on a need-to-know basis to the Receiving Party’s legal and financial advisors under appropriate conditions of confidentiality, (ii) as reasonably necessary and under appropriate conditions of confidentiality in connection with an actual or potential (A) permitted license or sublicense of the Receiving Party’s rights hereunder, (B) debt, lease or equity financing of the Receiving Party, (C) merger, acquisition, consolidation, share exchange or other similar transaction involving the Receiving Party and a Third Party, or (D) co-funding or financing arrangement as set forth in Section 5.6(c), (iii) to any Third Party that is or may be engaged to perform services in connection with the Development, Manufacturing, or Commercialization of the Products as necessary to enable such Third Party to perform such services and under appropriate conditions of confidentiality, (iv) to any government agency or authority in connection with seeking government, funding, support or grants, and (v) to the extent such disclosure is reasonably necessary in filing, prosecuting, or enforcing patent, copyright and trademark rights, obtaining and maintaining Regulatory Approvals, or conducting preclinical or clinical trials; provided that, prior to any such disclosures pursuant to (i)-(iii), any Third Party receiving such Confidential Information of the Disclosing Party shall be contractually obligated to substantially the same obligations of non-disclosure and non-use of the Receiving Party as set forth in Section 17.1 herein, and the Receiving Party shall be liable for any breach thereof by such Third Party.

Section 17.3 Injunctive Relief. Each Party, as a Receiving Party, acknowledges and agrees that due to the unique nature of a Disclosing Party’s Confidential Information, there may be no adequate remedy at law for any breach of its obligations hereunder and that any such breach may allow a Receiving Party or Third Parties unfairly to compete with the Disclosing Party, resulting in irreparable harm to the Disclosing Party. Therefore, notwithstanding the provisions of Section 21.1, the Parties agree that upon any such breach or any threat thereof, the Disclosing Party shall be entitled to seek appropriate equitable relief at the Disclosing Party’s option in either (a) a court of competent jurisdiction where such Disclosing Party resides, or (b) as provided in Section 21.1 or Section 21.2, as applicable, in addition to whatever remedies it might have at law in connection with any breach or enforcement of a Receiving Party’s obligations hereunder for the unauthorized use or release of any such Confidential Information.

Section 17.4 Return of Confidential Information. As required under the Data Access Plan, or at a Disclosing Party’s written request upon termination or expiration of this Agreement, as soon as is reasonably practicable, the Receiving Party shall (and shall cause its Affiliates and their respective representatives to) return to the Disclosing Party or destroy all originals of documents (in paper or electronic form) and physical materials then in its possession, and copies thereof, containing Confidential Information received from the Disclosing Party and constituting its exclusive Confidential Information, and destroy all documents and other materials that it created including any such Confidential Information; provided, however, that the Receiving Party may retain in confidence (a) one (1) archival copy of the Confidential Information in its legal files solely to permit the Receiving Party to determine compliance with its obligations hereunder; (b) any portion of the Confidential Information of the other Party which is contained in the Receiving Party’s laboratory notebooks; (c) any portion of the Confidential Information of the other Party which a Receiving Party is required by applicable Law to retain; and (d) any Confidential Information that the Receiving Party has the right to continue to use after the date of the Disclosing Party’s request after termination or expiration of this Agreement, as applicable. Notwithstanding the return or destruction of the documents and tangible items described above, the Parties will continue to be bound by their obligations under this Article 17.

Section 17.5 Press Releases and Other Public Statements. Except for any publications or presentations that are made consistent with Article 13 and a jointly agreed press release announcing the formation of the Collaboration, to be issued by GSK and 23andMe at a time agreed by the Parties, neither Party nor its Affiliates will make any public announcements, press releases, regulatory filing or other public disclosures, written or oral, whether to the public, the press, stockholders or otherwise, concerning this Agreement or the terms and conditions or the subject matter hereof, the performance hereof or the Parties’ activities hereunder, or any results or data arising hereunder (a “Public Statement”), except: (a) with the prior written consent of the other Party (which may be conditional upon certain restrictions as to the content or distribution of such Public Statement); or (b) for such Public Statements, as in the opinion of the counsel for the Party intending to make such Public Statement, are required to comply with applicable Law, regulation, rule or legal process (including the regulations of any stock exchange) (a “Legal Requirement”) and which in any event contain only the minimum disclosure necessary to comply with the relevant Legal Requirement. Each Party agrees in any event to provide the other Party with a copy of any proposed Public Statement as soon as reasonably practicable under the circumstances prior to its scheduled release. Except under extraordinary circumstances, when the following notice may not be possible but in which event the proposed Public Statement will still be provided to the other Party for comment before release (which the releasing Party shall use reasonable efforts to provide at least [***] hours prior to the intended time of publication), each Party shall provide the other Party with an advance copy of any such Public Statement at least [***] days prior to its scheduled release. Each Party furthermore shall have the right to review and recommend changes to any such announcement and, except as otherwise required by Legal Requirement, the Party whose announcement has been reviewed shall remove any Confidential Information of the reviewing Party that the reviewing Party reasonably deems to be inappropriate for disclosure. Each Party agrees in any event to give the other Party a reasonable opportunity (to the extent consistent with

Legal Requirements) to review all Public Statements required by Legal Requirements to be filed with the Securities and Exchange Commission or similar body prior to submission of such filings, and will give due consideration to any reasonable comments by the non-filing Party relating to such filing, including the provisions of this Agreement for which confidential treatment should be sought.

Article 18

Representations and Warranties

Section 18.1 Mutual Representations and Warranties of Each Party. Each Party represents and warrants to the other Party as of the Execution Date, that:

(a) such Party is validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

(b) such Party has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

(c) this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid and binding obligation, enforceable against it in accordance with the terms and conditions hereof;

(d) the execution, delivery and performance of this Agreement by such Party will not constitute a default under, or conflict with, any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, or violate any Law or regulation of any court, governmental body or administrative or other agency having jurisdiction over such Party;

(e) no government authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any applicable Laws, rules or regulations currently in effect, is or will be necessary for, or in connection with, the transaction contemplated by this Agreement or any other agreement or instrument executed in connection herewith, or for the performance by it of its obligations under this Agreement and such other agreements; and

(f) it has not employed (and, to its knowledge, has not used a (sub)contractor or consultant that has employed) and, during the Term, will not knowingly employ (or, to its knowledge, use any (sub)contractor or consultant that employs, provided that such Party may reasonably rely on a representation made by such (sub)contractor or consultant) any Person debarred by the FDA (or subject to a similar sanction of EMA or foreign equivalent), or any Person which is the subject of an FDA debarment investigation or proceeding (or similar proceeding of EMA or foreign equivalent).

Section 18.2 23andMe’s Representations and Warranties to GSK. 23andMe represents and warrants to GSK that as of the Execution Date:

(a) it has the right to grant the licenses granted by 23andMe under this Agreement, including with respect to (i) the software and equipment anticipated to be used in the course of the Collaboration and (ii) the software and equipment anticipated to be used in the course of performing any other activities under this Agreement (e.g., patient recruitment services);

(b) it and its Affiliates performing activities under the Collaboration has in place or will have in place prior to its conduct of its activities under the Collaboration a written agreement with its employees and other personnel it appoints to perform activities hereunder sufficient to ensure that 23andMe has sufficient ownership or license rights to any Collaboration Program IP and Joint Technology to grant the rights granted herein to GSK;

(c) to the best of 23andMe’s knowledge and belief, all of 23andMe’s agreements with its (sub)contractors anticipated to be used in the Collaboration provide (i) that 23andMe shall retain or obtain ownership of any and all Collaboration Program IP and Joint Technology, (ii) that such (sub)contractor has no rights to use any Collaboration Program IP or Joint Technology to any material extent save as necessary for performance of the sub-contracted activities and (iii) that such (sub)contractor shall not be entitled to further (sub)contract its obligations;

(d) it has not received any written notice from any Third Party asserting or alleging that the existing 23andMe Background IP, or intellectual property that would be 23andMe Background IP or Collaboration Program IP in the case of an Optioned Pre-Existing Program, infringes or misappropriates the Intellectual Property Rights of such Third Party;

(e) it does not have any Third Party written agreements that provide any Third Party any license right, option or any other similar rights with respect to the Collaboration Program IP or the Joint Technology, in a manner that conflicts with the rights granted to GSK hereunder, or that would materially adversely impact the conduct of activities contemplated as of the Execution Date to be conducted hereunder or the scope of the licenses granted by 23andMe in connection with such activities;

(f) it has received informed consent from its customers under applicable Law sufficient (i) to allow 23andMe to operate its business as it is currently conducted, and (ii) to conduct the activities assigned to 23andMe under this Agreement, and (iii) is in compliance with the requirements of such informed consents;

(g) it is in compliance with (i) all applicable Laws relating to data privacy and data security, including with respect to the collection, use, storage, sharing, transfer, disposition, protection and processing of personally identifiable information (PII); (ii) all privacy policies and other related policies, programs and other notices of 23andMe relating to the privacy, protection and security of PII; and (iii) all contractual and other legal requirements to which the 23andMe is subject with respect to the privacy, protection, and security of PII.

(h) it has no knowledge of complaints or notices, or any pending or threatened audits, proceedings, investigations or claims conducted or asserted, regarding the collection or use of PII by or on behalf of 23andMe, by any governmental entity.

(i) it has in place sufficient safeguards to protect the confidentiality and security of PII, including from unauthorized access or misuse, based on applicable Law;

(j) it has no knowledge of any unauthorized intrusions or breaches of the security of 23andMe’s computer or data systems, including with respect to any PII or other information contained therein;

(k) it has received all necessary laboratory licenses and certificates sufficient to allow 23andMe to conduct the activities assigned to 23andMe under this Agreement and it is in compliance with the requirements of such licenses and certificates;

(l) to the best of its knowledge and belief, as it is relevant to this Agreement:

(i) it respects the human rights of its staff and does not employ child labor, forced labor, unsafe working conditions, or cruel or abusive disciplinary practices in the workplace;

(ii) it does not discriminate against any workers on any ground (including race, religion, disability, gender, sexual orientation or gender identity);

(iii) it pays each employee at least the minimum wage, provides each employee with all legally mandated benefits, and complies with the laws on working hours and employment rights in the countries in which it operates;

(iv) it is respectful of its employees right to freedom of association;

(v) it encourages compliance with these standards (in this Section 18.2(l)) by any supplier of goods or services that it uses in performing its obligations under this Agreement; and

(m) with respect to the 23andMe Pre-Existing Programs: (i) it has disclosed to GSK all the 23andMe Pre-Existing Programs of which there are at least eleven (11), and (ii) no Third Party has any rights to such 23andMe Pre-Existing Programs, and 23andMe has all necessary rights to grant to GSK the rights and licenses set forth in this Agreement in connection with such 23andMe Pre-Existing Programs to GSK if GSK exercises its Option without any lien or encumbrance.

Section 18.3 GSK’s Representations and Warranties to 23andMe. GSK represents and warrants to 23andMe that as of the Execution Date:

(a) it has the right to grant the licenses granted by GSK under this Agreement;

(b) to the best of its knowledge and belief it and its Affiliates performing activities under the Collaboration has in place or will have in place prior to its conduct of its activities under the Collaboration a written agreement with its employees and other personnel it appoints to perform activities hereunder sufficient to ensure that GSK has sufficient ownership or license rights to any Collaboration Program IP and Joint Technology to grant the rights granted herein to 23andMe;

(c) to the best of its knowledge and belief, all of GSK’s agreements with its (sub)contractors anticipated to be used in the Collaboration provide (i) that GSK shall, in all cases, retain or obtain ownership of any and all Collaboration Program IP and Joint Technology, and (ii) that such (sub)contractor has no rights to use any Collaboration Program IP or Joint Technology save as strictly necessary for performance of the sub-contracted activities;

(d) it has not received any written notice from any Third Party asserting or alleging that the existing GSK Background IP infringes or misappropriates the Intellectual Property Rights of such Third Party;

(e) it does not have any Third Party written agreements that provide any Third Party any license right, option or any other similar rights with respect to the Collaboration Program IP or the Joint Technology, in a manner that conflicts with the rights granted to 23andMe hereunder, or that would materially adversely impact the conduct of activities contemplated as of the Execution Date to be conducted hereunder or the scope of the licenses granted by GSK in connection with such activities;

(f) it has received all necessary laboratory licenses and certificates sufficient to allow GSK to conduct the activities assigned to GSK under this Agreement and it is in compliance with the requirements of such licenses and certificates;

(g) it has in place sufficient safeguards to protect the confidentiality and security of PII, including from unauthorized access or misuse, based on applicable Law;

(h) to the best of its knowledge and belief, as it is relevant to this Agreement:

(i) it respects the human rights of its staff and does not employ child labor, forced labor, unsafe working conditions, or cruel or abusive disciplinary practices in the workplace;

(ii) it does not discriminate against any workers on any ground (including race, religion, disability, gender, sexual orientation or gender identity);

(iii) it pays each employee at least the minimum wage, provides each employee with all legally mandated benefits, and complies with the laws on working hours and employment rights in the countries in which it operates.

(iv) it is respectful of its employees right to freedom of association; and

(v) it encourages compliance with these standards (in this Section 18.3(h)) by any supplier of goods or services that it uses in performing its obligations under this Agreement.

Section 18.4 Disclaimer of Warranty. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, EACH PARTY SPECIFICALLY DISCLAIMS ANY GUARANTEE THAT ANY PLAN WILL BE SUCCESSFUL, IN WHOLE OR IN PART. EXCEPT AS OTHERWISE EXPRESSLY STATED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND, INCLUDING WITH RESPECT TO ANY TARGET, PROGRAM, COMPOUND, PRODUCT, DISCOVERY PLAN IP, COLLABORATION PROGRAM IP, OR BACKGROUND IP, AND BOTH PARTIES EXPRESSLY DISCLAIM ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.

Article 19

Indemnification

Section 19.1 Indemnification.

(a) Indemnification by 23andMe. 23andMe hereby agrees to indemnify, defend and hold harmless GSK and its Affiliates and their respective directors, officers, employees and agents, and the respective successors and assigns any of the foregoing (“GSK Indemnitees”), from and against any and all suits, claims, actions, demands, losses, damages, liabilities, settlements, penalties, fines, costs and expenses (including reasonable attorneys’ fees and other expenses of litigation) (collectively, “Losses”) asserted by a Third Party arising from (i) any inaccuracy as of the date when made of any of 23andMe’s representations and warranties hereunder, (ii) a 23andMe Indemnitee’s breach of this Agreement (including any Plan), gross negligence or willful misconduct, including such breach, gross negligence or willful misconduct giving rise to product liability claims not covered by Section 19.1(d), or (iii) with respect to 23andMe’s Unilateral Programs and Sole Development Programs, any act or omission of a 23andMe Indemnitee with respect to such programs, except in each case ((i) through (iii) if such Losses are indemnifiable under Section 19.1(b); provided, however, that if GSK elects to proceed with the Development or Commercialization of a Sole Development Product after 23andMe terminates this Agreement with respect to such Product for a safety concern, then 23andMe shall no longer have any obligation to indemnify GSK under this clause (a) with respect to such Sole Development Product.

(b) Indemnification by GSK. GSK hereby agrees to indemnify, defend and hold harmless 23andMe and its Affiliates and their respective directors, officers, employees and agents, and the respective successors and assigns of any of the foregoing (“23andMe Indemnitees”), from and against any and all Losses asserted by a Third Party arising from (i) any inaccuracy as of the date when made of any of GSK’s representations and warranties hereunder, (ii) a GSK Indemnitee’s breach of this Agreement (including any Plan), gross negligence or willful misconduct, including such breach, gross negligence or willful misconduct giving rise to product liability claims not covered by Section 19.1(d), or (iii) with respect to GSK’s Unilateral Programs and Sole Development Programs, any act or omission of a GSK Indemnitee with respect to such programs, except in each case if such Losses are indemnifiable under Section 19.1(a); provided, however, that if 23andMe elects to proceed with the Development or Commercialization of a Sole Development Product after GSK terminates this Agreement with respect to such Product for a safety concern, then GSK shall no longer have any obligation to indemnify 23andMe under this clause (b) with respect to such Sole Development Product.

(c) Indemnification Procedures. Upon becoming aware or receipt of notice of any Third Party claim that may be subject to indemnification by the other Party (the “Indemnifying Party”) under this Section 19.1, any GSK Indemnitee or any 23andMe Indemnitee (each, an “Indemnitee”), as the case may be, shall promptly notify the Indemnifying Party in writing. The Indemnifying Party shall have the right, but not the obligation, to conduct and control, through counsel of its choosing, any action for which indemnification is sought, and if the Indemnifying Party elects to assume the defense thereof, the Indemnifying Party shall not be liable to the Indemnitee for any legal expenses of other legal counsel or any other expenses subsequently incurred by such Indemnitee in connection with the defense thereof. The Indemnifying Party may settle any action, claim or suit for which the Indemnitee is seeking indemnification; provided that the Indemnifying Party shall first give the Indemnitee advance notice of any proposed compromise or settlement and such Indemnitee provides prior written approval, such approval not to be unreasonably withheld. The Parties and their employees shall cooperate fully with each other and their legal representatives in the investigation, defense, prosecution, negotiation, or settlement of any such claim or suit. Each Party’s indemnification obligations under this Article 19 shall not apply to amounts paid by an Indemnitee in settlement of any action with respect to a Third Party claim, if such settlement is effected without the prior written consent of the Indemnifying Party, which consent shall not be withheld unreasonably. In no event shall the Indemnifying Party settle or abate any Third Party claim in a manner that would diminish the rights or interests of the Indemnitee or obligate the Indemnitee to make any payment, take any action, or refrain from taking any action, without the prior written approval of the Indemnitee.

(d) Shared Liability. Any Shared Losses shall be shared by the Parties based on their Adjusted Percentages. “Shared Losses” shall mean any and all Losses paid to a Third Party or incurred in connection with defending a Third Party claim relating to this Agreement or the Parties’ activities hereunder other than those for which a Party has an obligation of indemnification under Section 19.1. The Parties shall confer, through the JSC, as to how to respond to any such claims and how to handle such claims in an efficient manner and shall fully cooperate in the resolution of such issues.

Section 19.2 Certain Liabilities. Nothing in this Agreement shall have the effect of excluding or limiting a Party’s liability for death or personal injury caused by its gross negligence or willful misconduct or for its fraud.

Section 19.3 Insurance.

(a) 23andMe’s Insurance Obligations. 23andMe shall maintain, at its cost, reasonable insurance against liability and other risks associated with its activities contemplated by this Agreement, including its indemnification obligations herein, in such amounts and on such terms as are determined to be advisable by 23andMe, based on advice from insurance professionals, for companies of similar size and with similar resources for the activities to be conducted by it under this Agreement taking into account the scope of the activities for which 23andMe is responsible hereunder. Notwithstanding the foregoing, 23andMe agrees that it will not reduce the level of its insurance coverage in effect on the Effective Date. 23andMe shall furnish to GSK evidence of such insurance, upon request.

(b) GSK’s Insurance Obligations. GSK shall maintain, at its cost, insurance or self-insurance with respect to liabilities and other risks associated with its activities and obligations under this Agreement, including its indemnification obligations herein, in such amounts and on such terms as are customary for prudent practices for large companies in the pharmaceutical industry for the activities to be conducted by GSK under this Agreement. GSK shall furnish to 23andMe evidence of such insurance or self-insurance, upon reasonable request.

Section 19.4 LIMITATION OF CONSEQUENTIAL DAMAGES. EXCEPT FOR A PARTY’S INDEMNIFICATION AND LOSS SHARING OBLIGATIONS UNDER SECTION 19.1, A BREACH OF SECTION 2.6, A BREACH OF A PARTY’S DATA PRIVACY AND INFORMATION SECURITY WARRANTY IN SECTION 18.2(G), OR A BREACH OF A PARTY’S CONFIDENTIALITY OBLIGATIONS IN ARTICLE 17, NEITHER 23andMe NOR GSK, NOR ANY OF THEIR AFFILIATES OR SUBLICENSEES WILL BE LIABLE TO THE OTHER PARTY TO THIS AGREEMENT, ITS AFFILIATES OR ANY OF THEIR SUBLICENSEES, FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR OTHER INDIRECT DAMAGES, LOST PROFITS, LOST DATA OR COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY) OR CONTRIBUTION, AND IRRESPECTIVE OF WHETHER THAT PARTY OR ANY REPRESENTATIVE OF THAT PARTY HAS BEEN ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF, ANY SUCH LOSS OR DAMAGE.

Article 20

Anti-Bribery and Anti-Corruption

23andMe shall comply fully at all times with all applicable Laws and regulations, including anti-corruption Laws. 23andMe has not, and covenants that it will not, in connection with the performance of this Agreement, directly or indirectly, make, promise, authorize, ratify, offer to make, or take any act in furtherance of any payment or transfer of anything of value for the purpose of influencing, inducing or rewarding any act, omission or decision to secure an improper advantage, or improperly assisting it or GSK in obtaining or retaining business, or in any way with the purpose or effect of public or commercial bribery, and 23andMe warrants that it has taken reasonable measures to prevent subcontractors, agents or any other Third Parties subject to its control or determining influence from doing so. For the avoidance of doubt, the foregoing includes facilitating payments which are unofficial, improper small payments or gifts offered or made to government officials to secure or expedite a routine or necessary action to which GSK is legally entitled.

Article 21

Miscellaneous

Section 21.1 Committee Deadlock and Dispute Resolution.

(a) It is the objective of the Parties to establish procedures to facilitate decisions and the resolution of disputes in an expedient manner by mutual cooperation and without resort to the applicable dispute resolution provision set forth in this Article 21. Accordingly, prior to exercising any other remedy available under this Agreement or under applicable Law (or initiating any adversarial proceeding), (i) any Committee Deadlock that is not decided by the JSC pursuant to Section 3.6(c) (including by GSK’s exercise of its final decision-making right at the JSC for any Reserved Matter, in which case the matter will no longer constitute a Committee Deadlock) and (ii) any dispute, controversy or claim between the Parties arising out of or relating to this Agreement (including, for clarity, any exhibit, appendix, or schedule to this Agreement), including as to the interpretation, breach, enforcement or termination of this Agreement (a “Dispute”) shall, in each case (i) and (ii), first be presented to the Chairman of R&D of GSK and the Chief Scientific Officer of 23andMe (“Senior Managers”) for resolution by way of either Party delivering written notice of its desire to escalate to the other Party (“Notice of Escalation”). If such Senior Managers or their respective designees cannot resolve the Dispute or Committee Deadlock, as the case may be, within [***] days of delivery of the Notice of Escalation (or such other mutually agreed period), then either Party may thereafter, by written notice to the other, invoke the provisions of Section 21.1(b) or Section 21.1(c), except that in the case of a Committee Deadlock relating to a proposed, but not agreed, Target Discovery Plan, Early Collaboration Program Plan or Joint Development Plan (including budget proposals or any amendments to such plans) (“Plan Disputes”), the terms and conditions of Section 21.2 shall apply in lieu of Section 21.1(b), or Section 21.1(c).

(b) Any Dispute or Committee Deadlock (except for Plan Disputes, which are subject to Section 21.2) remaining unresolved after escalation pursuant to Section 21.1(a) shall first be submitted to non-binding mediation administered by the International Centre for Dispute Resolution under its Mediation Rules. Mediation may be initiated by either Party delivering written notice to the other Party following expiration of the escalation period set forth in Section 21.1(a) (“Notice of Mediation”). All discussions subject to such mediation will be confidential and will involve designees from both Parties with sufficient authority to settle such Dispute or Committee Deadlock on behalf of its respective Party who shall try in good faith to settle such Dispute or Committee Deadlock.

(c) If the Dispute or Committee Deadlock remains unresolved after [***] days following delivery of the Notice of Mediation (or such other mutually agreed period), then such Dispute or Committee Deadlock shall be finally resolved by arbitration administered by the International Centre for Dispute Resolution in accordance with its International Arbitration Rules then in effect (the “Rules”), except as modified herein. The place, or legal seat, of arbitration shall be Wilmington, Delaware.

(d) If the amount in controversy is [***] United States Dollars [***] or less (including all claims and counterclaims) there shall be one (1) independent and impartial arbitrator who shall be agreed upon by the Parties within [***] days after respondent submits its answer to the notice of arbitration. If the amount in controversy is more than [***] United States Dollars [***] (including all claims and counterclaims) there shall be three (3) arbitrators, of whom each Party shall appoint one (1) within [***] days after respondent submits its answer to the notice of arbitration. The two (2) arbitrators so appointed shall select the chair of the arbitral tribunal within [***] days of the appointment of the second arbitrator. If any arbitrator is not appointed within the time limit provided herein, such arbitrator shall be appointed by the ICDR in accordance with the Rules.

(e) The existence and content of the arbitration proceedings, as well as the existence of such proceeds, shall be confidential, except (i) to the extent that disclosure may be required by a Party to fulfill a legal duty, protect or pursue a legal right, or enforce or challenge an award in bona fide legal proceedings before a state court or other judicial authority, or (ii) with the written consent of the Parties. Notwithstanding anything to the contrary, either Party may disclose matters relating to the arbitration or the arbitration proceedings where necessary for the preparation or presentation of a claim, counterclaim or defense in such arbitration, provided that any Third Party to which such matters are disclosed has entered into a written agreement with the disclosing Party including confidentiality terms pertaining to such matters that are at least as protective as those in this Agreement.

(f) The arbitral tribunal is not empowered to award damages in excess of compensatory damages, and each Party hereby irrevocably waives any right to recover punitive, exemplary, multiple or similar damages with respect to any Dispute. The award shall be in writing and shall state the findings of fact and conclusions of law on which it is based. The award shall be final and binding upon the Parties. Judgment upon the award may be entered in any court having jurisdiction. Any costs or fees (including attorneys’ fees and expenses) incident to enforcing the award shall be charged against the Party resisting such enforcement. The arbitral tribunal shall have full authority to grant provisional remedies. The Parties hereby submit to the exclusive jurisdiction of the federal and state courts located in Delaware for the purpose of an order to compel arbitration, for preliminary relief in aid of arbitration, or for a preliminary injunction to maintain the status quo or prevent irreparable harm, and to the non-exclusive jurisdiction of such courts for the enforcement of any award issued hereunder. The Parties hereby agree to accept service of process pursuant to the notice provisions of this Agreement.

Section 21.2 Special Procedures for Plan Disputes.

(a) In the case of any Plan Dispute relating to a proposed, but not agreed, initial Target Discovery Plan (including the budget in connection with such Target Discovery Plan), or updates thereto, such Plan Dispute shall remain with Senior Managers until resolved, with no further option of escalating or invoking the provisions of Section 21.1(b) or Section 21.1(c).

(b) In the case of any Plan Dispute relating to a proposed, but not agreed, Early Collaboration Program Plan (including the budget in connection with such Target Discovery Plan), or any proposed but not agreed updates thereto, such Plan Dispute will not be subject to binding arbitration under Section 21.1(c) and instead the Lead Party shall have the final decision making authority such Plan Dispute, which decision the Lead Party may issue after completion of the escalation period set forth in Section 21.1(a) (as may be extended by mutual agreement of the Parties) if such escalation process does not result in an agreed resolution.

(c) With respect to any Plan Dispute regarding a proposed but not agreed initial Joint Development Plan (including the Annual Development Budget in connection with such Joint Development Plan) as proposed by the Lead Party in accordance with Section 5.4(a) (an “Initial Plan Dispute”), such Initial Plan Dispute will not be subject to non-binding mediation or binding arbitration under Section 21.1(c), and the Lead Party shall have final decision-making authority over such Initial Plan Dispute, which decision the Lead Party may issue after completion of the escalation period set forth in Section 21.1(a) (as may be extended by mutual agreement of the Parties) if such escalation process does not result in an agreed resolution; provided, however, that if such initial Joint Development Plan results in an increase to the overall Long Term Development Cost Projections of [***] or more over the budgeted Development Costs set forth in the Preliminary Development Package delivered to the Non-Lead Party in accordance with Section 5.3(e)(i), the Lead Party shall not have such final say, and such Initial Plan Dispute shall remain with the Senior Managers until resolved, with no further option of escalating or invoking the provisions of Section 21.1(b), or Section 21.1(c).

(d) In the case of any Plan Dispute relating to a proposed, but not agreed, amendment or update to any existing Joint Development Plan (including any Plan Dispute pertaining to budget proposals for such Plan), such Plan Dispute will not be subject to non-binding mediation or binding arbitration under Section 21.1(b) or Section 21.1(c), and instead the following shall apply:

(i) With respect to any Plan Dispute regarding a modification to an existing Joint Development Plan, whether done mid-Calendar Year or as part of the annual budget update cycle pursuant to Section 5.4(d)(ii) (an “Amended Plan Dispute”), that (A) does not result in an increase of more than [***] percent ([***]%) to the Non-Lead Party’s share of (1) the Annual Development Budget (as compared to the then-current Annual Development Budget) (for a mid-Calendar Year proposed amendment), or (2) the Next Year Annual Budget (as compared to the Proposed Year 2 Budget provided by the Lead Party to the Non-Lead Party as part of the prior year’s annual update of the Development Plan in accordance with Section 5.4(d)(ii)), or (B) does not result in an increase of greater than [***] Dollars ($[***]) to the Non-Lead Party’s share of the Joint Development Costs under (1) such modified Annual Development Budget (as compared to the then-existing Annual Development Budget), or (2) such Next Year Annual Budget (as compared to the Proposed Year 2 Budget), the Lead Party shall have final decision-making authority over such Plan Dispute, which decision the Lead Party may issue after completion of the escalation period set forth in Section 21.1(a) (as may be extended by mutual agreement of the Parties) if such escalation process does not result in an agreed resolution.

(ii) With respect to any Amended Plan Dispute regarding a modification to an existing Joint Development Plan that (A) results in an increase of greater than [***] percent ([***]%) but less than [***] percent ([***]%) of the Non-Lead Party’s share of (1) the Annual Development Budget (as compared to the then-current Annual Development Budget) (for a mid-Calendar Year proposed amendment), or (2) the Next Year Annual Budget (as compared to the Proposed Year 2 Budget provided by the Lead Party to the Non-Lead Party as part of the prior year’s annual update of the Development Plan in accordance with Section 5.4(d)(ii)), or (B) results in an increase of greater than [***] Dollars ($[***]) but less than [***] Dollars ($[***]) to the Non-Lead Party’s share of the Joint Development Costs under (1) such modified Annual Development Budget (as compared to the then-existing Annual Development Budget), or such (2) Next Year Annual Budget (as compared to the Proposed Year 2 Budget) (such amount in (A) or in (B), the “Excess Budget Amount”), the Lead Party shall have final decision-making authority over such Plan Dispute, which decision the Lead Party may issue after completion of the escalation period set forth in Section 21.1(a) (as may be extended by mutual agreement of the Parties) if such escalation process does not result in an agreed resolution. In the event that the Lead Party issues any such decision that is not agreed to by the Non-Lead Party, the Non-Lead Party shall have the option, by providing written notice to the Lead Party within [***] of receipt of such decision, either to (x) pay such Excess Budget Amount and maintain its Adjusted Percentage; (y) defer its payment of the Excess Budget Amount (“Excess Budget Deferral Option”) in accordance with the next sentence, but continue to pay its Adjusted Percentage of the unmodified Annual Development Budget or Proposed Year 2 Budget, as the case may be; provided that the Non-Lead Party may exercise an Excess Budget Deferral Option only if its Adjusted Percentage for such Collaboration Program at the time of such exercise is greater than [***] percent ([***]%) and such Excess Budget Deferral Option is available for a maximum of [***] Collaboration Programs total for a given Party; or (z) terminate its participation in the relevant Collaboration Program (“Development Exit Option”). If the Non-Lead Party exercises its Excess Budget Deferral Option, the Lead Party shall pay in the first instance any Excess Budget Amount actually incurred by the Lead Party during each Calendar Quarter during the Calendar Year covered by the modified Annual Development Budget or the modified Next Year Annual Budget, as applicable (the “Deferred Quarterly Amount”), and shall invoice the Non-Lead Party for such amount plus interest calculated in the manner described in Section 10.17 from the date such amount would have been due had the Non-Lead Party not exercised its Excess Budget Deferral Option, which shall be due and payable to the Lead Party by the end of the fourth Calendar Quarter following such Calendar Quarter, on a Calendar Quarter-by-Calendar Quarter basis. If the Non-Lead Party instead exercises its Development Exit Option, such program will thereafter be deemed a Sole Development Program of the Lead Party and subject to all terms and conditions applicable to Sole Development Programs set forth herein, where the applicable royalty is determined assuming that the Non-Lead Party exercised its Opt-Out Right as of the last Key Development Milestone prior to the occurrence of the Development Exit Option. In all cases where the Non-Lead Party exercises its Development Exit Option, the Parties will conduct a final accounting of their respective Development Costs through the date the Development Exit Option becomes effective and ensure that such costs are shared equally between the Parties (or based on their respective Adjusted Percentages, as applicable); provided that any Reimbursable Development Costs (or Allowable Expenses if any) paid by such Non-Lead Party will be reimbursed to the Non-Lead Party in accordance with Section 10.22.

(iii) With respect to any Amended Plan Dispute which (A) results in an increase of greater than [***] percent ([***]%) to the Non-Lead Party’s share of (1) the total Annual Development Budget (as compared to the then-existing Annual Development Budget) (for a mid-Calendar Year proposed amendment), or (2) the Next Year Annual Budget (as compared to the Proposed Year 2 Budget provided by the Lead Party to the Non-Lead Party as part of the prior year’s annual update of the Development Plan in accordance with Section 5.4(d)(ii)); or (B) results in an increase of greater than [***] dollars ($[***]) to the Non-Lead Party’s share of the Joint Development Costs under such modified Annual Development Budget or Next Year Annual Budget, the Lead Party shall not have final decision-making authority over such Amended Plan Dispute, and either Party shall have the right to submit such Plan Dispute to binding arbitration pursuant to the terms and conditions set forth in Section 21.1(c) through Section 21.1(f).

Section 21.3 Special Procedures for Notice of Termination for Material Adverse Effect. Notwithstanding Section 21.1, if a Party sends a written notice terminating this Agreement pursuant to Section 15.6, then the receiving Party may dispute such termination by delivering written notice, within [***] days following receipt of such notice of termination, demanding that the dispute be escalated for resolution by the Chief Executive Officer of GSK (or authorized designee) and the Chief Executive Officer (or authorized designee) of 23andMe. The senior executives of each Party shall meet in person within [***] days following receipt of the notice disputing termination. If the dispute is unresolved after [***] days consideration by the senior executives, then the dispute shall be resolved in accordance with the procedures set forth in Section 21.1(c) through Section 21.1(f), and the arbitral tribunal shall interpret Section 1.178 in accordance with the applicable Delaware legal precedent interpreting the meaning of “material adverse effect” or “material adverse change” in the context of merger and acquisition transactions. During any period in which termination of this Agreement pursuant to Section 15.6 is disputed and continuing until such dispute is resolved in accordance with this Section 21.3, neither Party shall be required to continue its Research, Development or Commercialization activities with respect to any Collaboration Program and any decision by a Party to suspend such activities will not be considered a breach of this Agreement.

Section 21.4 Equitable Relief. Notwithstanding anything in this Agreement to the contrary, each Party has the right to pursue provisional equitable relief from any court to avoid irreparable harm, maintain the status quo, or preserve the subject matter of any Dispute, prior to the commencement of, or while the Parties are engaged in, the escalation process or dispute resolution process set forth above.

Section 21.5 Governing Law. This Agreement and any dispute arising from the performance or breach hereof shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to conflicts of laws principles. The parties acknowledge that this Agreement evidences a transaction involving interstate commerce and a foreign (non-U.S.) Party. Notwithstanding the provision in the preceding sentence with respect to the applicable substantive law, any arbitration, decision, or award rendered hereunder and the validity, effect, and interpretation of the arbitration provision shall be governed by the Federal Arbitration Act.

Section 21.6 Assignment. Except as set forth in Section 5.6(b), this Agreement shall not be assignable by either Party in whole or in part to any Third Party without the prior written consent of the other Party hereto, such consent not to be unreasonably withheld. Notwithstanding the foregoing, subject to the terms and conditions of this Section 21.6, either Party may assign its rights and obligations under this Agreement, in whole or in part, without any consent of the other Party, to (a) an Affiliate or (b) to a Third Party that acquires all or substantially all of the business or assets of such Party to which the subject matter of this Agreement pertains (whether by merger, reorganization, acquisition, sale of assets or otherwise).

Section 21.7 Change of Control.

(a) In the event of a Change of Control of either Party, each Party’s rights and licenses under this Agreement, including any co-development or co-funding elections, shall remain unchanged and unaffected (including GSK’s rights with respect to participation in a Collaboration Program where 23andMe is the Lead Party and its rights to exercise its options as contemplated hereunder), except as set forth below.

(b) In the event of a Change of Control of 23andMe, (i) 23andMe (or its acquirer) shall no longer have any right to be involved in operational aspects of Collaboration Programs where GSK is the Lead Party (i.e., participation will be limited to co-funding only and not the conduct of Clinical Studies) and the acquirer shall not have access to any information regarding GSK’s development program, including any insights, clinical trial designs and no insight to the calculation of Net Sales or Net Profit or Loss (but subject to audit as limited pursuant to Section 21.7(c)(iv)), and (ii) any of 23andMe’s Development Options not yet exercised as of the effective date of such Change of Control shall terminate unexercised. 23andMe’s rights to act as the Lead Party on any Collaboration Program then existing shall be unaffected by the Change of Control.

(c) Following a Change of Control of 23andMe, for any Joint Product for which 23andMe has exercised the Development Option prior to the date of such Change of Control, the following shall apply:

(i) If such Joint Product has commenced but not completed the First Key Development Milestone, 23andMe (or its acquirer) will continue its co-funding obligation until the First Key Development Milestone, and then 23andMe’s co-funding right will terminate (unless GSK agrees that the co-funding can continue), as though 23andMe had exercised its Opt-Out Option, and thereafter such Sole Development Product will be subject to a royalty as set forth in TABLE 1 of Section 10.7, subject to the other terms and conditions of Article 10;

(ii) If such Joint Product has commenced the Phase II Program, but has not reached the Second Key Development Milestone, 23andMe (or its acquirer) will continue its co-funding obligation until the Second Key Development Milestone, and then the acquirer may, at its election (A) terminate co-funding as though 23andMe had exercised its Opt-Out Option and thereafter such Compound will be subject to the applicable royalty set forth in TABLE 1 of Section 10.7, subject to the other terms and conditions of Article 10, or (B) continue to co-fund, but only at a fifty percent (50%) share of Joint Development Costs through First Regulatory Approval (with no right to exercise any Reduction Option), in which case the acquirer shall share in fifty percent (50%) of Net Profit or Losses in the Shared Territory (and except as otherwise specified in this Section 21.7, all other terms and conditions associated with Joint Products shall apply);

(iii) If the acquirer of 23andMe elects option (B) in Section 21.7(c)(ii), then (A) the acquirer’s co-funding share may not be reduced below fifty percent (50%), and (B) 23andMe shall no longer have any right to defer payment of any of its share of Net Losses under Section 10.6(b); and

(iv) The acquirer of 23andMe shall have no access to commercial information and in the case of any financial audit under this Agreement, the auditor shall provide to 23andMe only information about discrepancies, if any, but no details of any calculations.

(d) In the event that during the Option Period, a Change of Control in 23andMe results in, or there is any regulatory requirement that requires, a divestiture by 23andMe of any 23andMe Pre-Existing Program prior to GSK’s exercise of an Option with respect to such program, 23andMe shall ensure that GSK obtains a right of first negotiation vis-à-vis the acquirer or any Third Party to acquire all of 23andMe’s or its Affiliates’ rights in the 23andMe Pre-Existing Program.

Section 21.8 Force Majeure. Both Parties shall be excused from the performance of their obligations under this Agreement to the extent that such performance is prevented by a Force Majeure and the nonperforming Party promptly provides notice to the other Party. Such excuse shall be continued so long as the condition constituting Force Majeure continues and the non-performing Party takes reasonable efforts to remove the condition, for up to a maximum of [***] days, after which time the Parties will negotiate in good faith any modifications of the terms and conditions of this Agreement that may be necessary to arrive at an equitable solution. To the extent possible, each Party shall use reasonable efforts to minimize the duration of any Force Majeure.

Section 21.9 Notices. Any notice required or permitted to be given by either Party under this Agreement shall be in writing and shall be personally delivered or sent by a nationally recognized private express courier, or by first class mail (registered or certified), or by facsimile confirmed by first class mail (registered or certified), to the respective Parties as set forth below. Notices will be deemed effective (a) the next day if sent by courier; (b) [***] Business Days after deposit, postage prepaid, if mailed; or (c) the same day if sent by facsimile and confirmed as set forth above. Either Party may change its address for purposes hereof by written notice to the other in accordance with the provisions of this Section 21.9.

If to GSK:

GlaxoSmithKline Intellectual Property (No.3) Limited

Attn: Company Secretary

980 Great West Road,

Brentford,

Middlesex,

TW8 9GS

United Kingdom

With a copy to:

Covington & Burling LLP

One Front Street, Suite 3203

San Francisco, CA 94111

Attention: Amy Toro

Facsimile: 415-955-6586

If to 23andMe:

23andMe, Inc.

899 West Evelyn Ave.

Mountain View, CA 94041

Attn: Kathy Hibbs, Chief Legal and Regulatory Officer

With a copy to:

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

Attention: Barbara Kosacz

Facsimile: 650-849-7400

Section 21.10 Export Clause. Each Party acknowledges that the Laws and regulations of the United States and other applicable Laws restrict the export and re-export of certain commodities and technical data. Each Party agrees that it will not export or re-export restricted commodities or technical data of the other Party in any form without the appropriate United States or foreign government licenses.

Section 21.11 Waiver. The terms and conditions of this Agreement may be waived or released only by a written instrument executed by the Party or Parties waiving or releasing compliance. The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition. No waiver by either Party of any condition or term in any one or more instances shall be construed as a continuing waiver or subsequent waiver of such condition or term or of another condition or term.

Section 21.12 Severability. If any provision hereof should be held invalid, illegal or unenforceable in any jurisdiction, the Parties shall negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties and all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties hereto as nearly as may be possible. Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction, unless the invalid, illegal or unenforceable provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without such invalid provisions.

Section 21.13 Entire Agreement. This Agreement, together with the Appendices, Schedules and Exhibits hereto, and the Series F-1 Documents sets forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties and supersedes and terminates all prior agreements and understanding between the Parties as of the Effective Date. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as set forth herein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties.

Section 21.14 Independent Contractors. Nothing herein shall be construed to create a partnership, or any relationship of employer and employee, agent and principal, or joint venture between the Parties. Each Party is an independent contractor. Neither Party shall assume, either directly or indirectly, any liability of or for the other Party. Neither Party shall have the authority to bind or obligate the other Party, and neither Party shall represent that it has such authority. Neither Party shall report the transactions and undertakings contemplated by this Agreement as a partnership for United States federal income tax purposes unless required pursuant to a “final determination” as defined in Section 1313 of the United States Internal Revenue Code.

Section 21.15 Headings. Headings used herein are for convenience only and shall not in any way affect the construction of or be taken into consideration in interpreting this Agreement.

Section 21.16 Further Actions. Each Party shall execute, acknowledge and deliver such further instruments, and do all such other acts, as may be reasonably necessary or appropriate in order to carry out the expressly stated purposes and the clear intent of this Agreement.

Section 21.17 Books and Records.

(a) Any books and records to be maintained under this Agreement by a Party or its Affiliates or Sublicensees shall be maintained in accordance with the Accounting Standards applicable to such Party or its Affiliates in the jurisdiction in which it operates and need not be audited.

(b) Each Party shall keep complete and systematic records specifically related to the conduct of its Research and Development activities that are subject to any co-funding obligation by the Parties (other than financial records, which are covered by Section 10.15), including (i) activities performed during the Target Discovery Phase pursuant to the Target Discovery Plan, (ii) activities performed during the Early Research Phase pursuant to an Early Collaboration Program Plan, and (iii) activities performed during Development of any Joint Product pursuant to the applicable Joint Development Plan (not including any period following the exercise of an Opt-Out Option by either Party). All such records shall be retained by a Party for a period of ten (10) years or such other period of time agreed in writing by the Parties.

(c) In the event a legal matter arises requiring preservation of certain records, each Party will suspend the destruction of such records as requested by the other Party or as requested by any governmental body. During the Term and thereafter, in accordance with any such applicable records retention notice period(s), in the event that a Party has reasonable cause to conduct an audit of the other Party, such Party requesting the audit shall have the right upon reasonable notice (which shall be not less than [***] days prior written notice) and during normal working hours to inspect, copy and audit such records. Each Party shall cooperate in any such inspection or audit of its records.

Section 21.18 Construction of Agreement. The terms and conditions of this Agreement represent the results of negotiations between the Parties and their representatives, each of which has been represented by counsel of its own choosing, and neither of which has acted under duress or compulsion, whether legal, economic or otherwise. Accordingly, the terms and conditions of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and each of the Parties hereto hereby waives the application in connection with the interpretation and construction of this Agreement of any rule of law to the effect that ambiguous or conflicting terms or conditions contained in this Agreement shall be interpreted or construed against the Party whose attorney prepared the executed draft or any earlier draft of this Agreement. Except as otherwise explicitly specified to the contrary, (a) references to a section, exhibit or schedule means a section of, or schedule or exhibit to this Agreement, unless another agreement is specified, (b) the word “including” (in its various forms) means “including without limitation,” (c) the words “shall” and “will” have the same meaning, (d) the word “or” is used in the inclusive sense (and/or), (e) references to a particular statute or regulation include all rules and regulations thereunder and any predecessor or successor statute, rules or regulation, in each case as amended or otherwise modified from time to time, (f) words in the singular or plural form include the plural and singular form, respectively, (g) references to a particular Person include such Person’s successors and assigns to the extent not prohibited by this Agreement, (h) unless otherwise specified, “$” is in reference to United States dollars and “£” is a reference to Great British Pounds, (i) the headings contained in this Agreement, in any exhibit or schedule to this Agreement and in the table of contents to this Agreement are for convenience only and will not in any way affect the construction of or be taken into consideration in interpreting this Agreement, and (j) references to this Agreement or to any other document or to any specified provision of this Agreement are to this Agreement, that document or that provision as from time to time amended in accordance with the terms and conditions of this Agreement or that document or, as the case may be, with the agreement of the Parties.

Section 21.19 Supremacy. In the event of any express conflict or inconsistency between this Agreement and any Appendix, Schedule or Exhibit hereto, the terms and conditions of this Agreement shall control. The Parties understand and agree that the Appendices, Schedules and Exhibits hereto are not intended to be the final and complete embodiment of any terms or conditions of this Agreement, and are to be updated from time to time during the Term, as appropriate and in accordance with the provisions of this Agreement.

Section 21.20 Counterparts. This Agreement may be signed in counterparts, each and every one of which shall be deemed an original, notwithstanding variations in format or file designation which may result from the electronic transmission, storage and printing of copies of this Agreement from separate computers or printers. Facsimile signatures and signatures transmitted via PDF or other electronic form shall be treated as original signatures.

Section 21.21 No Third Party Beneficiaries. No Third Party (including, without limitation, employees of either Party) shall have or acquire any rights by reason of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Execution Date by their respective duly authorized representatives as set forth below.

GlaxoSmithKline Intellectual Property (No.3) Limited	23andMe, Inc.

By:	By:
Name:	Name:
Title:	Title:

By:
Name:
Title:

Glaxo Group Limited, solely with respect to paragraphs 1 through 4 of Section A and the Guarantee attached hereto

By:
Name:
Title:

[SIGNATURE PAGE TO COLLABORATION AGREEMENT]

APPENDIX A

FINANCIAL APPENDIX

General Principles

1.

Joint Development Costs for a given Distinct Joint Product shall be shared between the Parties on a cash basis in accordance with Section 5.4(d) and Section 10.23(a) of the Agreement, subject to the Parties’ Opt-Out Options and Reduction Options.

2.

Allowable Expenses for a given Joint Product shall be shared between the Parties on a cash basis in accordance with Section 8.4 and Section 10.23(b), subject to the Non-Lead Party’s Commercialization Exit Option, and subject to deferral of such expenses in accordance with Section 10.6(b) and Section 21.2 of the Agreement.

3.

When providing the Non-Lead Party with information regarding projected Joint Development Costs anticipated to be expended under a particular Joint Development Program, the Lead Party shall provide to the Non-Lead Party the same level and quality of information [***].

4.

When providing the Non-Lead Party with information regarding projected Allowable Expenses anticipated to be expended under a particular Joint Development Program and for a Distinct Joint Product, the Lead Party shall provide to the Non-Lead Party the same information [***].

5.	Net Profit or Loss shall be calculated as set forth in this Appendix A, and shared by the Parties as set forth in Section 10.6 of the Agreement during the Profit Sharing Term.

6.	No cost item shall be allocated to more than one cost category [***].

7.

Costs incurred by a Party in connection with a Joint Development Program shall be allocated to the appropriate category of Allowable Expenses in accordance with such Party’s customary practices for its other products.

8.

Where a Party incurs costs under this Agreement that apply to (a) more than one Product, (b) more than one Collaboration Program, or (c) one or more Collaboration Programs as well as products or programs that are not included under this Agreement, including in connection with the acquisition of Third Party Intellectual Property Rights under Section 10.13 or Section 10.14, then such Party shall make an equitable allocation of such costs between all of such Products, Collaboration Programs and other programs and products as applicable, in accordance with such Party’s standard accounting practices.

9.

Unless expressly provided for otherwise, all calculations hereunder shall be made in accordance with the Lead Party’s Accounting Standards, consistently applied throughout the Lead Party’s organization. All undefined terms shall be construed in accordance with such Accounting Standards, but only to the extent consistent with their usage and the other definitions in this Appendix A and the Agreement. To the extent reasonably requested by the Non-Lead Party, the Lead Party shall provide the Non-Lead Party the appropriate back-up detail for Net Profits or Net Losses to enable the Non-Lead Party to state its share of such Net Profits or Net Losses in its applicable Accounting Standard.

10.

All FTE rates described in this Appendix A shall be subject to [***] review and adjustment, as reasonably necessary, as determined by the Finance Subcommittee, taking into account, among other things, changes in the applicable U.S. Department of Labor Consumer Price Index or a comparable index for the applicable country in the U.K. or Europe or elsewhere in the Territory, but in all cases only provided such proposed new FTE rates are approved unanimously by the JSC.

11.

The Parties shall comply with the Quarterly Financial Procedures, and in any case each Party shall provide the other Party with any information required therein or as otherwise reasonably requested by such other Party and necessary to comply with applicable Law (including any reporting requirements under securities law).

Financial Definitions

The following definitions shall apply for the purposes of calculating Net Profit or Loss and other financial terms in the Agreement. Net Profit or Net Loss will be calculated [***]. All cost definitions shall be calculated [***].

“Allowable Expenses” means, with respect to a given Joint Product and a given Calendar Quarter, the following expenses to the extent specifically identifiable or reasonably allocable to the such Joint Product with respect to Commercialization in the Shared Territory, incurred by or on behalf of GSK or its Affiliates, and recorded as an expense by GSK or its Affiliate and incurred by GSK or any of its Affiliates and that are consistent with the Commercialization Budget:

(a) [***];

(b) Cost of Sales (Cost of Goods) (defined below);

(c) [***];

(d) [***];

(e) [***];

(f) [***];

(g) [***];

(h) [***];

(i) [***];

(j) [***];

(k) Healthcare Fees (defined below); and

(l) Any other expenses not falling into the categories above but that are explicitly included in an approved Joint Commercialization Budget for the applicable Joint Product.

Allowable Expenses shall be determined in accordance with the applicable Accounting Standards and consistent with [***]. Allowable Expenses shall exclude costs included as deductions in calculating Net Sales of the Joint Product in the Shared Territory and each of the following (except where provided in the expenses listed above or in the definitions below): (A) capital expenditures incurred by either Party to obtain or maintain manufacturing capacity for Joint Products, to the extent that they have not been previously approved by the JDC as a shared cost and (B) overhead and other indirect cost allocations from either Party not included in (a) through (l) above.

[***]

“Cost of Sales (Cost of Goods)” means, with respect to a Joint Product, [***].

“Development Costs” means, with respect to a Compound or Product, those costs and expenses incurred by such Party or its Affiliates that are reasonably and directly [***].

“Development FTE Rate” means [***] or equivalent rate in US$, converted using the [***] rate for each respective year (set in [***] each year for the following calendar year),1 which is calculated by multiplying a rate of [***] for development Project Direct FTE’s by a factor of [***] to capture project support activities that benefits a project within the collaboration, which are not directly coded by the effort tracking system. The FTE rate will be increased on an annual basis in proportion to the United States Consumer Price Index – All Urban Consumer, as published by the U.S. Department of Labor Bureau of Labor Statistics, upon each anniversary of the Effective Date during the Term.

“Healthcare Fees” means Branded Prescription Drug Fees required under the Patient Protection and Affordable Care Act.

“Medical & Regulatory Costs” means medical governance and regulatory costs supporting post-marketing surveillance studies required as part of a regulatory commitment to support market access or an approved indication (local or global and including post-marketing surveillance trials not required as part of a regulatory commitment that are not already included in study costs, and the employee and related costs of medical staff, including the supply of medical information and administrative medical services for product information and liability groups.

“Net Sales” means, with respect to a Joint Product or Unilateral Product, the net sales of the Lead Party, its Affiliate, its licensee and/or Independent Third Party distributor calculated in accordance with the Lead Party’s Accounting Standards, consistently applied throughout the Lead Party’s organization. Adjustments may be made to the calculation of net sales as required by changes in the Lead Party’s accounting rules, as applicable [***]. For the avoidance of doubt, for sales to and between Affiliates no royalties shall be due upon sales on a Joint Product or Unilateral Product to and between the Purchaser and its Affiliates for further sale, unless the respective Affiliate is last in the distribution chain of the a Joint Product or Unilateral Product, and further provided, however, that royalties shall be payable upon the final sale by an Affiliate to an Independent Third Party; any sale to an Independent Third Party distributor will be deemed as end-user sale and such sales will be used for the calculation of royalties. In the event a Joint Product or Unilateral Product is sold, assigned or transferred for consideration other than cash, the value of such non-cash consideration shall be deemed to be equal to the fair market value of the non-cash consideration as determined by the Lead Party’s auditors from time to time.

For purposes of determining Net Sales on Combination Products, Net Sales will be calculated as follows, in each Calendar Quarter:

If a Joint Product or Unilateral Product is sold as part of a Combination Product, Net Sales will be the product of (i) [***] and (ii) [***], where:

[1]	[***]

[***]; and

[***].

[***]

“Research Costs” means [***], which costs shall be determined based on the applicable Research FTE Rate (collectively, the “Research FTE Costs”) based on time actually spent performing the applicable activities, unless another basis is otherwise agreed by the Parties in writing; [***].

“Research FTE Rate” means [***] or equivalent rate in US$, converted using the [***] rate for each respective year (set in [***] each year for the following calendar year), which is calculated by multiplying a rate of [***] for research Project Direct FTE’s by a factor of [***] to capture project support activities that benefits a project within the collaboration, which are not directly coded by the effort tracking system. The FTE rate will be increased on an annual basis in proportion to the United States Consumer Price Index – All Urban Consumer, as published by the U.S. Department of Labor Bureau of Labor Statistics, upon each anniversary of the Effective Date during the Term.

“Sublicense Revenue” means any cash or cash equivalent payment(s) received by a Party in consideration for the grant of commercial rights to the applicable Third Party with respect to the applicable Joint Product, including up-front payments, milestone payments, royalties and the like, and excluding payments for services rendered, reimbursement of expenses or the supply of products or other materials.

APPENDIX B

Existing Third Party Agreements

The Parties agree to the following with respect to that certain Deed of Amendment and Restatement relating to the Sale and Purchase Agreement relating to the Seller’s oncology business, dated 22 April 2014 (as amended) by and between GlaxoSmithKline PLC (“GSK PLC”), an Affiliate of GSK, and Novartis AG (“Novartis”) (the “GSK/NVS Agreement”):

[***]

[***]

[Signature page follows]

[***]

Schedule 1.6

23andMe Consumer Product Patents

A. Utility Patents and Patent Applications

Title	Application No.	Filing Date	Publication or Issue Date
SUMMARIZING AN AGGREGATE CONTRIBUTION TO A CHARACTERISTIC FOR AN INDIVIDUAL	12/151,977	5/8/2008	Pat. No. 8,510,057 Date: 8/13/2013

SUMMARIZING AN AGGREGATE CONTRIBUTION TO A CHARACTERISTIC FOR AN INDIVIDUAL	13/932,513	7/1/2013	Pub. No.: 2013/0345988 Date: 12/26/2013

SUMMARIZING AN AGGREGATE CONTRIBUTION TO A CHARACTERISTIC FOR AN INDIVIDUAL	15/621,985	6/13/2017	Pub. No.: 2017/0277828 Date: 9/28/2017

GENETIC COMPARISONS BETWEEN GRANDPARENTS AND GRANDCHILDREN	12/288,026	10/15/2008	Pub. No.: 2009/0118131 Date: 5/7/2009 Pat. No. 9,864,835 Date: 1/9/2018

GENETIC COMPARISONS BETWEEN GRANDPARENTS AND GRANDCHILDREN	15/829,782	12/1/2017	Pub. No.: 2018/0181710 Date: 6/28/2018

GENETIC COMPARISONS BETWEEN GRANDPARENTS AND GRANDCHILDREN	PCT/US08/11806	10/15/2008	Pub. No.: 2009051749 Date: 4/23/2009

PROCESSING DATA FROM GENOTYPING CHIPS	12/583,842	8/25/2009	Pat. No.: 8,645,343 Date: 2/4/2014

PROCESSING DATA FROM GENOTYPING CHIPS	PCT/US09/04857	8/25/2009	Pub. No.: 2010024894 Date: 3/4/2010

Schedule 1.6 - 138

Title	Application No.	Filing Date	Publication or Issue Date

GENOME SHARING	12/288,014	10/14/2008	Pat. No. 9,336,177 Date: 5/10/2016

GENOME SHARING	15/046,257	2/17/2016	Pub No.: 2016-0277408 Date: 09/22/2016

GENOME SHARING	PCT/US08/11837	10/15/2008	Pub. No.: 2009051768 Date: 4/23/2009

ANCESTRY PAINTING	12/381,992	3/18/2009

ANCESTRY PAINTING	15/267,053	09/15/2016	Pub No.: 2017-0330358 Date: 11/16/2017

DE-IDENTIFICATION AND SHARING OF GENETIC DATA	12/288,017	10/14/2008	Pat. No.: 8,589,437 Date: 11/19/2013

GENOTYPE CALLING	12/583,843	8/25/2009	Pat. No.: 8,428,886 Date: 4/23/2013

FAMILY INHERITANCE	12/288,096	10/15/2008	Pub. No.: 2009/0119083 Date: 5/7/2009

FAMILY INHERITANCE	PCT/US08/11833	10/15/2008	Pub. No.: 2009051766 Date: 4/23/2009

GAMETE DONOR SELECTION BASED ON GENETIC CALCULATIONS	12/592,950	12/4/2009	Pat. No.: 8,543,339 Date: 9/24/2013

GAMETE DONOR SELECTION BASED ON GENETIC CALCULATIONS	PCT/US09/06398	12/4/2009	Pub. No.: 2010065139 Date: 6/10/2010

FINDING RELATIVES IN A DATABASE	12/644,791	12/22/2009	Pat. No: 8,463,554 Date: 6/11/2013

FINDING RELATIVES IN A DATABASE	13/871,744	4/26/2013	Pub. No.: 2014/0006433 Date: 1/2/2014

FINDING RELATIVES IN A DATABASE	15/264,493	9/13/2016	Pub. No.: 2017/0228498 Date: 08/10/2017

Schedule 1.6 - 139

Title	Application No.	Filing Date	Publication or Issue Date

FINDING RELATIVES IN A DATABASE	9836517.4	6/28/2011	Pub. No.: 2370929 Date: 10/5/2011

FINDING RELATIVES IN A DATABASE	17172048.5	12/22/2009	Pub No.: 3276526 Date: 01/31/2018

FINDING RELATIVES IN A DATABASE	PCT/US09/06706	12/22/2009	Pub. No. 2010077336 Date: 7/8/2010

LIFETIME RISK GRAPH	12/658,163	2/2/2010

POLYMORPHISMS ASSOCIATED WITH PARKINSON’S DISEASE	13/452,341	04/20/2012	Pub. No.: 2012/0270794 Date: 10/25/2012

POLYMORPHISMS ASSOCIATED WITH PARKINSON’S DISEASE	12/956,525	11/30/2010	Pat. No.: 8,187,811 Date: 5/29/2012

POLYMORPHISMS ASSOCIATED WITH PARKINSON’S DISEASE	PCT/US10/03071	11/30/2010	Pub. No.: 2011065982 Date: 6/3/2011

ANCESTRY FINDER	12/774,546	5/5/2010

ANCESTRY FINDER	15/664,619	7/31/2017	Pub. No.: 20170329891 Date: 11/16/2017

COLLABORATIVE FAMILY MEDICAL HISTORY ON A PERSONAL GENETICS SERVICE PLATFORM	13/587,276	8/16/2012

COHORT SELECTION WITH PRIVACY PROTECTION	13/270,429	10/11/2011	Pat. No.: 8,990,250 Date: 3/24/2015

COHORT SELECTION WITH PRIVACY PROTECTION	14/624,380	2/17/2015	Pat. No.: 9,405,818 Date: 8/2/2016

COHORT SELECTION WITH PRIVACY PROTECTION	15/201,257	7/1/2016

Schedule 1.6 - 140

Title	Application No.	Filing Date	Publication or Issue Date

MODEL BASED MULTI-FACTOR PREDICTION OF PHENOTYPES	13/304,091	11/23/2011

DATABASE AND DATA PROCESSING SYSTEM FOR USE WITH A NETWORK-BASED PERSONAL GENETICS SERVICES PLATFORM	15/151,404	5/10/2016	Pub No.: 20170329904 Date: 11/16/2017

DETERMINING FAMILY CONNECTIONS OF INDIVIDUALS IN A DATABASE	13/910,890	6/5/2013	Pub. No.: 20170329866 11/16/2017 Pat. No. 10,025,877 7/17/2018

IDENTIFYING VARIANTS OF INTEREST BY IMPUTATION	13/908,455	6/3/2013

IDENTIFYING VARIANTS OF INTEREST BY IMPUTATION	15/256,388	9/2/2016	Pub No.: 20170329901 Date: 11/16/2017

IDENTIFICATION OF MATRILINEAL OR PATRILINEAL RELATIVES	13/804,178	3/14/2013	Pat. No.: 9,116,882 Date: 8/25/2015

ANCESTRY PAINTING WITH LOCAL ANCESTRY INFERENCE	13/800,683	3/13/2013	Pat. No.: 9,367,800 Date: 6/14/2016

ANCESTRY PAINTING WITH LOCAL ANCESTRY INFERENCE	15/181,083	06/13/2016

ANCESTRY PAINTING WITH LOCAL ANCESTRY INFERENCE	15/181,088	06/13/2016

SCALABLE PIPELINE FOR LOCAL ANCESTRY INFERENCE	13/801,056	3/13/2013	Pat. No.: 9,213,947 Date: 12/15/2015

SCALABLE PIPELINE FOR LOCAL ANCESTRY INFERENCE	14/938,111	11/11/2015	Pub. No.: 2016-0171155 Date: 6/16/2016

Schedule 1.6 - 141

Title	Application No.	Filing Date	Publication or Issue Date

PHASING OF UNPHASED GENOTYPE DATA	13/801,386	3/13/2013	Pat. No. 9,836,576 Date: 12/05/17

TRIO-BASED PHASING USING A DYNAMIC BAYESIAN NETWORK	13/801,552	3/13/2013	Pat. No.: 9,213,944 Date: 12/15/2015

ERROR CORRECTION IN ANCESTRY CLASSIFICATION	13/801,653	3/13/2013	Pat. No. 9,977,708 Date: 05/22/18

ERROR CORRECTION IN ANCESTRY CLASSIFICATION	15/950,023	4/10/2018

PROCESSING DATA FROM GENOTYPING CHIPS	14/101,105	12/9/2013	Pat. No.: 9,218,451 Date: 12/22/2015

DISPLAY OF ESTIMATED PARENTAL CONTRIBUTION TO ANCESTRY	14/924,552	10/27/2015	Pub. No.: 20170329899 Date: 11/16/2017

ESTIMATION OF ADMIXTURE GENERATION	14/924,562	10/27/2015	Pub. No.: 2017/0329902 Date: 11/16/2017

SYSTEMS AND METHODS FOR GENERATING A MODULAR WEB PAGE TEMPLATE TO DISPLAY PERSONAL GENETIC AND PSYSIOLOGICAL CONDITION INFORMATION	15/249,242	08/26/2016	Pub. No.: 2017/0329915 Date: 11/16/2017

METHOD FOR ANALYZING AND DISPLAYING GENETIC INFORMATION BETWEEN FAMILY MEMBERS	15/428,968	2/9/2017	Pub. No.: 2017/0329924 Date: 11/16/2017

Schedule 1.6 - 142

B. Design Patents and Patent Applications

Title	Application No.	Filing Date	Publication or Issue Date

Display Screen or Portion Thereof with Graphical User Interface	29/643,004	04/03/2018

Display Screen or Portion Thereof with Graphical User Interface	29/612,605	08/02/2017

Display Screen or Portion Thereof with Graphical User Interface	29/599,189	03/31/2017

Display Screen or Portion Thereof with Graphical User Interface (as amended)	29/581,495	10/19/2016

Display Screen with a Graphical User Interface or Portion Thereof for Conveying Genetic Information	29/581,692	10/20/2016

Display Screen or Portion Thereof with Graphical User Interface	29/543,047	10/20/2015	Pub. No.: D798,322 Date: 09/26/2017

Display Screen or Portion Thereof with a Graphical User Interface	29/543,044	10/20/2015	Pub. No.: D794,652 Date: 08/15/2017

Display Screen or Portion Thereof with a Graphical User Interface for Conveying Genetic Information	29/543,054	10/20/2015	Pub. No.: D788,123 Date: 05/30/2017

Display Screen or Portion Thereof with Icon	29/543,031	10/20/2015	Pub. No.: D785,672 Date: 05/02/2017

Schedule 1.6 - 143

Schedule 1.11

23andMe Specified Internal Policies

23andMe ACCESS CONTROL POLICY

[***]

23andMe INFORMATION SECURITY POLICY

[***]

23andMe NETWORK SECURITY POLICY

[***]

Schedule 1.56

Compounds that are part of the GSK Contributed Program as of the Effective Date

•	[***]

•	[***]

•	[***]

Schedule 1.68

Data Access Plan

Data Levels

“Level 1 Data” means [***].

“Level 2 Data” means [***].

“Level 3 Data” means [***].

“Level 4 Data” means [***]:

1. Target analysis reports: These are [***].

2. New project proposals: These are [***].

•	For the avoidance of doubt, Level 2 Data and Level 3 Data is considered [***], except as and to the extent noted below.

•	Level 4 Data associated with Collaboration Programs or Unilateral Programs

•	If [***], all Level 4 Data [***] will [***] and subject to the confidentiality requirements in Article 17 of the Agreement.

•	If [***], all Level 4 Data [***] will [***] subject to the confidentiality requirements in Article 17 of the Agreement.

•	[***]

Access Management

•	GSK shall ensure that [***].

•	GSK further agrees that [***].

•	GSK shall maintain [***]:

•	[***]

•	[***]

•	The above requirements relating to access management shall apply mutatis mutandis to 23andMe with respect to [***].

Identification of Individuals

•

GSK will not deliberately identify or attempt to identify any individual data subjects included in any data provided by 23andMe under the Agreement. If GSK receives or obtains any data from 23andMe that reveals the identity of a 23andMe Customer, GSK will promptly, within [***] days of discovery, notify both 23andMe and any relevant third party vendor. GSK will then cooperate with 23andMe, at its own cost, to remedy the disclosure and minimize the risk of recurrence.

Security Breach

•	[***]

•	[***]

•	[***]

•	The above requirements relating to Security Incidents shall apply mutatis mutandis to 23andMe with respect to [***].

Data Destruction

•

Upon the expiration or termination of the Discovery Term for any reason, GSK shall only keep any [***] required for a Collaboration Program or with respect to which it otherwise has rights, and securely dispose of all other such information, including all copies thereof, and certify in writing to 23andMe that such information has been disposed of securely.

•	The above requirements relating to data destruction shall apply mutatis mutandis to 23andMe with respect to [***].

•	Parties shall establish a mutually agreed to method and process of secure destruction through the Data Access Subcommittee with respect to [***].

Short-term access (1-6 months)

•	[***]

•	[***]

•	[***]

•	[***]

•	[***]

•	[***]

•	[***]

•	[***]

•	[***]

•	[***]

•	[***]

•	[***]

•	[***]

•	[***]

•	[***]

•	[***]

•	The Parties will establish a Data Access Subcommittee within [***] days of the Effective Date that will meet on as needed, to do the following:

•	Agree on a Data Access Plan for [***] within [***] days of establishing the Data Access Committee and provide access in accordance with the Data Access Plan.

•	Agree on a Data Access Plan for [***] (if applicable).

•	Agree on a Data Access Plan for [***].

•	Identify [***].

•	Discuss and determine [***].

•	Ensure that [***].

•	[***]

Long-term access (>6 months)

•

GSK access to [***] will be requested through the Data Access Subcommittee, which will make a determination on the request and method of access, considering [***]. At a minimum, transfer of [***] to GSK shall be subject to:

•	additional obligations under applicable Laws and industry standards relating to data privacy and data security;

•	GSK’s implementation [***]; and

•	a mutually agreed upon process for [***].

•	GSK (through a single point of contact) will receive [***] approximately every [***] in accordance with the Data Access Plans.

•	If deemed necessary and appropriate by the Data Access Subcommittee, 23andMe will deliver a portal for data access.

•

The Data Access Subcommittee will meet on at least quarterly, or as frequently as needed, to implement and deliver on long-term solution for access to [***] that specifically addresses comprehensive data privacy and security standards.

•	The Parties will monitor security access to program files & folders and update as appropriate e.g. removing access for those that have left the project.

Schedule 1.130

GSK Specified Internal Policies

1.	[***]

2.	[***]

3.	[***]

Schedule 1.136

Identified Target Criteria

An Identified Target will be assessed by the JRC in view of the following categories and factors. Specific criteria will be determined by the JRC.

[***]

Schedule 1.181

HUMAN BIOLOGICAL SAMPLES

“Human Biological Samples” means any human biological material [***]; and any human biological product [***], which shall be used by 23andMe to carry out its Research and Development activities under the Agreement (“Activities”).

(a)

Where Human Biological Samples have or will be collected or obtained by or on behalf of 23andMe for or on behalf of GSK or for use in connection with the Activities, the consent form used will include [***]:

(i)	[***];

(ii)	[***];

(iii)	[***];

(iv)	[***]; and

(v)	[***];

(b)	23andMe will use the Human Biological Samples only for the purposes that are consistent with consent referred to under paragraph (a) above.

(c)	[***]

(d)

23andMe (and, in respect of Human Biological Samples that are obtained from a Third Party, its suppliers of those Human Biological Samples) has all the necessary authorizations, licenses, consents and approvals (for example, ethical approval from an Ethics Committee, or as may be otherwise prescribed by Applicable Law) to obtain, collect, store, transfer, use (including subsequent use by a commercial organization), disclose, import, export and dispose of the Human Biological Samples in the conduct of the Activities.

(e)

23andMe will comply with and will continue to comply with all applicable Law and issued codes of practice and guidance relating to the collection, storage, use and disposal of Human Biological Samples (the “HBS Regulatory Requirements”) for use in the conduct of the Activities and 23andMe represents and warrants that appropriate consent at the material time (as required by the HBS Regulatory Requirements) has on all occasions been given and will be obtained by/from an appropriate persons in respect of Human Biological Samples collected, transferred, stored, used and subsequently disposed of.

Schedule 1.243

Quarterly Financial Procedures

For each Calendar Year and Calendar Quarter following the initial approval and adoption of the Target Discovery Plan and each Early Collaboration Program Plan and Joint Development Plan, unless the Finance Subcommittee determines otherwise, the Parties shall (directly or via the Finance Subcommittee) follow the financial procedures set forth below:

1.	[***]

2.	[***]

3.	[***]

4.	[***]

(a)	[***]

(b)	[***]

(c)	[***]

(d)	[***]

(e)	[***]

(f)	[***]

5.	Budget Performance Reporting Review

(a)	[***]

(b)	[***]

6.	Dispute Resolution. [***]

Schedule 1.299

Access to Validation Activities for GSK Independent Programs

[***]

Schedule 2.6(a)

Exclusivity Exceptions

Existing Agreements with For-Profit Third Parties

1.	23andMe Research Agreement by and between 23andMe, Inc. and Celmatix Inc. dated November 20, 2015.

2.	Research Collaboration Agreement by and between Genentech, Inc. and 23andme, Inc. dated December 18, 2014.

3.	Research Services Agreement by and between 23andMe, Inc. and Grunenthal GmbH dated September 26, 2016.

4.	Research Community Services Agreement by and between 23andMe, Inc. and H. Lundbeck A/S dated December 15, 2016.

5.	Services Agreement between 23andMe, Inc. and Janssen Pharmaceuticals, Inc. dated November 13, 2014.

6.	Collaboration Agreement by and between 23andMe, Inc. and Lieber Institute of Brain Development dated May 9, 2017.

7.	Master Collaboration Agreement by and between 23andMe, Inc. and the Michael J. Fox Foundation for Parkinson’s Research dated December 23, 2015.

8.	Research Community Services Agreement by and between 23andMe, Inc. and the Milken Institute dated November 18, 2015.

9.	Master Services Agreement between 23andMe, Inc. and Proctor & Gamble Company dated December 19, 2014.

10.	23andMe Research Agreement by and between 23andMe, Inc. and Reset Therapeutics, Inc. dated September 22, 2014.

11.	Research Accelerator Agreement by and between Pfizer, Inc. and 23andMe, Inc. dated August 28, 2014.

12.	Research Community Agreement by and between Pfizer, Inc. and 23andMe, Inc. dated November 5, 2013.

13.	23andMe Research Accelerator Agreement by and between 23andMe, Inc. and Biogen Idec MA Inc. dated November 18, 2014.

Existing Academic Agreements

1.	23andMe Academic Research Services Agreement by and among 23andMe, Inc., National Bureau of Economic Research and Stockholm School of Economics dated May 31, 2017.

2.	23andMe Academic Research Services Agreement by and between 23andMe, Inc. and Children’s Hospital Medical Center d/b/a Cincinnati Children’s Hospital Medical Center dated March 19, 2018.

3.	23andMe Research Services Agreement by and between 23andMe, Inc. and NorthShore University HealthSystem d/b/a NorthShore University HealthSystem Research Institute dated March 14, 2018.

4.	Research Data Transfer Agreement by and between King’s College London and 23andMe, Inc. dated July 1, 2015.

5.	Research Data Transfer Agreement by and between The Council of the Queensland Institute of Medical Research and 23andMe, Inc. dated July 2, 2015.

6.	Data Transfer Agreement by and between 23andMe, Inc. and Cornell University, New York University and Erasmus University of Rotterdam dated February 11, 2013.

7.	Data Transfer Agreement by and between 23andME, Inc. and COPSAC, Copenhagen University dated August 18, 2013.

8.	23andMe Academic Research Agreement by and between The Regents of the University of Minnesota and 23andMe, Inc. dated April 16, 2018.

9.	23andMe Academic Research Agreement by and between The Chancellor, Masters and Scholars of the University of Oxford and 23andMe, Inc. dated October 19, 2016.

10.	Research Collaboration Agreement by and between The Board of Trustees of the Leland Stanford Junior University and 23andMe, Inc. dated November 7, 2016.

11.	23andMe Academic Research Agreement by and among the California Institute of Technology and Howard Hughes Medical Institute and 23andMe, Inc. dated January 17, 2017.

12.	23andMe Academic Research Agreement by and between University Medical Center Schleswig-Holstein dated June 13, 2017.

13.	23andMe Academic Research Agreement by and between The Board of Trustees of the Leland Stanford Junior University and 23andMe, Inc. dated July 13, 2017.

14.	23andMe Academic Research Agreement by and between The Broad Institute, Inc. and 23andMe, Inc. dated October 11, 2017.

15.	23andMe Academic Research Agreement by and between the University of Luxembourg and 23andMe, Inc. dated November 20, 2017.

16.

23andMe Academic Research Agreement by and between Karolinska Institutet, Department of Medical Epidemiology and Biostatistics and Department of and Medical Biochemistry and Biophysics dated January 22, 2018.

17.	23andMe Academic Research Agreement by and between Karolinska Institute and 23andMe, Inc. dated February 1, 2018.

18.	23andMe Academic Research Agreement by and between National Institute on Aging and 23andMe, Inc., dated January 26, 2018.

19.	Research Portal Data Transfer Agreement by and between The Chancellor, Masters and Scholars of the University of Cambridge of the Old Schools and 23andMe, Inc. dated May 1, 2014.

20.	23andMe Academic Research Agreement by and between Aarhus University and 23andMe, Inc. dated May 21, 2018.

21.	23andMe Academic Research Agreement by and between Vanderbilt University and 23andMe, Inc. dated April 16, 2018.

22.	23andMe Academic Research Agreement by and between Vanderbilt University Medical Center and 23andMe, Inc. dated June 18, 2018.

23.	23andMe Academic Research Agreement by and between Academic Medical Centre and 23andMe, Inc. dated April 23, 2018.

24.	Academic Research Collaboration Agreement by and between the Regents of University of Colorado dated September 20, 2016.

25.	23andMe Research Agreement by and between University of Queensland and 23andMe, Inc. dated January 26, 2018.

26.	Research Data Transfer Agreement by and between Vrije Universiteit, Amsterdam and 23andMe, Inc. dated July 11, 2017

27.	23andMe Data Transfer Agreement by and between Queen Mary University of London and 23andMe, Inc. dated June 18, 2018.

28.	23andMe Data Transfer Agreement by and between The McLean Hospital Corporation, d/b/a McLean Hospital and 23andMe, Inc. dated May 25, 2018.

29.	23andMe Academic Research Agreement by and between 23andMe, Inc. and National Bureau of Economic Research, dated August 29, 2016.

30.	Data Transfer Agreement by and between 23andMe, Inc. and University of Exeter, dated June 25, 2018.

31.	Data Transfer Agreement by and between 23andMe, Inc. and University of Otago, dated June 18, 2018.

Academic Agreements under negotiation

1.	23andMe Academic Research Agreement by and between University of California, San Diego and 23andMe.

2.	23andMe Academic Research Agreement by and between The National Bureau of Economic Research and 23andMe.

3.	Academic Research Agreement by and between Vanderbilt University and 23andMe.

4.	Academic Research Agreement by and between Stanford University and 23andMe.

5.	Academic Research Agreement by and between McGill University and 23andMe.

6.	Academic Research Agreement by and between Helmholtz Zentrim Munich and 23andMe.

7.	Academic Research Agreement by and between Helmholtz Zentrim Munich and 23andMe.

8.	Academic Research Agreement by and between University of Luebeck and 23andMe.

9.	Academic Research Agreement by and between Vrije University and 23andMe.

10.	Research Service Agreement by and between the University of Otago and 23andMe.

11.	Data Transfer Agreement by and between Hospital for Sick Children and 23andMe.

12.	Data Transfer Agreement by and between Brigham and Women’s Hospital and 23andMe.

Letters of Support

1.	23andMe Letter of Support for Dr. Alan Sanders of Northshore University Health System NIH R01 grant application “Female Sexual Orientation GWAS” dated August 11, 2017.

2.

23andMe Letter of Support for Dr. Alexis Walker of Center for Bridging Infectious Disease, Genomics and Society, Johns Hopkins University for NHGRI funding for research proposal on Social and Ethical Issues in the Genomics Startup Industry dated May 18, 2018.

3.

23andMe Letter of support for Chunyan He, ScD of University of Kentucky College of Medicine for R01 application entitled “Genetic Underpinnings of Menopausal Vasomotor Symptoms and Breast Cancer” dated September 28, 2017.

4.	23andMe Letter of Support for Drs. Stephen Montgomery and Michael Snyder for development of genome, epigenome and transcriptome site as part of the NIH’s MoTrPAC initiative dated March 14, 2016.

5.	23andMe Letter of Support for Degui Zui of University of Texas Health Science Center at Houston for NIH grant application entitled “Scalable Methods for Identity by Descent” dated June 2, 2017.

6.

23andMe Letter of Support for Prof. Dr. Caroline C. W. Klaver, MD, PhD of Erasmus Medical Center for a Horizon 2020—ERC consolidator grant for join analyses of 23andMe cohort and CREAM consortium dated May 7, 2014.

7.	23andMe Letter of Support for Dr. John Perry for CRUK Grand challenge application dated April 11, 2018.

8.

23andMe Letter of Support for Nancy Saccone of Washington University School of Medicine for NIH grant application entitled “Cannabis Use and its Medical Risks and Benefits: Leveraging Mobile Technologies and Consumer Genomics” dated July 13, 2018.

9.	23andMe Letter of Support for Prof. Ray Dorsey of University of Rochester Medical Center for partnership for virtual natural history cohort study dated November 10, 2017.

Schedule 2.6(c)

23andMe Permitted Activities

Part 1 – General Permitted Activities

1.

Activities conducted in connection with consumer-facing products (that are not over-the-counter or prescription therapeutic products) and services (including where such consumer-facing products require regulatory approval or clearance from the FDA).

2.

Data collection and analysis activities (including the conduct of surveys and customer recruitment activities) conducted for the purposes of increasing or enhancing the 23andMe Databases generally or with respect to individuals with specific genotypes or phenotypes.

3.

Collaborations with academic and other third parties existing or under negotiation as of the Effective Date, including the agreements listed on Part 2 of this Schedule 2.6(c), (including activities that are the subject of any grant application submitted prior to the Execution Date), and activities directed to publications arising from such agreements and grant applications. These agreements include (A) data transfer agreements, (B) research services agreements, (C) academic research collaboration agreements, including grant funding agreements, and (D) letters of support provided by 23andMe in connection with individual academic grant applications for provision of 23andMe data for specified research projects.

4.

Activities (including generation and provision of data sets) in support of publications by 23andMe or academics, including replication studies/analysis for the purposes of verification of Target information already generated by such academics and included in such publications.

5.	Future academic collaborations in accordance with Section 2.7.

Part 2 – Existing Collaboration Agreements

Expired Academic Agreements

1.	Research Agreement by and between University of Bristol and 23andMe, Inc. dated October 10, 2010.

2.	Consortium Agreement by and between The Trustees of Indiana University and 23andMe, Inc. dated October 3, 2011.

3.	Collaboration Agreement by and between Imperial College of Science, Technology, and Medicine and 23andMe, Inc. dated October 27, 2010.

4.	Material Transfer Agreement by and between Scripps Health d/b/a Scripps Genomic Medicine and 23andMe, Inc. dated July 1, 2013.

5.	Consortium Agreement by and between The Trustees of Indiana University and 23andMe, Inc. dated July 8, 2013.

6.	Data Transfer Agreement by and between The Broad Institute, Inc. and 23andMe, Inc. dated June 26, 2013.

7.	Data Transfer Agreement by and between The Broad Institute, Inc. and 23andMe, Inc. dated June 26, 2013.

8.	Consortium Agreement by and between Columbia University and 23andMe, Inc. dated August 25, 2014.

9.	Academic Research Agreement by and between The Jewish General Hospital and 23andMe, Inc. dated March 26, 2015.

10.	Mutual Non-Disclosure Agreement by and between Anne Chang, MD and 23andMe, Inc. dated July 1, 2013.

11.	Research Portal Data Transfer Agreement by and between Karolinska Institutet and 23andMe, Inc. dated September 26, 2013.

12.	Research Portal Data Transfer Agreement by and between University of Bonn and 23andMe, Inc. dated January 27, 2014.

13.	Research Portal Data Transfer Agreement by and between Copenhagen Studies on Asthma in Childhood (COPSAC) and 23andMe, Inc. dated January 15, 2014.

14.	Research Portal Data Transfer Agreement by and between University of Bonn and 23andMe, Inc. dated January 27, 2014.

15.	Data Transfer Agreement by and between The University of Queensland ABN and 23andMe, Inc. dated April 7, 2016.

16.	Research Portal Data Transfer Agreement by and between Vanderbilt University and 23andMe, Inc. dated April 14, 2014.

17.	Research Portal Data Transfer Agreement by and between Helmholtz Zentrum Muchen Deutsches Forschungzentrum fur Gesundheit und Umwelg (GmbH) and 23andMe, Inc. dated April 29, 2014.

18.	Research Portal Data Transfer Agreement by and between University of California, San Diego and 23andMe, Inc. dated June 4, 2014.

19.	Research Portal Data Transfer Agreement by and between University of Oslo and 23andMe, Inc. dated April 30, 2014.

20.	Research Portal Data Transfer Agreement by and between University of Pittsburgh and 23andMe, Inc. dated May 2, 2014.

21.	Research Portal Data Transfer Agreement by and between The J. David Gladstone Institutes and 23andMe, Inc. dated May 2, 2014.

22.	Research Portal Data Transfer Agreement by and between Howard Hughes Medical Institute, The Board of Trustees of the Leland Stanford Junior University, and 23andMe, Inc. dated June 9, 2014.

23.	Data Transfer Agreement by and between University of Bristol and 23andMe, Inc. dated June 22, 2012.

24.	Research Portal Data Transfer Agreement by and between The Chancellor, Masters, and Scholars of the University of Cambridge of The Old Schools and 23andMe, Inc. dated June 23, 2014.

25.	Research Data Transfer Agreement by and between Monell Chemical Senses Center and 23andMe, Inc. dated July 3, 2014.

26.	Research Data Transfer Agreement by and between The Council of the Queensland Institute of Medical Research dated July 10, 2014.

27.	23andMe Academic Research Agreement by and between University of Queensland and 23andMe, Inc. dated July 30, 2015.

28.	Research Data Transfer Agreement by and between University Medical Center Groningen and 23andMe, Inc. dated April 8, 2014.

29.	Research Data Transfer Agreement by and between New York Genome Center and 23andMe, Inc. dated August 18, 2014.

30.	Amendment No.1 to the 23andMe Data Transfer Agreement by and between University of Exeter and 23andMe, Inc. dated May 12, 2016.

31.	23andMe Academic Research Agreement by and between Harvard School of Public Health and 23andMe, Inc. dated September 2, 2015.

32.	Statement of Work #2 to the 23andMe Academic Research Agreement by and between Harvard School of Public Health and 23andMe, Inc. dated May 2, 2016.

33.	Data Transfer Agreement by and between The Council of the Queensland Institute of Medical Research and 23andMe, Inc. dated September 19, 2012.

34.	Statement of Work #2 to the 23andme Academic Research Agreement by and between the Jewish General Hospital dated October 6, 2016.

35.	Research Data Transfer Agreement by and between The Board of Trustees of the Leland Stanford Junior University and 23andMe, Inc. dated November 5, 2014.

36.	Data Transfer Agreement by and between University of Groningen and 23andMe, Inc. dated December 7, 2012.

37.	23andMe Academic Research Agreement by and between The Regents of The University of California, San Francisco and 23andMe, Inc. dated December 16, 2015.

38.	Research Portal Data Transfer Agreement by and between Brigham and Women’s Hospital dated January 6, 2015.

39.	23andMe Academic Research Agreement by and between The Regents of The University of California and 23andMe, Inc. dated March 2, 2016.

40.	Research Portal Data Transfer Agreement by and between The Council of the Queensland Institute of Medical Research and 23andMe, Inc. dated April 5, 2013.

41.	Research Data Transfer Agreement by and between Children’s Hospital Center Medical Center d/b/a Cincinnati Children’s Hospital Medical Center and 23andMe, Inc. dated April 23, 2015.

42.

Research Portal Data Transfer Agreement by and between King’s College, London, Stanford University, Columbia University, University of North Carolina, University of Heidelberg, Germany, University of Queensland, Australia, Massachusetts General Hospital and Harvard University, and 23andMe, Inc. dated December 3, 2013.

43.	Data Transfer Agreement by and between University of Bristol and 23andMe, Inc. dated May 16, 2013.

44.	Data Transfer Agreement by and between The Regents of the University of Michigan and 23andMe, Inc. dated June 4, 2013.

45.	Data Transfer Agreement by and between The Queensland Institute of Medical Research and 23andMe, Inc. dated June 13, 2013.

46.	Research Portal Data Transfer Agreement by and between Albert Einstein College of Medicine and 23andMe, Inc. dated June 19, 2013.

Schedule 4.1

Initial Target Discovery Plan Outline

The following outlined plan is intended to cover the first [***] following the Effective Date (post formation of the JRC).

1.	[***]

2.	[***]

(a)	[***]

(b)	[***]

(c)	[***]

(d)	[***]

(e)	[***]

(f)	[***]

(g)	[***]

3.	[***]

(a)	[***]

(b)	[***]

(c)	[***]

4.	[***]

(a)	[***]

5.	[***]

(a)	[***]

Schedule 4.5

Material Benefit Events

•	[***]

•	[***]

•	[***]

Schedule 5.1(c)

Data Package Requirements

[***]

Schedule 5.8

Animal Welfare

[***]

Schedule 10.5

Joint Venture Principles

•

The JV model would only apply to Joint Products in the Shared Territory with respect to which GSK is the Lead Party. Discretionary Programs, Joint Products for which 23andMe is the Lead Party, and Joint Products in Rest of World, even if profit sharing is in effect in the Shared Territory) are excluded from the JV-related provisions of this Agreement.

•

During the Profit Sharing Term, and provided the Non-Lead Party has not exercised its Commercialization Exit Option, for each Joint Product, the JV’s profit or loss for such Joint Product in the Shared Territory shall be allocated between the Parties equally, or if applicable based on their Adjusted Percentages, as set forth in Section 5.5(e).

•

With respect to a Joint Product in the Shared Territory, for the first such Joint Product in the first Joint Development Program, the Lead Party may not invoice the Non-Lead Party for its share of any JV losses but shall carry forward such Losses (“Carried Losses”) to future Calendar Quarters until such time as there are sufficient profits to offset total losses to date. During the period in which the Lead Party has any Carried Losses, it may deduct from any payments due to the Non-Lead Party under this Agreement some or all of the Carried Losses. On any subsequent Joint Products, the Non-Lead Party shall bear its share of losses at all times, unless otherwise expressly provided in this Agreement.

•	The Parties will use all reasonable efforts to create a JV without creating material cost to either Party. GSK would have decision making authority (regardless of 23andMe’s Adjusted Percentage).

•	The P&L’s for the JVs would roll up within GSK.

•	There would need to be language that states the JV directors would have the ability to invest profits and distribute dividends at their discretion

•	The bylaws of any JV formed pursuant to Section 10.5 shall provide that (it being understood that if the Parties cannot so agree on such bylaws, in good faith, then such JV shall not be formed):

•	Any re-investments of profits will be solely in the Joint Development Program for which the applicable JV was formed

•	Each Party’s ownership interest in the JV may be freely transferred by such Party, at its sole discretion, upon [***] days’ prior written notice to the other Party.

•

The JV shall distribute to the shareholders an amount equal to the aggregate amount of Readily Available Cash held by the JV in excess of a reasonable minimum Base Cash Amount on the date on which such dividend is paid. The JV shall only be required to declare and/or pay dividends to the extent that it has sufficient distributable reserves to do so.

•	“Readily Available Cash” and “Base Cash” definitions will be agreed by the Parties prior to the formation of the JV and included in the bylaws of the JV.

•	Sales outside of the Shared Territory will be managed outside of the JV structure

Schedule 10.17(a)

Invoicing Information

1.	Invoices to GSK. [***]

[***]

2.	23andMe Bank Details Format.

[***]

3.	Invoices to 23andMe. [***]

[***]

4.	GSK Bank Details Format

[***]

Schedule 14.1(a)

Form of Material Transfer Record

Material Transfer Record

From:             [•]

To:                 [•]

We refer to the Collaboration Agreement dated July 24, 2018 (the “Agreement”) between GlaxoSmithKline Intellectual Property (No.3) Limited and 23andMe, Inc.

The Materials described below are supplied by [•] to [•] subject to the terms and conditions set out in the Agreement.

Material name

Material type/description

Amount supplied

Approved use

By:

For and on behalf of [•] as the Materials Transferring Party

Date material sent /provided

By:

For and on behalf of [•] as the Materials Receiving Party

Date material received

Schedule 14.8

Data Integrity Practices

1.	[***]

(a)	[***]

(b)	[***]

(c)	[***]

(d)	[***]

(e)	[***]

(f)	[***]

2.	[***]

3.	[***]

4.	[***]

(a)	[***]

(b)	[***]

(c)	[***]

(d)	[***]

(e)	[***]

(f)	[***]

(g)	[***]

(h)	[***]

5.	[***]

(a)	[***]

(b)	[***]

(c)	[***]

[***]

[***]

[***]

[***]

•	[***]

•	[***]

•	[***]

•	[***]

•	[***]

•	[***]

•	[***]

•	[***]

[***]

6.	[***]

(a)	[***]

(i)	[***]

(ii)	[***]

(iii)	[***]

(1)	[***]

(A)	[***]

(B)	[***]

(C)	[***]

(2)	[***]

(A)	[***]

(B)	[***]

(C)	[***]

(D)	[***]

(E)	[***]

(iv)	[***]

(v)	[***]

(1)	[***]

(A)	[***]

(B)	[***]

[***]

(2)	[***]

(3)	[***]

(vi)	[***]

(1)	[***]

(A)	[***]

(B)	[***]

(C)	[***]

(D)	[***]

(vii)	[***]

(1)	[***]